EXHIBIT 4


                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                      CHASE MANHATTAN MORTGAGE CORPORATION,

                                    Servicer,

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                    Servicer,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                     Trustee



                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2004



                          GSAA HOME EQUITY TRUST 2004-5


                           ASSET-BACKED CERTIFICATES,
                                  SERIES 2004-5

                                TABLE OF CONTENTS

Page
----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01        Definitions.............................................................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01        Conveyance of Mortgage Loans............................................................
Section 2.02        Acceptance by the Trustee of the Mortgage Loans.........................................
Section 2.03        Representations, Warranties and Covenants of Each Servicer..............................
Section 2.04        [Reserved]..............................................................................
Section 2.05        Execution and Delivery of Certificates..................................................
Section 2.06        REMIC Matters...........................................................................
Section 2.07        Representations and Warranties of the Depositor.........................................
Section 2.08        Enforcement of Responsible Party and Purchaser Obligations..............................
Section 2.09        First Nevada Mortgage Loan Obligations..................................................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01        Servicers to Service Mortgage Loans.....................................................
Section 3.02        Subservicing Agreements between a Servicer and Subservicers.............................
Section 3.03        Successor Subservicers..................................................................
Section 3.04        Liability of the Servicers..............................................................
Section 3.05        No Contractual Relationship between Subservicers and the Trustee........................
Section 3.06        Assumption or Termination of Subservicing Agreements by Trustee.........................
Section 3.07        Collection of Certain Mortgage Loan Payments............................................
Section 3.08        Subservicing Accounts...................................................................
Section 3.09        Collection of Taxes, Assessments and Similar Items; Escrow Accounts.....................
Section 3.10        Collection Accounts.....................................................................
Section 3.11        Withdrawals from the Collection Accounts................................................
Section 3.12        Investment of Funds in the Collection Accounts and the Distribution Account.............
Section 3.13        Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage.............
Section 3.14        Enforcement of Due-on-Sale Clauses; Assumption Agreements...............................
Section 3.15        Realization upon Defaulted Mortgage Loans...............................................
Section 3.16        Release of Mortgage Files...............................................................
Section 3.17        Title, Conservation and Disposition of REO Property.....................................
Section 3.18        Notification of Adjustments.............................................................
Section 3.19        Access to Certain Documentation and Information Regarding the Mortgage Loans............
Section 3.20        Documents, Records and Funds in Possession of the Servicers to Be Held for the
                      Trustee...............................................................................
Section 3.21        Servicing Compensation..................................................................
Section 3.22        Annual Statement as to Compliance.......................................................
Section 3.23        Annual Independent Public Accountants' Servicing Statement; Financial Statements........
Section 3.24        Trustee to Act as Servicer..............................................................
Section 3.25        Compensating Interest...................................................................
Section 3.26        Credit Reporting; Gramm-Leach-Bliley Act................................................
Section 3.27        Excess Reserve Fund Account; Distribution Account.......................................
Section 3.28        Optional Purchase of Delinquent Mortgage Loans..........................................
Section 3.29        Transfer of Servicing for the Fremont Mortgage Loans....................................

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

Section 4.01        Advances................................................................................
Section 4.02        Priorities of Distribution..............................................................
Section 4.03        Monthly Statements to Certificateholders................................................
Section 4.04        Certain Matters Relating to the Determination of LIBOR..................................
Section 4.05        Allocation of Applied Realized Loss Amounts.............................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01        The Certificates........................................................................
Section 5.02        Certificate Register; Registration of Transfer and Exchange of Certificates.............
Section 5.03        Mutilated, Destroyed, Lost or Stolen Certificates.......................................
Section 5.04        Persons Deemed Owners...................................................................
Section 5.05        Access to List of Certificateholders' Names and Addresses...............................
Section 5.06        Maintenance of Office or Agency.........................................................

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

Section 6.01        Respective Liabilities of the Depositor and the Servicers...............................
Section 6.02        Merger or Consolidation of the Depositor or a Servicer..................................
Section 6.03        Limitation on Liability of the Depositor, the Servicers and Others......................
Section 6.04        Limitation on Resignation of a Servicer.................................................
Section 6.05        Additional Indemnification by the Servicers; Third Party Claims.........................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01        Events of Default.......................................................................
Section 7.02        Trustee to Act; Appointment of Successor................................................
Section 7.03        Notification to Certificateholders......................................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01        Duties of the Trustee...................................................................
Section 8.02        Certain Matters Affecting the Trustee...................................................
Section 8.03        Trustee Not Liable for Certificates or Mortgage Loans...................................
Section 8.04        Trustee May Own Certificates............................................................
Section 8.05        Trustee's Fees and Expenses.............................................................
Section 8.06        Eligibility Requirements for the Trustee................................................
Section 8.07        Resignation and Removal of the Trustee..................................................
Section 8.08        Successor Trustee.......................................................................
Section 8.09        Merger or Consolidation of the Trustee..................................................
Section 8.10        Appointment of Co-Trustee or Separate Trustee...........................................
Section 8.11        Tax Matters.............................................................................
Section 8.12        Periodic Filings........................................................................
Section 8.13        Tax Classification of the Excess Reserve Fund Account...................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01        Termination upon Liquidation or Purchase of the Mortgage Loans..........................
Section 9.02        Final Distribution on the Certificates..................................................
Section 9.03        Additional Termination Requirements.....................................................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01       Amendment...............................................................................
Section 10.02       Recordation of Agreement; Counterparts..................................................
Section 10.03       Governing Law...........................................................................
Section 10.04       Intention of Parties....................................................................
Section 10.05       Notices.................................................................................
Section 10.06       Severability of Provisions..............................................................
Section 10.07       Assignment; Sales; Advance Facilities...................................................
Section 10.08       Limitation on Rights of Certificateholders..............................................
Section 10.09       Inspection and Audit Rights.............................................................
Section 10.10       Certificates Nonassessable and Fully Paid...............................................
Section 10.11       Waiver of Jury Trial....................................................................


SCHEDULES

Schedule I        Mortgage Loan Schedule
Schedule II       Representations and Warranties of Chase, as Servicer
Schedule III      Representations and Warranties of Countrywide, as Servicer

EXHIBITS

Exhibit A-1       Form of Class A, Class M and Class B Certificates
Exhibit B         Form of Class P Certificate
Exhibit C         Form of Class R Certificate
Exhibit D         Form of Class X Certificate
Exhibit E         Form of Initial Certification of Trustee
Exhibit F         Form of Document Certification and Exception Report of Trustee
Exhibit G         Form of Residual Transfer Affidavit
Exhibit H         Form of Transferor Certificate
Exhibit I         Form of Rule 144A Letter
Exhibit J         Form of Request for Release
Exhibit K         Form of Contents for Each Mortgage File
Exhibit L         Countrywide Reporting Requirements
Exhibit M         Form of Certification to be provided with Form 10-K
Exhibit N         Form of Trustee Certification to be provided to Depositor
Exhibit O         Form of Servicer Certification to be provided to Depositor
Exhibit P         First Nevada Agreement
Exhibit Q         Fremont Agreements

         THIS POOLING AND SERVICING AGREEMENT, dated as of June 1, 2004, is among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation ("Chase"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership ("Countrywide"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

         The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each, a "Trust REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC", respectively). The Class X Certificates and each Class of Offered Certificates (other than the right of each Class of Offered Certificates to receive Basis Risk Carry Forward Amounts) represent ownership of, a regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole Class of residual interest in each of the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Start-up Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 2.06. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests set out below. Each such Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-AV-1, Class LT-AF-2, Class LT-AF-3, Class LT-AF-4, Class LT-AF-5, Class LT-AV-2, Class LT-M-1, Class LT-M-2, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes"). The Class P Certificates represent beneficial ownership of the Prepayment Premiums, each Offered Certificate represents a beneficial ownership of a regular interest in the Upper-Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and the Class X Certificates represent beneficial ownership of a regular interest in the Upper-Tier REMIC and the Excess Reserve Fund Account, which portions of the Trust Fund shall be treated as a grantor trust.

                                                                                                      Corresponding
    Lower-Tier Class       Lower-Tier                                                                  Upper-Tier
     Designation          Interest Rate           Initial Lower-Tier Principal Amount                 REMIC Class
---------------------- -------------------- ----------------------------------------------------- ---------------------
Class LT-AV-1                 (1)             1/4 initial Class Certificate Balance of                   AV-1
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-AV-2                 (1)             1/4 initial Class Certificate Balance of                   AV-2
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-AF-2                 (1)             1/4 initial Class Certificate Balance of                   AF-2
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-AF-3                 (1)             1/4 initial Class Certificate Balance of                   AF-3
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-AF-4                 (1)             1/4 initial Class Certificate Balance of                   AF-4
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-AF-5                 (1)             1/4 initial Class Certificate Balance of                   AF-5
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-M-1                  (1)             1/4 initial Class Certificate Balance of                    M-1
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-M-2                  (1)             1/4 initial Class Certificate Balance of                    M-2
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-B-1                  (1)             1/4 initial Class Certificate Balance of                    B-1
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-B-2                  (1)             1/4 initial Class Certificate Balance of                    B-2
                                              Corresponding Upper-Tier REMIC Regular Interest

Class LT-Accrual              (1)             1/4 Pool Stated Principal Balance plus
                                              1/4 Overcollateralized Amount

Class LT-Group I (SUB)        (1)             .01% initial Group Subordinate Amount of the                N/A
                                              Group I Mortgage Loans

Class LT-Group I              (2)             .01% initial aggregate Stated Principal Balance             N/A
                                              of the Group I Mortgage Loans

Class LT-Group II (SUB)       (1)             .01% initial Group Subordinate Amount of the                N/A
                                              Group II Mortgage Loans

Class LT-Group II             (3)             .01% initial aggregate Stated Principal Balance             N/A
                                              of the Group II Mortgage Loans

Class LT-XX                   (1)             1/2 initial aggregate Stated Principal Balance of           N/A
                                              the Mortgage Loans, less aggregate Initial
                                              Lower-Tier Principal Amounts of Class LT-Group
                                              I(SUB), Class LT-Group II(SUB), Class LT-Group I
                                              and Class LT-Group II Interests.

Class LT-R                    (4)                                    N/A                                  N/A


(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Lower-Tier WAC Cap.

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group I WAC Cap.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group II WAC Cap.

(4) The Class LT-R Interest is the sole Class of residual interest in the Lower-Tier REMIC and it does not have a principal amount or an interest rate.

         The Lower-Tier REMIC shall hold as assets all of the assets included in the Trust Fund other than Prepayment Premiums, the Excess Reserve Fund Account, and the Lower-Tier Regular Interests.

         On each Distribution Date, 25% of the increase in the Overcollateralized Amount will be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 25% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Lower-Tier Principal Amount of its Corresponding Class) and will be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 25% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph.

         All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated (i) 25% to the Class LT-Accrual Interest, (ii) 25% to the LT-Accretion Directed Classes (principal payments shall be allocated among such LT-Accretion Directed Classes in an amount equal to 25% of the principal amounts allocated to their respective Corresponding Classes), until paid in full and (iii) and 50% to Class LT-Group I(SUB) Interest, Class LT-Group I Interest, Class LT-Group II(SUB) Interest, Class LT-Group II Interest and Class LT-XX Interest, (and further allocated among these Lower-Tier Regular Interests in the manner described in the next sentence). As among the Class LT-Group I(SUB) Interest, Class LT-Group I Interest, Class LT-Group II(SUB) Interest, Class LT-Group II Interest and Class LT-XX Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans referred to in clause (iii) of the previous sentence shall be allocated (i) first, to the Class LT-Group I(SUB) Interest and Class LT-Group II(SUB) Interest each from the related Loan Group, so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to .01% of the related Group Subordinate Amount (except that if any such amount is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class LT-Group I(SUB) Interest and Class LT-Group II(SUB) Interest, as applicable, such that the Lower-Tier Subordinated Balance Ratio is maintained); (ii) second, to the Class LT-Group I Interest and the Class LT-Group II Interest, .01% of the principal collected in respect of the related Loan Group; and (iii) third, any remaining amounts of principal shall be distributed to the Class LT-XX Interest. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated
(i) 50% to the Class LT-Accrual Interest (until paid in full) and (ii) 50% to the Class LT-Group I(SUB) Interest, the Class LT-Group II(SUB) Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-XX Interest (and allocated among these Lower-Tier Regular Interest in a manner similar to that described in the immediately preceding sentence).

         Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each LT Accretion Directed Class is equal to 25% of the Class Certificate Balance of its Corresponding Class, (ii) the Class LT-Accrual Interest is equal to 25% of the aggregate Stated Principal Balance of the Mortgage Loans plus 25% of the Overcollateralization Amount, (iii) the Class LT-Group I(SUB) Interest is equal to .01% of the Group Subordinate Amount of the Group I Mortgage Loans, (iv) the Class LT-Group II(SUB) Interest is equal to .01% of the Group Subordinate Amount of the Group II Mortgage Loans, (v) the Class LT-Group I Interest is equal to ..01% of the aggregate Stated Principal Balance of the Group I Mortgage Loans,
(vi) the Class LT-Group II Interest is equal to 0.01% of the aggregate Stated Principal Balance of the Group II Mortgage Loans and (vii) the remainder of such Realized Losses shall be applied to the Class LT-XX Interest.

                                Upper-Tier REMIC

         The Upper-Tier REMIC shall issue the following classes of Upper-Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC.



                    Initial Upper-Tier        Upper-Tier
                      Interest Rate      Principal Amount and
                    and Corresponding     Corresponding Class   Corresponding
Upper-Tier Class   Class Pass-Through         Certificate          Class of
  Designation             Rate                  Balance          Certificates
----------------- -------------------- ----------------------- ----------------
Class AV-1                    (1)               $106,867,000     Class AV-1(9)
Class AF-2                    (2)                $67,382,000     Class AF-2(9)
Class AF-3                    (3)                $21,554,000     Class AF-3(9)
Class AF-4                    (4)                $44,497,000     Class AF-4(9)
Class AF-5                    (5)                $26,700,000     Class AF-5(9)
Class AV-2                    (6)                $11,319,000     Class AV-2(9)
Class M-1                     (7)                 $8,669,000     Class M-1(9)
Class M-2                     (7)                 $6,540,000     Class M-2(9)
Class B-1                     (7)                 $5,932,000     Class B-1(9)
Class B-2                     (7)                 $1,825,000     Class B-2(9)
Class X                       (8)                         $0     Class X
Class UT-R                    (9)                         $0     Class R

(1) The Class AV-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus 0.18000% and (ii) the product of (A) the Loan Group I WAC Cap and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

(2) The Class AF-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) 4.73603%, and (ii) the Loan Group I WAC Cap.

(3) The Class AF-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) 5.64670% and (ii) the Loan Group I WAC Cap.

(4) The Class AF-4 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) 5.95000% and (ii) the Loan Group I WAC Cap or (b) after the Optional Termination Date, the lesser of (i) 6.45000% and (ii) the Loan Group I WAC Cap.

(5) The Class AF-5 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) 5.60590% and (ii) the Loan Group I WAC Cap or (b) after the Optional Termination Date, the lesser of (i) 6.10590% and (ii) the Loan Group I WAC Cap.

(6) The Class AV-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) LIBOR plus 0.45000% and (ii) the Loan Group II WAC Cap or (b) after the Optional Termination Date, the lesser of
      (i) LIBOR plus 0.90000% and (ii) the Loan Group II WAC Cap.

(7) Each of the Class M-1, Class M-2, Class B-1 and Class B-2 Interests will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of
      (i) 5.95000% and (ii) the WAC Cap or (b) after the Optional Termination Date, the lesser of (i) 6.45000% and (ii) the WAC Cap.

(8) The Class X Interest has an initial principal balance of $2,889,722, but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the Lower-Tier WAC Cap over the product of (i) 2 and (ii) the weighted average Pass-Through Rate of the Lower-Tier REMIC Interests (other than the Class LT-Group I(SUB) Interest, Class LT Group I Interest, Class LT Group II(SUB) Interest, Class LT Group II Interest and Class LT-XX Interest), where the interest rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest. The Class X Certificates will represent beneficial ownership of the Class X Interest and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Offered Certificates. Such rights of the Class X Certificateholders and Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(9) The Class UT-R Interest is the sole Class of residual interest in the Upper-Tier REMIC. The Class UT-R Interest does not have an interest rate.

(10) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk Carry Forward Amounts.

         The minimum denomination for each Class of the Offered Certificates will be $50,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) each of the Class P and Class R Certificates will be a 100% Percentage Interest in such Class and (b) the Class X Certificates will be a 10% Percentage Interest in such Class.

         Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates........................   All Classes of Certificates
                                                  other than the Physical
                                                  Certificates.

Class A Certificates...........................   Class AV-1, Class AF-2, Class
                                                  AF-3, Class AF-4, Class AF-5
                                                  and Class AV-2 Certificates,
                                                  collectively.

ERISA-Restricted
     Certificates..............................   Physical Certificates and any
                                                  Certificate with a rating
                                                  below the lowest applicable
                                                  permitted rating under the
                                                  Underwriters' Exemption.

Fixed Rate Certificates........................   The Offered Certificates
                                                  (other than the LIBOR
                                                  Certificates).

Group I Certificates...........................   The Class AV-1, Class AF-2,
                                                  Class AF-3, Class AF-4 and
                                                  Class AF-5 Certificates.

Group II Certificates..........................   The Class AV-2 Certificates.

LIBOR Certificates.............................   Class AV-1 and Class AV-2
                                                  Certificates.

Offered Certificates...........................   All Classes of Certificates
                                                  other than the Private
                                                  Certificates.

Physical Certificates..........................   Class X, Class P and Class R
                                                  Certificates.

Private Certificates...........................   Class X, Class P and Class R
                                                  Certificates.

Rating Agencies................................   Moody's and Standard & Poor's.

Regular Certificates...........................   All Classes of Certificates
                                                  other than the Class P and
                                                  Class R Certificates.

Residual Certificates..........................   Class R Certificates.

Subordinated Certificates......................   Class M-1, Class M-2, Class
                                                  B-1 and Class B-2
                                                  Certificates.


                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: The servicing and administration of such Mortgage Loan (i) in the same manner in which, and with the same care, skill, prudence and diligence with which each Servicer generally services and administers similar mortgage loans with similar mortgagors (A) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own mortgage loans or (B) held in the Servicer's own portfolio, whichever standard is higher, and (ii) in accordance with applicable local, state and federal laws, rules and regulations.

         Account: Any of the Collection Account, the Distribution Account, any Escrow Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

         Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

         Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to a Purchase Agreement.

         Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

         Adjustment Date: As to any Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

         Advance: Any P&I Advance or Servicing Advance.

         Advance Facility: A financing or other facility as described in Section 10.07.

         Advancing Person: The Person to whom either Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

         Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Remittance Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

         Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Offered Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

         Appraised Value: With respect to any Mortgage Loan, (i) in the case of a purchase, the least of the sale price of the related Mortgaged Property, its appraised value or its review appraisal value (as determined pursuant to the applicable Underwriting Guidelines) at the time of sale, or (ii) in the case of a refinancing or modification of a Mortgage Loan, the appraised value of the related Mortgaged Property at the time of the refinancing or modification.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

         Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans (excluding Prepayment Premiums) received during the related Prepayment Period together with all Compensating Interest paid in connection therewith; (iv) all amounts received with respect to such Distribution Date as the repurchase price in respect of a Mortgage Loan repurchased by a Responsible Party or the Purchaser as of such Distribution Date; and (v) all proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; reduced by (y) all amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicers, the Depositor or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

         Balloon Loan: Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

         Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

         Basis Risk Carry Forward Amount: With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Offered Certificates is based upon a Loan Group WAC Cap or the WAC Cap, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated at the applicable Uncapped Rate on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates at
(a) with respect to the Group I Certificates (except for the Class AV-1 Certificates), the Loan Group I WAC Cap, (b) with respect to the Class AV-1 Certificates, the product of the Loan Group I WAC Cap and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date, (c) with respect to the Group II Certificates, the product of Loan Group II WAC Cap and a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date, and (d) with respect to each other Class of Offered Certificates, the WAC Cap, as applicable, and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Uncapped Rate for such Class of Certificates for such Distribution Date.

         Basis Risk Payment: For any Distribution Date, an amount equal to the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date; provided, however, that with respect to any Distribution Date, the Basis Risk Payment shall not exceed the Class X Distributable Amount.

         Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

         Book-Entry Certificates: As specified in the Preliminary Statement.

         BPO: A broker's price opinion.

         Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York, New Jersey, Texas, and California, (b) the State in which a Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

         Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all amounts previously distributed to the Holders of Certificates of that Class as payments of principal and in the case of any Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts shall be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X, Class P and Class R Certificates have no Certificate Balance.

         Certificate Group: The Group I Certificates or the Group II
Certificates.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

         Certificate Register: The register maintained pursuant to Section 5.02.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

         Certification: As defined in Section 8.12(b).

         Chase: Chase Manhattan Mortgage Corporation, a New Jersey corporation, and its successors in interest.

         Class: All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

         Class A Certificate Group. Either the Group I Certificates or the Group II Certificates, as applicable.

         Class A Certificates: As specified in the Preliminary Statement.

         Class A Principal Distribution Amount: As of any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (1) approximately 81.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and
(B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

         Class AF-2 Certificates: All Certificates bearing the Class designation of "Class AF-2."

         Class AF-3 Certificates: All Certificates bearing the Class designation of "Class AF-3."

         Class AF-4 Certificates: All Certificates bearing the Class designation of "Class AF-4."

         Class AF-5 Calculation Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the Class AF-5 Certificates and the denominator of which is the aggregate Class Certificate Balance of all of the Group I Certificates, in each case before giving effect to distribution of principal on that Distribution Date.

         Class AF-5 Certificates: All Certificates bearing the Class designation of "Class AF-5".

         Class AF-5 Lockout Distribution Amount: With respect to any Distribution Date, an amount equal to the least of: (A) the product of (i) the applicable Class AF-5 Calculation Percentage for that Distribution Date, (ii) the Class AF-5 Lockout Percentage for that Distribution Date and (iii) the Group I Principal Distribution Amount for that Distribution Date, (B) the outstanding Class Certificate Balance for the Class AF-5 Certificates, or (C) the Group I Principal Distribution Amount for the applicable Distribution Date.

         Class AF-5 Lockout Percentage: For any Distribution Date, the following:

                                                Class AF-5
                            Distribution Date    Lockout
                                 (Months)       Percentage
                            -----------------   ----------
                                 1 to 36        0%
                                 37 to 60       45%
                                 61 to 72       80%
                                 73 to 84       100%
                            85 and thereafter   300%

         Class AV-1 Certificates: All Certificates bearing the Class designation of "Class AV-1."


         Class AV-2 Certificates: All Certificates bearing the Class designation of "Class AV-2."

         Class B-1 Certificates: All Certificates bearing the Class designation of "Class B-1."

         Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), and (D) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 95.40% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

         Class B-2 Certificates: All Certificates bearing the Class designation of "Class B-2."

         Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), and (E) the Class Certificate Balance of the Class B-2 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 96.60% (rounded to two decimal places) of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

         Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

         Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

         Class M-1 Certificates: All Certificates bearing the Class designation of "Class M-1."

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.20% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

         Class M-2 Certificates: All Certificates bearing the Class designation of "Class M-2."

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 91.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

         Class P Certificates: All Certificates bearing the Class designation of "Class P."

         Class R Certificates: All Certificates bearing the Class designation of "Class R."

         Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

         Class X Certificates: All Certificates bearing the Class designation of "Class X."

         Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest or applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

         Class X Interest: The Upper-Tier Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

         Closing Date: June 29, 2004.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Accounts: As defined in Section 3.10(a).

         Compensating Interest: For any Distribution Date, the lesser of (a) the difference between the interest paid by the applicable Mortgagors for the related Prepayment Period in connection with voluntary Principal Prepayments in Full by the Mortgagors (excluding any payments made upon liquidation of any Mortgage Loan) and thirty days' interest on the related Mortgage Loans, and (b) the amount of the Servicing Fee payable to the applicable Servicer for such Distribution Date.

         Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

         Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place Santa Ana, California 92705-4934, Attn: Trust Administration-GS0405, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

         Corresponding Class: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

    Lower-Tier                Upper-Tier                  Corresponding
Class Designation          Regular Interest           Class of Certificates
-----------------          ----------------           ---------------------
  Class LT-AV-1               Class AV-1                    Class AV-1
  Class LT-AV-2               Class AV-2                    Class AV-2
  Class LT-AF-2               Class AF-2                    Class AF-2
  Class LT-AF-3               Class AF-3                    Class AF-3
  Class LT-AF-4               Class AF-4                    Class AF-4
  Class LT-AF-5               Class AF-5                    Class AF-5
  Class LT-M-1                 Class M-1                    Class M-1
  Class LT-M-2                 Class M-2                    Class M-2
  Class LT-B-1                 Class B-1                    Class B-1
  Class LT-B-2                 Class B-2                    Class B-2

         Countrywide: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest.

         Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

         Cut-off Date: June 1, 2004.

         Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

         Data File: As defined in Section 4.03(f).

         Data File Delivery Date: As defined in Section 4.03(f).

         Data Tape Information: The information provided by a Responsible Party as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the related Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date;
(16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note;(21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the Mortgage Interest Rate adjustment period;
(32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan has been modified; (36) the one-year payment history; (37) the Due Date for the first Scheduled Payment; (38) the original Scheduled Payment due; (39) with respect to the related Mortgagor, the debt-to-income ratio; (40) the Appraised Value of the Mortgaged Property; (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (42) the MERS identification number; and (43) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

         Deleted Mortgage Loan: Any Mortgage Loan permitted to be removed from the Trust Fund pursuant to any Responsible Party Agreement as a result of a breach of representation or warranty or a document defect.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

         Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's and A-1 by Standard & Poor's.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of GSAA Home Equity Trust 2004-5 Asset-Backed Certificates, Series 2004-5." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2004.

         Document Certification and Exception Report: The report attached to Exhibit F hereto.

         Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

         Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

         Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's and P-1 by Moody's (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicers) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         ERISA-Restricted Certificate: As specified in the Preliminary
Statement.

         Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

         Escrow Payments: As defined in Section 3.09(b) of this Agreement.

         Event of Default: As defined in Section 7.01.

         Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

         Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of GSAA Home Equity Trust 2004-5, Asset-Backed Certificates, Series 2004-5." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Trustee Fee Rate and, for each LPMI Mortgage Loan, the LPMI Rate.

         Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee, plus the aggregate amount determined for each LPMI Mortgage Loan by multiplying the outstanding principal balance thereof by the LPMI Rate.

         Extra Principal Distribution Amount As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

         Fannie Mae: The Federal National Mortgage Association and its successors in interest.

         Fannie Mae Guides: The Fannie Mae Seller's Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by a Responsible Party as contemplated by the applicable Responsible Party Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in each of the following months:

                                                                  Month of
                                                              Final Scheduled
                                                             Distribution Date

Class AV-1 Certificates...............................           June 2034
Class AV-2 Certificates...............................           June 2034
Class AF-2 Certificates...............................           June 2034
Class AF-3 Certificates...............................           June 2034
Class AF-4 Certificates...............................           June 2034
Class AF-5 Certificates...............................           June 2034
Class M-1 Certificates................................           June 2034
Class M-2 Certificates................................           June 2034
Class B-1 Certificates................................           June 2034
Class B-2 Certificates................................           June 2034
Class X Certificates..................................           June 2034
Class P Certificates..................................           June 2034
Class R Certificates..................................           June 2034

         First Nevada: First National Bank of Nevada, a national banking association, and its successors in interest.

         First Nevada Agreements: The First Nevada Purchase Agreement and the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2004, among the Purchaser, the Depositor and First Nevada, a copy of each of which, without the mortgage loan schedule exhibits, is attached hereto as Exhibit P.

         First Nevada Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to a First Nevada Purchase Agreement and identified as a "First Nevada Mortgage Loan" on the Mortgage Loan Schedule.

         First Nevada Purchase Agreement: The Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004, by and between First Nevada and the Purchaser, solely insofar as the First Nevada Purchase Agreements relate to the First Nevada Mortgage Loans.

         First Nevada Repurchase Price: The "Repurchase Price" as defined in the First Nevada Purchase Agreement.

         Fixed Rate Certificates: As specified in the Preliminary Statement.

         Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan purchased pursuant to the Purchase Agreement.

         Forbearance: As defined in Section 3.07(a).

         Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

         Freddie Mac Guides: The Freddie Mac Seller's & Servicer's Guide and all amendments or additions thereto.

         Fremont: Fremont Investment & Loan, a California state chartered industrial bank, and its successors in interest.

         Fremont Agreements: Collectively, the Fremont Purchase Agreement and the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2004, among the Purchaser, the Depositor and Fremont, a copy of each of which, without the mortgage loan schedule exhibits, is attached hereto as Exhibit Q.

         Fremont Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to a Fremont Purchase Agreement and identified as a "Fremont Mortgage Loan" on the Mortgage Loan Schedule.

         Fremont Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004, by and between Fremont and the Purchaser, solely insofar as the Fremont Purchase Agreement relates to the Fremont Mortgage Loans.

         Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

         Group I Certificates: The Class AV-1, Class AF-2, Class AF-3, Class AF-4, Class and Class AF-5 Certificates, collectively.

         Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

         Group I Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, (x) the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and
(y) the denominator of which is the Principal Remittance Amount for such Distribution Date.

         Group I Principal Distribution Amount: For any Distribution Date, the Group I Principal Allocation Percentage of the portion of the Principal Distribution Amount distributable on the Class A Certificates on that Distribution Date.

         Group II Certificates: The Class AV-2 Certificates.

         Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

         Group II Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, (x) the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and (y) the denominator of which is the Principal Remittance Amount for such Distribution Date.

         Group Subordinate Amount: For any Distribution Date and (i) the Group I Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans for the preceding Distribution Date over the aggregate Class Certificate Balance of the Group I Certificates after giving effect to distributions on such preceding Distribution Date and (ii) the Group II Mortgage Loans, the excess of the aggregate Stated Principal Balance of the Group II Mortgage Loans for the preceding Distribution Date over the Class Certificate Balance of the Group II Certificates after giving effect to distributions on such preceding Distribution Date.

         Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

         Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Interest Accrual Period: With respect to each Class of LIBOR Certificates and each corresponding Class of Lower-Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date), and with respect to each Class of Fixed Rate Certificates and each corresponding Class of Lower-Tier Regular Interest and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. For purposes of computing interest accruals on each Class of LIBOR Certificates, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days. For purposes of computing interest accruals on each Class of Fixed Rate Certificates, each Interest Accrual Period has 30 days in such period and each year is assumed to have 360 days.

         Investment Account: As defined in Section 3.12(a).

         Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

         Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

         LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

         LIBOR Certificates: As specified in the Preliminary Statement.

         LIBOR Determination Date: With respect to any Interest Accrual Period for each Class of LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

         Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or charged-off in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination.

         Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

         Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

         Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

         Loan Group WAC Cap: The Loan Group I WAC Cap or the Loan Group II WAC Cap, as applicable.

         Loan Group I WAC Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, the product of the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans.

         Loan Group II WAC Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, the product of the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans multiplied by 30 divided the actual number of days in the related Interest Accrual Period.

         Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, at any time, the ratio (expressed as a percentage) of the principal balance of the Mortgage Loan as of the date of determination, to the Appraisal Value of the related Mortgaged Property.

         London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         Lower-Tier Principal Amount: As described in the Preliminary Statement.

         Lower-Tier Regular Interest: Each of the Class LT-AV-1, Class LT-AF-2, Class LT-AF-3, Class LT-AF-4, Class LT-AT-5, Class LT-AV-2, Class LT-M-1, Class LT-M-2, Class LT-B-1, Class LT-B-2 Class LT Group I(SUB), Class LT-Group I, Class LT-Group II(SUB), Class LT-Group II, Class LT-XX and Class LT-Accrual Interests as described in the Preliminary Statement.

         Lower-Tier REMIC: As described in the Preliminary Statement.

         Lower-Tier Subordinated Balance Ratio: The ratio between the Lower-Tier Principal Amounts of the Class LT-Group I(SUB) Interest and Class LT-Group II(SUB) Interest equal to the ratio between the Group Subordinate Amount of the Group I Mortgage Loans and the Group Subordinate Amount of the Group II Mortgage Loans.

         Lower-Tier WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans.

         LPMI Mortgage Loan: Each Mortgage Loan identified on the Mortgage Loan Schedule as having premium payments with respect to the primary mortgage insurance policy for such Mortgage Loan payable by the Trust.

         LPMI Rate: With respect to each LPMI Mortgage Loan, the rate per annum set forth as such on the Mortgage Loan Schedule.

         Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

         Market Value Change Report: A report setting forth changes in property value of the Mortgaged Properties in a format agreed upon by the Servicer and the Depositor.

         MERS: As defined in Section 2.01.

         MERS Designated Mortgage Loan: Mortgage Loans for which (a) the applicable Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the applicable Responsible Party, in accordance with MERS Procedure Manual and (b) the applicable Responsible Party has designated or will designate the Trust as the Investor on the MERS(R) System.

         MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

         MERS(R)System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

         Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

         Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Servicers and the Trustee.

         Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

         Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

         Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

         Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding repurchased Mortgage Loans.

         Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

         Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as
Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date;
(16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the Mortgage Interest Rate adjustment percentage; (32) the Mortgage Interest Rate floor;(33) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (34) a code indicating whether the Mortgage Loan has been modified; (35) the current Loan-to-Value Ratio; (36) the one year payment history; (37) the Due Date for the first Scheduled Payment; (38) the original Scheduled Payment due; (39) with respect to the related Mortgagor, the debt-to-income ratio; (40) the Appraised Value of the Mortgaged Property; (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (42) the MERS identification number; (43) a code indicating whether the Mortgage Loan is a First Nevada Mortgage Loan or a Fremont Mortgage Loan; (44) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (45) a code indicating if the Mortgage loan is an LPMI Mortgage Loan; (46) for each LPMI Mortgage Loan, the LPMI Rate; (47) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; and (48) a field indicating whether such Mortgage Loan is a Home Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor: The obligor(s) on a Mortgage Note.

         Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

         Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

         NIM Issuer: The entity established as the issuer of the NIM Securities.

         NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates.

         NIM Trustee: The trustee for the NIM Securities.

         90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period).

         Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

         Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

         Offered Certificates: As specified in the Preliminary Statement.

         Officer's Certificate: A certificate signed by an officer of a Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee pursuant to this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or a Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of either Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who
(i) is in fact independent of such Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in such Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with such Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

         Optional Termination Date: The date determined as follows:

            (i) The Majority Class X Certificateholder (as evidenced on the records of the Registrar) may cause the Optional Termination Date to occur on the Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10.00% or less of the Cut-off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class X Certificates held by such Holder (or unaffiliated Holders in the aggregate) must represent at least a 10% Percentage Interest in the Class X Certificates); and

            (ii) So long as it is servicing any of the Mortgage Loans, Chase may cause the Optional Termination Date to occur on the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5.00% or less of the Cut-off Date Pool Principal Balance.

         In the event that Chase and the Majority Class X Certificateholder (or the Majority Class X Certificateholder and another Class X Certificateholder) have the call rights described above, at such time as those rights may be exercised, the first Person to provide notice to exercise the call right will have the right to purchase the Mortgage Loans.

         Original Purchase Date: With respect to any Mortgage Loan, April 29, 2004.

         OTS: Office of Thrift Supervision, and any successor thereto.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

         Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Offered Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

         Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

         Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Total Monthly Excess Spread.

         Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         P&I Advance: With respect to any First Nevada Mortgage Loan or Fremont Mortgage Loan or any REO Property related thereto, any advance made by the applicable Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to
Section 4.01.

         Pass-Through Margin: With respect to each Class of LIBOR Certificates, the following percentages: Class AV-1 Certificates, 0.18000% and Class AV-2 Certificates, 0.45000%; except that on the first Distribution Date after the Optional Termination Date, the Pass-Through Margin shall increase for the Class AV-2 Certificates to 0.90000%.

         Pass-Through Rate: For each Class of Certificates and each Lower-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

         Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

         Periodic Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

         Periodic Mortgage Interest Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute minimum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

         Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by a Servicer, the Trustee or any of their respective Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody's and A-1+ by S&P;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's and "AAAm" or "AAAm-G" by Standard & Poor's; and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Physical Certificates: As specified in the Preliminary Statement.

         Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

         Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment that was applied by the applicable Servicer, to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

         Prepayment Period: With respect to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

         Prepayment Premium: Any prepayment premium, penalty or charge collected by the applicable Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note.

         Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

         Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Principal Remittance Amount With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the applicable Servicer on or prior to the related Determination Date or advanced by the applicable Servicer for the related Remittance Date (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicers during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date, (v) [Reserved], and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

         Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

         Private Certificates: As specified in the Preliminary Statement.

         Prospectus Supplement: The Prospectus Supplement, dated June 25, 2004, relating to the Offered Certificates.

         PTCE 95-60: As defined in Section 5.02(b).

         PUD: A planned unit development.

         Purchase Agreement: Any of the First Nevada Purchase Agreement or the Fremont Purchase Agreement, as applicable.

         Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under the Purchase Agreements.

         Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicers.

         Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the related Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

         Record Date: With respect to any Distribution Date, the close of business on the last day of the related Interest Accrual Period; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last day of the month immediately preceding the related Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

         Reference Bank: As defined in Section 4.04.

         Regular Certificates: As specified in the Preliminary Statement.

         Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state statutes.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Opinion: As defined in Section 9.03.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         Remittance Advice Date: The 10th day of each calendar month or the immediately following Business Day if the 10th is not a Business Day.

         Remittance Date: With respect to any Distribution Date, no later than 12:00 PM, Central Time on the Business Day immediately preceding such Distribution Date.

         REO Disposition: The final sale by the applicable Servicer of any REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Reporting Date: The 18th day of each calendar month or the immediately following Business Day if the 18th is not a Business Day.

         Repurchase Price: With respect to any Mortgage Loan, (a) in the case of any Mortgage Loan repurchased by the Purchaser, an amount equal to the sum of
(i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the applicable Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, (A) expenses arising out of the Servicer's or Trustee's, as the case may be, enforcement of the Purchaser's repurchase obligation, to the extent not included in clause (iii), and (B) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (b) in the case of any Mortgage Loan repurchased by the applicable Responsible Party, the "Repurchase Price" as defined in the related Purchase Agreement.

         Request for Release: The Request for Release submitted by a Servicer to the Trustee, substantially in the form of Exhibit J.

         Residual Certificates: As specified in the Preliminary Statement.

         Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

         Responsible Party: First Nevada, with respect to each First Nevada Mortgage Loan and Fremont, with respect to each Fremont Mortgage Loan.

         Responsible Party Agreements: Any of (a) the First Nevada Agreements and (b) the Fremont Agreements, as applicable.

         Responsible Party Servicing Agreement: The Interim Servicing Agreement, dated as of April 1, 2004, between the Purchaser and Fremont.

         Rule 144A Letter: As defined in Section 5.02(b).

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         Securities Act: The Securities Act of 1933, as amended.

         Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

         Senior Specified Enhancement Percentage: As of any date of determination, 18.50%.

         Servicer: Chase with respect to each Fremont Mortgage Loan and Countrywide with respect to each First Nevada Mortgage Loan; provided, however, that when the term "Servicer" is used in this Agreement in connection with the administration of servicing obligations with respect to the Fremont Mortgage Loans, and the related Mortgaged Properties, REO Properties or Mortgage Files, "Servicer" shall mean Fremont prior to the Servicing Transfer Date. As used herein, "successor Servicer" means any successor servicer to the Servicers as servicers under this Agreement.

         Servicer Remittance Report: As defined in Section 4.03(d).

         Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) the performance of its obligations under Sections 3.01, 3.09,
3.13 and 3.15. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and (v) obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the applicable Servicer to perform its obligations under this Agreement. None of the Servicers shall be required to make any Nonrecoverable Servicing Advances.

         Servicing Fee: With respect to each Servicer, each Mortgage Loan serviced by such Servicer and any Distribution Date, an amount equal to the product of (i) one-twelfth of Servicing Fee Rate and (ii) the applicable Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which (i) the Mortgage Loan is serviced by such Servicer under this Agreement and (ii) servicing is transferred. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by such Servicer or as otherwise provided under
Section 3.11.

         Servicing Fee Rate: With respect to each Mortgage Loan, 0.500% per annum.

         Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

         Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Servicer appointed pursuant to Section 7.03) to service the Mortgage Loans properly and effectively.

         Servicing Transfer Date: August 1, 2004.

         Similar Law: As defined in Section 5.02(b).

         60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure and all REO Property.

         Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 1.70% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 3.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GSAA Home Equity Trust 2004-5, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Servicers and the Trustee.

         Standard & Poor's Glossary: The Standard & Poor's LEVELS(R)Glossary, as may be in effect from time to time.

         Start-up Day: As defined in Section 2.06.

         Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

         Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in July 2007, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

         Subordinated Certificates: As specified in the Preliminary Statement.

         Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

         Subservicer: As defined in Section 3.02(a).

         Subservicing Account: As defined in Section 3.08.

         Subservicing Agreements: As defined in Section 3.02(a).

         Tax Service Contract: As defined in Section 3.09(a).

         Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

         Termination Price: As defined in Section 9.01.

         30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on or prior to the date which is 30 days after such payment's Due Date.

         Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of the interest payable to the Classes of Certificates on such Distribution Date pursuant to Section 4.02(a)(i).

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         Transfer Affidavit: As defined in Section 5.02(c).

         Transferor Certificate: As defined in Section 5.02(b).

         Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 32.50% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

-------------------------------------- -----------------------------------------
Distribution Date Occurring In         Loss Percentage
-------------------------------------- -----------------------------------------
July 2007 through June 2008            1.250% for the first month, plus an
                                       additional 1/12th of 0.500% for each
                                       month thereafter (e.g., approximately
                                       1.292% in August 2007)
-------------------------------------- -----------------------------------------
July 2008 through June 2009            1.750% for the first month, plus an
                                       additional 1/12th of 0.400% for each
                                       month thereafter (e.g., approximately
                                       1.783% in August 2008)
-------------------------------------- -----------------------------------------
July 2009 through June 2010            2.150% for the first month, plus an
                                       additional 1/12th of 0.300% for each
                                       month thereafter (e.g., approximately
                                       2.175% in August 2009)
-------------------------------------- -----------------------------------------
July 2010 and thereafter               2.450%
-------------------------------------- -----------------------------------------

         Trust: The express trust created hereunder in Section 2.01(c).

         Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Responsible Party Agreements (solely insofar as the Responsible Party Agreements relate to the Mortgage Loans); and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

         Trust REMIC: Either the Lower-Tier REMIC or the Upper-Tier REMIC, as applicable.

         Trustee: Deutsche Bank National Trust Company, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

         Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

         Trustee Fee Rate: With respect to each Mortgage Loan, 0.0087% per annum.

         Trustee Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

         U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Uncapped Rate: For any Distribution Date, (a) in the case of any Class of LIBOR Certificates, LIBOR for such Distribution Date and the applicable Pass-Through Margin for such Class for such Distribution Date, (b) in the case of the Fixed Rate Certificates on or prior to the Optional Termination Date, as follows: Class AF-2 Certificates, 4.73603%; Class AF-3 Certificates, 5.64670%; Class AF-4 Certificates, 5.95000%; Class AF-5 Certificates, 5.60590%; Class M-1 Certificates, 5.95000%; Class M-2 Certificates, 5.95000%; Class B-1 Certificates, 5.95000%; and Class B-2 Certificates, 5.95000%, and (c) in the case of the Fixed Rate Certificates on the first Distribution Date after the Optional Termination Date and thereafter, as follows: (i) for the Class AF-2 Certificates and the Class AF-3 Certificates Certificates, as set forth in clause (b) above, and (ii) for all other Classes of Fixed Rate Certificates, the rate set forth in clause (b) above plus 50 basis points (0.50%) per annum.

         Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

         Underwriting Guidelines: The underwriting guidelines attached to the applicable Purchase Agreement.

         Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid and (b) interest on such unpaid amount at the applicable Pass-Through Rate (to the extent permitted by applicable law).

         Upper-Tier Regular Interest: As described in the Preliminary Statement.

         Upper-Tier REMIC: As described in the Preliminary Statement.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

         WAC Cap: With respect to the Mortgage Loans as of any Distribution Date a per annum rate equal to the weighted average of the Loan Group I WAC Cap and the Loan Group II WAC Cap, weighted on the basis of the related Group Subordinate Amount.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, together with all rights of the Depositor under the Responsible Party Agreements and the Responsible Party Servicing Agreement (solely insofar as the Responsible Party Agreements and the Responsible Party Servicing Agreement relate to the Mortgage Loans), and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

         (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note (except for up to 0.05% of the Mortgage Notes for which there is a lost note affidavit and the copy of the Mortgage Note) bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Depositor that state law so allows;

            (ii) the original of any guarantee executed in connection with the Mortgage Note;

            (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the applicable Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney), stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the applicable Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee), shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney), stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the applicable Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original or duplicate lender's title policy and any riders thereto or, any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if, copies then certified by the title company;

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided); and

            (ix) original powers of attorney, if applicable, with evidence of recording thereon, if required.

         The Depositor shall use reasonable efforts to assist the Trustee and the applicable Servicer in enforcing the obligations of the Responsible Parties under the Responsible Party Agreements and the Responsible Party Servicing Agreement.

         Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event, for purposes of the Closing Date, one or more lost note affidavits are provided to cover multiple missing Mortgage Notes, the Depositor, shall use reasonable efforts to cause the applicable Responsible Party to deliver to the Trustee the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If the applicable Responsible Party fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify such Responsible Party to take such remedial actions, including, without limitation, the repurchase by the applicable Responsible Party of such Mortgage Loan within 30 days of the Closing Date.

         The Depositor shall use reasonable efforts to cause each Responsible Party to deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 150 days from the Closing Date.

         If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         The Depositor shall use reasonable efforts to cause each Responsible Party to forward to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by such Responsible Party in accordance with the terms of the applicable Responsible Party Agreements. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

         On or prior to the Closing Date, the Depositor shall use reasonable efforts to cause each Responsible Party to deliver to the Trustee Assignments of Mortgages, in blank, for each applicable Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Depositor shall use reasonable efforts to cause each Responsible Party to cause the Assignments of Mortgage with completed recording information to be provided to the related Servicer in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the related Servicer of the fully completed Assignments of Mortgages in recordable form, the related Servicer shall promptly submit or cause to be submitted for recording, at the expense of the applicable Responsible Party pursuant to the applicable Purchase Agreement, at no expense to the Trust Fund, the Trustee or the Depositor in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note or (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan. If the Assignment of Mortgage is to be recorded, the Depositor shall use reasonable efforts to cause the applicable Responsible Party to assign at such Responsible Party's expense, pursuant to the applicable Purchase Agreement to "Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of June 1, 2004, GSAA Home Equity Trust 2004-5." If there is such a defect with respect to a Mortgage Loan, the Trustee shall take such actions, with the Depositor's consent, to enforce the rights of the Trust as "Purchaser" under Section 6.03 of the applicable Purchase Agreement.

         On or prior to the Closing Date, the Depositor shall deliver to the Trustee and each Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, each Servicer and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee and each Servicer.

         In the event, with respect to any Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 180 days of the applicable Original Purchase Date as specified in the applicable Purchase Agreement, the Trustee shall notify the Depositor and the Depositor shall take or cause to be taken such remedial actions under the applicable Purchase Agreement as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the Responsible Party of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the applicable Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the applicable Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the applicable Responsible Party confirming that such document has been accepted for recording.

         Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the applicable Responsible Party shall be deemed to have been satisfied upon delivery by the applicable Responsible Party to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

         (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAA Home Equity Trust 2004-5" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement.

         (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the Responsible Party Agreements) pursuant to Section 2.01(a).

         Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in any of the States of California, Florida or New Jersey, unless otherwise permitted by the Rating Agencies.

         Prior to and as a condition to the Closing, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor and each Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

         On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor and each Servicer an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and each Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and items
(1), (2) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section
2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

         The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

         The Depositor shall use reasonable efforts to cause the applicable Responsible Party to deliver to the related Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause the applicable Responsible Party to deliver, at such Responsible Party's expense pursuant to the related Purchase Agreement, to the related Servicer and in no event shall the related Servicer be responsible for such expense.

         Section 2.03 Representations, Warranties and Covenants of Each Servicer. (a) Chase hereby makes the representations and warranties set forth in
Schedule II hereto to the Depositor and the Trustee as of the Closing Date. Countrywide hereby makes the representations and warranties set forth in
Schedule III hereto to the Depositor and the Trustee as of the Closing Date.

         (b) It is understood and agreed by the Servicers that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Trustee or any of the Servicers of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other; provided that a Servicer need not give notice to the other Servicers.

         (c) [Reserved].

         (d) [Reserved].

         (e) [Reserved].

         (f) [Reserved].

         (g) [Reserved]

         (h) In the event that a Mortgage Loan shall have been repurchased pursuant to any Responsible Party Agreements, the proceeds from such repurchase shall be deposited in the related Collection Account by the applicable Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the applicable Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure or repurchase any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the applicable Servicer or the Trustee on their behalf.

         The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

         Section 2.04 [Reserved].

         Section 2.05 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

         Section 2.06 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Start-up Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is the Distribution Date in June 2034, which is the Distribution Date following the latest Mortgage Loan maturity date. Amounts paid to the Class X Certificates (prior to any reduction for any Basis Risk Payment) shall be deemed paid from the Upper-Tier REMIC in respect of the Class X Interest to the holders of the Class X Certificates prior to distribution of Basis Risk Payments to the Offered Certificates.

         Section 2.07 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and each Servicer that as of the date of this Agreement or as of such date specifically provided herein:

         (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

         (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by each Servicer, and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

         (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

         (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

         (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

         (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or
(ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

         Section 2.08 Enforcement of Responsible Party and Purchaser Obligations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by a Responsible Party or by the Purchaser pursuant to such Responsible Party Agreements, pursuant to the related Responsible Party Agreements, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and the applicable Responsible Party or the Purchaser. The Trustee shall take such action, with the Depositor's consent, with respect to such breach under such Responsible Party Agreements as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

         Section 2.09 First Nevada Mortgage Loan Obligations. In connection with the repurchase of any First Nevada Mortgage Loan pursuant to the First Nevada Agreements, in the event the amount received by the Trustee as the First Nevada Repurchase Price paid by First Nevada to the Trust Fund exceeds the Repurchase Price for such Mortgage Loan, the Trustee shall remit to the Purchaser from the Trust Fund the amount of the excess. The Trustee shall furnish to the Depositor notice of any such repurchases and the amount of the First Nevada Repurchase Price.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01 Servicers to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans serviced by it in accordance with the terms of this Agreement and the respective Mortgage Loans (provided, however that, prior to the Servicing Transfer Date with respect to any Fremont Mortgage Loans, Fremont will service the Fremont Mortgage Loans pursuant to the Responsible Party Servicing Agreement. From and after the Servicing Transfer Date with respect to any Fremont Mortgage Loans, Chase shall service such Mortgage Loans pursuant to this Agreement) to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that such Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

            (iii) such Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the related Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when each Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. Each Servicer shall service and administer the related Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of either Servicer, and furnish to the applicable Servicer and any Subservicer such documents as are necessary or appropriate to enable the applicable Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute any power of attorney furnished to it by the related Servicer in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable each Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of either Servicer or any Subservicers under such powers of attorney.

         (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by each Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         (c) Notwithstanding anything in this Agreement to the contrary, none of the Servicers may make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and neither Servicer shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the applicable Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the start-up day" under the REMIC Provisions, or (iii) except as provided in
Section 3.07(a), waive any Prepayment Premiums.

         (d) Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

         Section 3.02 Subservicing Agreements between a Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with subservicers (each, a "Subservicer"), for the servicing and administration of the related Mortgage Loans ("Subservicing Agreements").

         (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to such Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

         (c) As part of its servicing activities hereunder, each Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which such Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

         Section 3.03 Successor Subservicers. Each Servicer shall be entitled to terminate any Subservicing Agreement to which such Servicer is a party and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

         Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer which is a party to the related Subservicing Agreement shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

         Section 3.04 Liability of the Servicers. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering such Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and the Trustee (or any successor to such Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such related Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor Servicer if the successor Servicer is not the Trustee, shall thereupon assume all of the rights and obligations of such Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

         Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of such Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) such Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor to such Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

         Such Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         Section 3.07 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, each Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, each Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which each Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the applicable Servicer, such default is reasonably foreseeable, the applicable Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "Forbearance"); provided, however, that a Servicer's approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the Offered Certificates. The applicable Servicer's analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of
Section 3.01 shall be reflected in writing in the applicable Servicing File or on the applicable Servicer's servicing records. In addition, notwithstanding the foregoing, each Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in the applicable Servicer's judgment, maximize recoveries on the related Mortgage Loan or if such Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection thereof would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor's rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the applicable Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related Collection Account; provided, however, that the applicable Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan
Schedule in effect at such time.

         (b) Each Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

         Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the related Servicer or remit such proceeds to the related Servicer for deposit in the Collection Account of the related Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

         Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) Each Servicer shall ensure that each of the related Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each Mortgage Loan (each, a "Tax Service Contract") serviced by such Servicer. Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the applicable Servicer's expense in the event that a Servicer is terminated as Servicer of the related Mortgage Loan.

         (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the applicable Servicer undertakes to perform such functions with respect to the Mortgage Loans serviced by such Servicer. To the extent the related Mortgage Loan provides for Escrow Payments, the applicable Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, fire and hazard insurance premiums, condominium charges and comparable items; (ii) reimburse the applicable Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply to the restoration or repair of the Mortgaged Property in accordance with the Section 3.13; (v) transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note; (vi) pay interest to the applicable Servicer and, if required and as described below, to Mortgagors on balances in the Escrow Account; (vii) clear and terminate the Escrow Account at the termination of the applicable Servicer's obligations and responsibilities in respect of the related Mortgage Loans under this Agreement; or (viii) recover amounts deposited in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution. As part of its servicing duties, each Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. Each Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

         Section 3.10 Collection Accounts. (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (each such account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

            (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

         (vii) all Prepayment Premiums collected by such Servicer.

         The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by each Servicer in the related Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding.

         (b) Funds in the Collection Accounts may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Each Servicer shall give notice to the Trustee and the Depositor of the location of the related Collection Account maintained by it when established and prior to any change thereof.

         Section 3.11 Withdrawals from the Collection Accounts. (a) Each Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to the Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse such Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay such Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by such Servicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by such Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in its Collection Account;

            (v) to pay to the applicable Responsible Party, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse such Servicer for (A) any P&I Advance or Servicing Advance previously made which such Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

            (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by such Servicer pursuant to Section 3.15;

            (viii) to reimburse such Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to such Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse such Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to withdraw any amounts deposited in the related Collection Account in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution;

            (xi) to withdraw any amounts held in the related Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse such Servicer for unreimbursed P&I Advances;

            (xii) to invest funds in Permitted Investments in accordance with
      Section 3.12; and

            (xiii) to clear and terminate the related Collection Account upon termination of this Agreement.

         To the extent that a Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

         (b) Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from its Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above. Each Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

         Section 3.12 Investment of Funds in the Collection Accounts and the Distribution Account. (a) Each Servicer may invest the funds in the related Collection Account and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, each of the Collection Accounts and the Distribution Accounts are referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor's direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the related Collection Account and Escrow Account held by or on behalf of the related Servicer, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the related Collection Account and Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the related Servicer, except that no Servicer shall realize any economic benefit from any forced charging of services. Such Servicer shall deposit in the related Collection Account and Escrow Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

         Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by such Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11. If the Mortgagor fails to provide Mortgage Loan hazard insurance coverage after thirty (30) days of Servicer's written notification, the Servicer shall put in place such hazard insurance coverage on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the Servicer on such force placed hazard insurance coverage shall be deemed a Servicing Advance. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, either Servicer determines in accordance with applicable law and pursuant to the Federal Emergency Management Agency Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the applicable Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the applicable Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the applicable Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

         In the event that any Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mae, or
(ii) having a General Policy Rating of A:12 or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Trustee upon request with copies of any such insurance policies and fidelity bond. Each Servicer shall be deemed to have complied with this provision if an Affiliate of the applicable Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in its sole business judgment, a Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer. In connection with any assumption, modification or substitution, such Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Each Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.15 Realization upon Defaulted Mortgage Loans. Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, a Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

         The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse any Servicer for any related unreimbursed P&I Advances, pursuant to
Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

         Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer shall promptly provide the Trustee, with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the Servicer shall determine, consistent with Accepted Servicing Practices, to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the Servicer pursuant to this paragraph or otherwise.

         Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to such Servicer within three
(3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Collection Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of such Servicer and delivery to the Trustee, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the requesting Servicer by regular mail, unless such Servicer requests that the Trustee deliver such Custodial File to such Servicer by overnight courier (in which case such delivery shall be at the Servicer's expense); provided, however, that in the event such Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall use reasonable best efforts to cause the applicable Responsible Party to reimburse such Servicer for any overnight courier charges incurred for the requested Custodial Files.

         Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to any Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to such Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.17 Title, Conservation and Disposition of REO Property. (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee's nominee.

         (b) Each Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee.

         (c) Each Servicer shall use Accepted Servicing Practices to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within the time specified in Section 3.17(h) after title has been taken to such REO Property, unless such Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. The Trustee has no obligation with respect to REO Dispositions.

         (d) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

         (e) Each Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

         (f) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

         (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the applicable Servicer as additional servicing compensation.

         (h) Each Servicer shall use Accepted Servicing Practices to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) such Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) such Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and such Servicer, to the effect that the holding by the Lower Tier REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause either Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. Each Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Lower Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

         Section 3.18 Notification of Adjustments. With respect to each Mortgage Loan, the applicable Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Trustee that a Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in the related Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

         Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The applicable Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon 15 days' (or, if an Event of Default has occurred and is continuing, 3 Business Days') prior written request and during normal business hours at the offices of the applicable Servicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Nothing in this Section 3.19 shall require a Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicers shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

         Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee. Each Servicer shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

         Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to its Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections and as otherwise permitted in Section 3.11. Except as provided in
Section 6.06, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Servicer's responsibilities and obligations under this Agreement; provided, however, that each Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

         (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by a Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Sections 3.09(b)(vi) and 3.11(a)(iv) to withdraw from the related Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

         (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

         Section 3.22 Annual Statement as to Compliance. Each Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2005, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations.

         Section 3.23 Annual Independent Public Accountants' Servicing Statement; Financial Statements. Not later than March 15th of each calendar year commencing in 2005, each Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies, and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of such Servicer which includes an assertion that such Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations.

         Section 3.24 Trustee to Act as Servicer. (a) In the event that either Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall, subject to the rights of the Depositor to appoint a successor servicer pursuant to Section 7.03, thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such predecessor servicer pursuant to Section 3.10 hereof, or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases of Mortgage Loans hereunder, including but not limited to repurchases pursuant to Section 2.03, (iv) responsible for expenses of such Servicer or (v) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.03.

         (b) Every Subservicing Agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

         (c) If either Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

         (d) The applicable Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

         Section 3.25 Compensating Interest. Each Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to Compensating Interest payable by such Servicer for such Remittance Date; provided, however, the Servicer is not required to pay Compensating Interest on any Fremont Mortgage Loan for the period prior to the applicable Servicing Transfer Date.

         Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, each Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to the three national credit repositories, on a monthly basis.

         (b) The Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

         Section 3.27 Excess Reserve Fund Account; Distribution Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to pay to the Offered Certificateholders any Basis Risk Carry Forward Amounts.

         On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Offered Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(E), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(D)) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(F). In the event that the Certificate Balance of any Class of Certificates is permanently reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

         The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of either Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as first distributed by the Trustee to the Class X Certificateholders in respect of the Class X Interest, and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

         Any Basis Risk Carry Forward Amounts paid by the Trustee to the Offered Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of Offered Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Offered Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

         Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

         (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

         In the event that either Servicer shall remit any amount not required to be remitted, such Servicer may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

         In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the Depositor and each Servicer, including, but not limited to, each such party's name, address, and other identifying information.

         Section 3.28 Optional Purchase of Delinquent Mortgage Loans. The Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the applicable Servicer. Upon receipt of such purchase price, the applicable Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor, the Mortgage File relating to the Mortgage Loan being repurchased.

         Section 3.29 Transfer of Servicing for the Fremont Mortgage Loans. Prior to the Servicing Transfer Date, the Depositor shall use reasonable efforts to cause Fremont to comply with each of the servicing transfer requirements set forth in the Responsible Party Servicing Agreement and in accordance with customary industry procedures.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

         Section 4.01 Advances. (a) The amount of P&I Advances to be made by each Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans serviced by such Servicer, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the related Collection Account for distribution on such Remittance Date.

         (b) On each Remittance Date, each Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties serviced by such Servicer for the related Remittance Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection Account on or before any future Remittance Date to the extent required.

         (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

         (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by either Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by either Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Trustee.

         (e) Except as otherwise provided herein, the applicable Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

         Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) to the holders of each Class of Offered Certificates sequentially in the following order of priority:

                  (A) to the Class A Certificates, the related Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for such Distribution Date, with the interest component of Available Funds allocated concurrently in accordance with clauses
            (iv) and (v) of this Section 4.02(a);

                  (B) to the Class M-1 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (C) to the Class M-2 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (D) to the Class B-1 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution Date; and

                  (E) to the Class B-2 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (ii) (A) on each Distribution Date (x) before the Stepdown
            Date or (y) with respect to which a Trigger Event is in effect, to the holders of the Class or Classes of Offered Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount sequentially in the following order of priority:

            (I) Concurrently, but subject to Section 4.02(c) below:

                  (aa) to the Group I Certificates, the Group I Principal
            Allocation Percentage of the Principal Distribution Amount, allocated sequentially in the following order of priority:

                        (1) to the Class AF-5 Certificates, an amount equal to
                  the Class AF-5 Lockout Distribution Amount, and

                        (2) sequentially, to the Class AV-1, Class AF-2, Class
                  AF-3, Class AF-4 and Class AF-5 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; and

                  (bb) to the Group II Certificates, the Group II Principal
            Allocation Percentage of the Principal Distribution Amount, to the Group II Certificates, until their Class Certificate Balance is reduced to zero;

            (II) the portion of the available Principal Distribution Amount remaining after making the distributions set forth in clause
            (a)(ii)(A)(I) above, sequentially to the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  (B) on each Distribution Date (x) on and after the Stepdown
            Date and (y) as long as a Trigger Event is not in effect, to the holders of the Class or Classes of Offered Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, the Principal Distribution Amount in the following amounts and order of priority:

            (I) Concurrently, but subject to Section 4.02(c) below:

                  (aa) to the Group I Certificates, the Group I Principal
            Allocation Percentage of the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially in the following order of priority:

                        (1) to the Class AF-5 Certificates, an amount equal to
                  the Class AF-5 Lockout Distribution Amount, and

                        (2) sequentially, to the Class AV-1, Class AF-2, Class
                  AF-3, Class AF-4 and Class AF-5 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; and

                  (bb) to the Group II Certificates, the Group II Principal
            Allocation Percentage of the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (II) to the extent that either Class A Certificate Group did not receive an amount equal to its respective Class A Principal Distribution Amount in clause (a)(ii)(B)(I) above, to the applicable Class A Certificate Group an amount equal to the lesser of (x) the Principal Distribution Amount minus the amount distributed in clause
            (a)(ii)(B)(I) above and (y) the applicable Class A Principal Distribution Amount minus the amount distributed in clause
            (a)(ii)(B)(I) above to the applicable Class A Certificate Group (allocated in the same order of priority as in clause (a)(ii)(B)(I) above);

            (III) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (a)(ii)(B)(I) and (a)(ii)(B)(II) above and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (IV) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (a)(ii)(B)(I) and (a)(ii)(B)(II) above and to the Class M-1 Certificates in clause (a)(ii)(B)(III) above and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (V) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (a)(ii)(B)(I) and (a)(ii)(B)(II) above, to the Class M-1 Certificates in clause (a)(ii)(B)(III) above and to the Class M-2 Certificates in clause (a)(ii)(B)(IV) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

            (VI) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (a)(ii)(B)(I) and (a)(ii)(B)(II) above, to the Class M-1 Certificates in clause (a)(ii)(B)(III) above, to the Class M-2 Certificates in clause (a)(ii)(B)(IV) above, and to the Class B-1 Certificates in clause (a)(ii)(B)(V) above and (y) the Class B-2 Principal Distribution Amount to the Class B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

            (iii) any amount remaining after the distributions in clauses 4.02(a)(i) and 4.02(a)(ii) above shall be distributed sequentially in the following order of priority:

                  (A) to the holders of the Class M-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (B) to the holders of the Class M-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (C) to the holders of the Class B-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (D) to the holders of the Class B-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (E) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (F) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificate for such Distribution Date to the Offered Certificates in the same order and priority in which Accrued Certificates Interest Distribution Amount is allocated among those Classes of Certificates with the allocation to the Class A Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

                  (G) to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(F); and

                  (H) to the holders of the Class R Certificates, any remaining amount.

            (iv) Solely for purposes of interest allocation calculations, the portion of the interest component of Available Funds attributable to Group I Mortgage Loans will be allocated concurrently:

                  (A) pro rata (based on the accrued and unpaid interest
            distributable pursuant to Section 4.02(a)(i)(A) to the Group I Certificates) to the Class AV-1, Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates, the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class AV-1, Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates; and

                  (B) to the Group II Certificates, the Accrued Certificate
            Interest Distribution Amount and any Unpaid Interest Amounts for the Group II Certificates, to the extent not otherwise previously paid from the interest component of Available Funds attributable to the Group II Mortgage Loans.

            (v) Solely for purposes of interest allocation calculations, the portion of the interest component of Available Funds attributable to Group II Mortgage Loans will be allocated concurrently:

                  (A) to the Group II Certificates, the Accrued Certificate
            Interest Distribution Amount and any Unpaid Interest Amount for the Class AV-2 Certificates; and

                  (B) pro rata to the Group I Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Group I Certificates, to the extent not otherwise previously paid from the interest component of Available Funds attributable to the Group I Mortgage Loans.

         If on any Distribution Date, as a result of the allocation rules set forth in clause (a)(i) above, any Class of Class A Certificates does not receive the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then that unpaid amount shall be recoverable by the holders of those Classes, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero (and is not subsequently increased as a result of any Subsequent Recoveries), that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts.

         (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed to the holders of the Class P Certificates.

         (c) All principal distributions to the Class A Certificates on any Distribution Date shall be allocated pursuant to Section 4.02(a); provided, however, that if the Class Certificate Balance of the Class A Certificates in either Certificate Group is reduced to zero, then the remaining Principal Distribution Amount on such Distribution Date and all subsequent Distribution Dates will be distributed (x) before the Stepdown Date or with respect to which a Trigger Event is in effect, to the Class A Certificates of the other Certificate Group remaining outstanding or (y) on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the Class A Certificates of the other Certificate Group remaining outstanding as needed to meet the applicable Class A Principal Distribution Amount, allocated, in both cases, in the same order of priority as in Section 4.02(a)(ii)(A)(I) and 4.02(a)(ii)(B)(I) until their respective Class Certificate Balances have been reduced to zero. In addition, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M-1, Class M-2, Class B-1, and Class B-2 Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Class Certificate Balances.

         (d) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the Accrued Certificate Interest Distribution Amount to which such Classes would otherwise be entitled on such Distribution Date.

         Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, each Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amount included in such distribution and any remaining Unpaid Interest Amount after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the amount of the Servicing Fees paid to or retained by the Servicers or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

            (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date; (viii) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (ix) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (x) For each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xi) with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xv) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xvi) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

            (xvii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

            (xviii) the amount of Prepayment Premiums during the related Prepayment Period;

            (xix) the amount distributed on the Class X Certificates; and

            (xx) the amount of any Subsequent Recoveries for such Distribution Date.

         (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, each Servicer and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the applicable Servicer or the Responsible Party. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at https:\\www.corporatetrust.db.com and assistance in using the website can be obtained by calling the Trustee's investor relations desk at (800) 735-7777.

         A paper copy of the above statement will also be made available upon request.

         Upon written request from any Certificateholder, the Trustee shall provide the information provided for in Sections 4.03(e) and 4.03(f) to such Certificateholder, at the expense of the requesting Certificateholder. The Trustee's responsibility for providing the information provided for in Sections 4.03(e) and 4.03(f) to the Certificateholders is limited to the availability and timeliness of the information provided by the Servicer. The Trustee shall provide the information provided for in Sections 4.03(e) and 4.03(f) in the same format as received from the Servicer upon request by the Certificateholders. The Trustee shall have no duty or obligation to monitor, review or take any action regarding such information received pursuant to Section 4.03(e) and/or 4.03(f) other than forwarding copies to Certificateholders. The Trustee shall have no liability for the accuracy, completeness or otherwise for such information.

         (c) Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         (d) Not later than the Reporting Date, each Servicer shall furnish to the Trustee a monthly remittance advice statement (in a format mutually agreed upon by such Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month. (The reports provided by the Servicers referred to in this Section 4.03(d), the "Servicer Remittance Report").

         Each Servicer shall furnish to the Trustee, an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, each Servicer shall furnish the corresponding individual loan accounting report (in electronic format) to be received by the Trustee no later than the Reporting Date, which report shall contain the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by such Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to such Servicer during the prior distribution period pursuant to Section 3.11;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

            (vii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

            (viii) with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

            (ix) any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.03(a).

         (e) [Reserved].

         (f) On the 7th Business Day of each month (the "Data File Delivery Date"), Countrywide shall deliver to the Trustee and (subject to the terms of that certain confidentiality agreement, dated as of the Closing Date, among the Depositor, the Purchaser and Countrywide) to the Depositor a Market Value Change Report and a data file incorporating the fields set forth in the data file layout set forth on Exhibit L hereto (the "Data File").

         Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

         The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

         Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Principal Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

         The Depositor hereby directs the Trustee to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to Deutsche Bank National Trust Company, as NIM Trustee, or to such other Person or Persons as the Depositor shall request.

         Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

         No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of the Class X and Class P Certificates to the NIM Issuer or the NIM Trustee, or (ii) a transfer of the Class X and Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and each Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Except with respect to (i) the initial transfer of the Class X and Class P Certificates to the NIM Issuer or the NIM Trustee, or (ii) a transfer of the Class X and Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Depositor, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

         Neither the Class R Certificate nor the Class P Certificate may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to
Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, or either Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

         Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04 Persons Deemed Owners. The Servicers, the Trustee, the Depositor and any agent of a Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee, the Depositor or any agent of a Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

         Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent for such purposes, located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

         Section 6.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and each of the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 6.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each of the Servicers will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Offered Certificates.

         Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor either Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the applicable Servicer shall be entitled to be reimbursed therefor out of the related Collection Account.

         Section 6.04 Limitation on Resignation of a Servicer. None of the Servicers shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of such Servicer, the Depositor and the Trustee or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations hereunder.

         Section 6.05 Additional Indemnification by the Servicers; Third Party Claims. Each Servicer shall indemnify the Depositor and the Trustee and any Affiliate, director, officer, employee or agent of the Depositor and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer of (i) any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by such Servicer, or (iii) the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The applicable Servicer immediately shall notify the Depositor and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor or the Trustee in respect of such claim.

                                  ARTICLE VII

                                     DEFAULT

         Section 7.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events:

         (a) any failure by a Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, or by the Trustee, or to the Servicers, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

         (b) the failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor or by the Trustee, or to the Servicers, the Depositor and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by such Servicer, the cure period may be extended for an additional 30 days upon delivery by such Servicer to the Trustee of a certificate to the effect that such Servicer believes in good faith that the failure or breach can be cured within such additional time period and such Servicer is diligently pursuing remedial action; or

         (c) (1) with respect to Countrywide only, the failure by Countrywide in any month, (i) to deliver to the Trustee and the Depositor the Data File and the Market Value Change Report on the Data File Delivery Date, or (ii) to deliver the Servicer Remittance Report to the Trustee, and in each case such failure continues uncured for more than 30 days after written notice of such failure, or
(2) with respect to Chase only, the failure by Chase in any month to deliver the Servicer Remittance Report to the Trustee, and such failure continues uncured for more than 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Chase by the Depositor, or by the Trustee, or to Chase, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (e) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

         (f) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (g) [Reserved]; or

         (h) any failure of a Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

         (i) [Reserved]; or

         (j) a breach of any representation and warranty of a Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to such Servicer by the Trustee or by the Depositor, or to the Servicers, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

         (k) any reduction, withdrawal or qualification of the servicer rating of a Servicer by any rating agency which results in the inability of a Servicer to act as a primary or special servicer for or any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency.

         If an Event of Default described in clauses (a) through (k) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans serviced by such Servicer and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to such Servicer of the occurrence of an Event of Default described in clauses (b) through (h) and (j) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the applicable Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the applicable Servicer of the default on any Remittance Date on which a Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of a Servicer to make an Advance to the extent required, the Trustee, as successor Servicer, or another successor Servicer shall, prior to the next Distribution Date, immediately make such Advance. Any such notice to a Servicer shall also be given to each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any remedy with respect to clauses (a) or (h) of this Section 7.01 shall be effective only if taken no later than 8:00 AM Eastern time on the Business Day immediately following (i) with respect to clause (a) of this Section 7.01, the date of written notice to the applicable Servicer, or (ii) with respect to clause (h) of this Section 7.01, the related Remittance Date. On and after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to Article VIII. Such Servicer agrees to cooperate with the Trustee in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the related Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

         Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

         Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Trustee gives, and the applicable Servicer receives a notice of termination pursuant to Sections 7.01, the Trustee shall, subject to and to the extent provided in Sections 3.06 and 7.03, and subject to the rights of the Trustee to appoint a successor Servicer, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of such Servicer to make P&I Advances and Servicing Advances as successor Servicer and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by such Servicer of the notice of termination pursuant to Sections 7.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that such Servicer, would have been entitled to charge to its Collection Account if such Servicer, had continued to act hereunder, including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to its Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee as provided herein).

         Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer, as applicable, in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to
Section 4.01 hereof, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer. No such appointment of a successor to a Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to such Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of such terminated Servicer under Section 6.03 hereof, incurred prior to termination of such Servicer under Sections 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided.

         In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the predecessor Servicer from investments. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer, to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         In the event that a Servicer is terminated pursuant to Sections 7.01, such terminated Servicer, shall transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer, shall be paid by the terminated Servicer, promptly upon presentation of reasonable documentation of such costs. If such predecessor Servicer, defaults in its obligations to pay such costs, such costs shall be paid by the successor Servicer (in which case the successor Servicer, shall be entitled to reimbursement therefor from the Trust Fund, or if the successor Servicer fails to pay, the Trustee pays such amounts from the Trust Fund.). If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer, promptly upon presentation of reasonable documentation of such costs.

         Any successor Servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to Section 3.13 hereof.

         Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

         Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

         Unless an Event of Default known to the Trustee has occurred and is continuing,

         (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

         (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

         (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

         (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

         (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

         (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

         (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account not made at the direction of the Depositor during the Trustee Float Period); and

         (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01.

         (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

         Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

         The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

         The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

         Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and, during the Trustee Float Period, any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney's fees) incurred in connection with any claim or legal action relating to:

         (a) this Agreement,

         (b) the Certificates, or

         (c) the performance of any of the Trustee's duties under this Agreement,

         other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to
Section 6.05 hereof, (ii) resulting from any breach of a Responsible Party's obligations in connection with the related Responsible Party Agreements for which the applicable Responsible Party has performed its obligation to indemnify the Trustee pursuant to the related Responsible Party Agreements, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

            (C) printing and engraving expenses in connection with preparing any Definitive Certificates.

         Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

         Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicers other than the Trustee in its role as successor to a Servicer.

         Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicers and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and one copy to the successor trustee.

         The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

         Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If either Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

         (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

         (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

         (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

         (b) within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

         (c) make an election that each of the Lower-Tier REMIC and the Upper-Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

         (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

         (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

         (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

         (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

         (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on either Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

         (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

         (k) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of either Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

         The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Offered Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as an obligations of either Trust REMIC created hereunder, for federal income tax purposes.

         To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of Offered Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper-Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         If any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower Tier-REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on either Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, as applicable, or (iii) a Responsible Party if such tax arises out of or results from that Responsible Party's obligation to repurchase a Mortgage Loan pursuant to the applicable Purchase Agreement, (iv) in all other cases, or if the Trustee or the Responsible Party fails to honor its obligations under the preceding clause (i), (ii) or (iii), as applicable, any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

         For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or a Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase in accordance with the Responsible Party Agreements or this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to either Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

         Section 8.12 Periodic Filings. (a) The Trustee and each Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. Except as provided for in Section 8.12(b), the Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (b) of this Section 8.12, or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

         (b) The Depositor shall prepare or cause to be prepared and file the current Report on Form 8-K attaching this Agreement as an exhibit and, thereafter, each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits each Servicer's annual statement of compliance described under Section 3.22 hereof (upon which the Trustee may rely in delivering its certification hereunder) and the accountant's report described under Section 3.23 hereof, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if it is determined by the Depositor that the Certification may be executed by multiple persons, the Trustee shall sign the Certification in respect of items 1 through 3 thereof and the each Servicer shall cause the senior officer in charge of servicing at such Servicer to sign the Certification in respect of items 4 and 5 thereof, solely and with respect to such Servicer and the Trustee may rely on the Certification signed by such Servicer to the same extent as provided in subsection (c) below.

         (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and each Servicer shall sign a certification solely with respect to such Servicer (in the form attached hereto as Exhibit O) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business
Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) each Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such Servicer's obligations under this Section 8.12(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) each Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and such Servicer on the other in connection with a breach of the Servicers' obligations under this Section 8.12(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith.

         (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

         (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

         Section 8.13 Tax Classification of the Excess Reserve Fund Account. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E,
Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of Offered Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, each Class of Offered Certificates will be comprised of two components - an Upper-Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificates will be comprised of two components - an Upper-Tier Regular Interest, and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Majority Class X Certificateholder or, Chase, so long as it is servicing any of the Mortgage Loans, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, together with any unpaid remaining Basis Risk Carry Forward Amounts, and
(ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Person seeking to purchase such Mortgage Loans, at the expense of such Person, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate ("Termination Price") and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

         Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, a Servicer notifies the Trustee that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly send a Notice of Final Distribution to each Certificateholder. If the Majority Class X Certificateholder or Chase elects to terminate the Trust Fund pursuant to clause
(a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Depositor shall notify the Servicers and the Trustee of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

         In the event such Notice of Final Distribution is given, each Servicer shall cause all funds in its Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Depositor or its designee the Custodial Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicers, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

         Section 9.03 Additional Termination Requirements. In the event the Majority Class X Certificateholder or Chase exercise their purchase options with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel (a "REMIC Opinion"), at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on either Trust REMIC as defined in Section 860F of the Code, or (ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (a) The Trustee shall sell all of the assets of the Trust Fund to the Depositor, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

         (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Depositor.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, each Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision in this Agreement, or to supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, (iii) to add to the duties of the Depositor or a Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement, or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, and each Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on either Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable,
(i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

         This Agreement may also be amended from time to time by the Depositor, each Servicer and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 662/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on either Trust REMIC or the Certificateholders or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

         Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or a Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement, as applicable, have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by either Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

         The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1. Any material change or amendment to this Agreement;

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of a Servicer or the Trustee and the appointment of any successor;

         4. The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28 of this Agreement or pursuant to the Responsible Party Agreements; and

         5. The final payment to Certificateholders.

         (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of the following:

         1. Each report to Certificateholders described in Section 4.03.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or GS Mortgage Securities Corp. or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher
M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer's Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the Trustee and the Servicer by the Depositor in writing;
(b) in the case of Chase, Chase Manhattan Mortgage Corporation, 10790 Rancho Bernardo, San Diego, California 92127, Attention: Cindy Dunks (with a copy to 343 Thornall Street, Edison, New Jersey 08837, Attention: General Counsel), or such other address as may be hereafter furnished to the Depositor and the Trustee by Chase in writing; (c) in the case of Countrywide, to Countrywide Home Loans Servicing LP, 4500 Park Granada, Calabasas, California 91302, Attention:
Mark Wong, or such other address as may be hereafter furnished to the Depositor and Trustee by Countrywide in writing; (d) in the case of the Trustee to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, Chase and Countrywide; and (e) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 10.07 Assignment; Sales; Advance Facilities. (a) Notwithstanding anything to the contrary contained herein, except as provided in
Section 6.02, this Agreement may be assigned by either Servicer with the prior written consent of the Depositor and the Trustee. In addition, for so long as a Servicer is acting as a Servicer hereunder (i) such Servicer is hereby authorized to enter into an advance facility ("Advance Facility") under which
(A) such Servicer sells, assigns or pledges to an Advancing Person such Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement and (ii) such Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to an Advance reimbursement amount so assigned or to the portion of the Servicing Fee so assigned; it being further understood that upon resignation or termination of such Servicer and reimbursement of all amounts due to the Servicer hereunder, the assignment of further Advance reimbursement rights to such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated with respect to amounts due related to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before a Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on a Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

         (b) Advance reimbursement amounts ("Reimbursement Amounts") shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

         (c) The applicable Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

         (d) An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

         (e) Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such Reimbursement Amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

         (f) Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and each Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the applicable Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

         Section 10.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.09 Inspection and Audit Rights. Chase agrees that on 15 days' prior notice or, if an Event of Default has occurred and is continuing, 3 Business Days', and Countrywide agrees that on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the applicable Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of a Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by such Servicer.

         Nothing in this Section 10.09 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.09 shall require a Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicers shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

         Section 10.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         Section 10.11 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                                  * * * * * * *

         IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    GS MORTGAGE SECURITIES CORP.,
                                        as Depositor

                                    By:    /s/ Christopher Gething
                                        ----------------------------------------
                                        Name:  Christopher Gething
                                        Title: Vice President

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        solely as Trustee and not in its
                                        individual capacity
                                    By:    /s/ Valerie Delgado
                                        ----------------------------------------
                                        Name:  Valerie Delgado
                                        Title: Associate
                                    By:    /s/ Ronaldo Reyes
                                        ----------------------------------------
                                        Name:  Ronaldo Reyes
                                        Title: Assistant Vice President

                                    CHASE MANHATTAN MORTGAGE CORPORATION,
                                        as Servicer

                                    By:    /s/ Susan C. Johnson
                                        ----------------------------------------
                                        Name:  Susan C. Johnson
                                        Title: Vice President

                                    COUNTRYWIDE HOME LOANS SERVICING LP,
                                        as Servicer

                                        By:  COUNTRYWIDE GP, INC.

                                    By:    /s/ Ruben Avilez
                                        ----------------------------------------
                                        Name:  Ruben Avilez
                                        Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

         (Available Upon Request to Cadwalader, Wickersham & Taft LLP)

                                   SCHEDULE II

                        GSAA Mortgage Loan Trust 2004-5,
                            Asset-Backed Certificates

         Representations and Warranties of Chase Manhattan Mortgage Corporation, as Servicer

         Chase Manhattan Mortgage Corporation ("Chase") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

         (1) Chase is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Chase in any state in which a Mortgaged Property securing a Fremont Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Fremont Mortgage Loan and to service the Fremont Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

         (2) Chase has the full power and authority to service each Fremont Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Chase the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, each Servicer and the Trustee, constitutes a legal, valid and binding obligation of Chase, enforceable against Chase in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

         (3) The execution and delivery of this Pooling and Servicing Agreement by Chase, the servicing of the Fremont Mortgage Loans by Chase hereunder, the consummation by Chase of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Chase and will not (A) result in a breach of any term or provision of the organizational documents of Chase or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Chase is a party or by which it may be bound, or any statute, order or regulation applicable to Chase of any court, regulatory body, administrative agency or governmental body having jurisdiction over Chase; and Chase is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Chase's knowledge, would in the future materially and adversely affect, (x) the ability of Chase to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Chase taken as a whole;

         (4) Chase is an approved seller/servicer for Fannie Mae, an approved servicer for Freddie Mac in good standing and is a HUD approved non-supervised mortgagee;

         (5) No litigation is pending against Chase that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Chase to service the Fremont Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

         (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Chase of, or compliance by Chase with, this Pooling and Servicing Agreement or the consummation by Chase of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

         (7) Chase has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Fremont Mortgage Loans.

                                  SCHEDULE III

                        GSAA Mortgage Loan Trust 2004-5,
                            Asset-Backed Certificates

            Representations and Warranties of Countrywide Home Loans
                            Servicing LP, as Servicer

         COUNTRYWIDE HOME LOANS SERVICING LP ("Countrywide") hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date.

            (1) Countrywide is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Countrywide in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each First Nevada Mortgage Loan and to service the First Nevada Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Countrywide has the full power and authority to service each First Nevada Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Countrywide the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicers and the Trustee, constitutes a legal, valid and binding obligation of Countrywide, enforceable against Countrywide in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Countrywide, the servicing of the First Nevada Mortgage Loans by Countrywide hereunder, the consummation by Countrywide of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Countrywide and will not (A) result in a breach of any term or provision of the organizational documents of Countrywide or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Countrywide is a party or by which it may be bound, or any statute, order or regulation applicable to Countrywide of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide; and Countrywide is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Countrywide's knowledge, would in the future materially and adversely affect, (x) the ability of Countrywide to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Countrywide taken as a whole;

            (4) Countrywide is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

            (5) No litigation is pending against Countrywide that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Countrywide to service the First Nevada Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide with, this Pooling and Servicing Agreement or the consummation by Countrywide of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (7) Countrywide covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that Countrywide can service the First Nevada Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

         With respect to each First Nevada Mortgage Loan, to the extent Countrywide serviced such First Nevada Mortgage Loan and to the extent Countrywide provided monthly reports to the three credit repositories, Countrywide has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                   EXHIBIT A-1

                FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

Certificate No.                       :
Cut-off Date                          :       June 1, 2004
First Distribution Date               :       July 26, 2004
Initial Certificate Balance of this
Certificate ("Denomination")          :

Initial Certificate Balances of all
Certificates of this Class            :                   Class                 Principal Amount
                                                     Class AV-1                     $106,867,000
                                                     Class AF-2                      $67,382,000
                                                     Class AF-3                      $21,554,000
                                                     Class AF-4                      $44,497,000
                                                     Class AF-5                      $26,700,000
                                                     Class AV-2                      $11,319,000
                                                     Class M-1                        $8,669,000
                                                     Class M-2                        $6,540,000
                                                     Class B-1                        $5,932,000
                                                     Class B-2                        $1,825,000



CUSIP                                 :                   Class                        CUSIP No.
                                                     Class AV-1                        36228F5A0
                                                     Class AF-2                        36228F5C6
                                                     Class AF-3                        36228F5D4
                                                     Class AF-4                        36228F5E2
                                                     Class AF-5                        36228F5F9
                                                     Class AV-2                        36228F5G7
                                                     Class M-1                         36228F5H5
                                                     Class M-2                         36228F5J1
                                                     Class B-1                         36228F5K8
                                                     Class B-2                         36228F5L6


ISIN                                  :                   Class                             ISIN
                                                     Class AV-1                     US36228F5A08
                                                     Class AF-2                     US36228F5C63
                                                     Class AF-3                     US36228F5D47
                                                     Class AF-4                     US36228F5E20
                                                     Class AF-5                     US36228F5F94
                                                     Class AV-2                     US36228F5G77
                                                     Class M-1                      US36228F5H50
                                                     Class M-2                      US36228F5J17
                                                     Class B-1                      US36228F5K89
                                                     Class B-2                      US36228F5L62

                          GS MORTGAGE SECURITIES CORP.

                          GSAA Home Equity Trust 2004-5
                    Asset-Backed Certificates, Series 2004-5
                        [Class A-] [Class M-] [Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer and Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee
                                      By:
                                          --------------------------------------


Authenticated:

By:
   -----------------------------------------
     Authorized Signatory of
     DEUTSCHE BANK NATIONAL TRUST COMPANY,
     not in its individual capacity,
     but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-5
                            Asset-Backed Certificates

         This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-5 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: .

                           -----------------------------------------------------
                                   Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:


         Distributions shall be made, by wire transfer or otherwise, in_________ immediately available funds to_________________________________________________,
_______________________________________________________________________________,
for the account of______________________________________________________________
account number___________, or, if mailed by check, to__________________________.
Applicable statements should be mailed to______________________________________,
_______________________________________________________________________________.

         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           P-1

Cut-off Date              :           June 1, 2004

First Distribution Date   :           July 26, 2004

Percentage Interest of
this Certificate
("Denomination") :                    100%

CUSIP                     :           [_____]

ISIN                      :           [_____]

                          GS MORTGAGE SECURITIES CORP.

                          GSAA Home Equity Trust 2004-5
                    Asset-Backed Certificates, Series 2004-5

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer and Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee



                                       By:
                                          -------------------------------------


Authenticated:

By
  ----------------------------
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-5

                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-5 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: .

                           -----------------------------------------------------
                                   Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:


         Distributions shall be made, by wire transfer or otherwise, in_________ immediately available funds to_________________________________________________,
_______________________________________________________________________________,
for the account of______________________________________________________________
account number___________, or, if mailed by check, to__________________________.
Applicable statements should be mailed to______________________________________,
_______________________________________________________________________________.

         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                    EXHIBIT C

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. In the event that such representation is violated, or any attempt IS MADE to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code OR A PLAN SUBJECT TO SIMILAR LAW, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Certificate No.             :         R-1

Cut-off Date                :         June 1, 2004

First Distribution Date     :         July 26, 2004

Percentage Interest of      :
this Certificate
("Denomination")                      100%

CUSIP                       :         [_____]

ISIN                        :         [_____]

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-5

                    Asset-Backed Certificates, Series 2004-5

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [______] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer and Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee



                                       By:
                                          --------------------------------------


Authenticated:

By:
   ------------------------------------
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-5

                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-5 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: .

                           -----------------------------------------------------
                                   Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:


         Distributions shall be made, by wire transfer or otherwise, in_________ immediately available funds to_________________________________________________,
_______________________________________________________________________________,
for the account of______________________________________________________________
account number___________, or, if mailed by check, to__________________________.
Applicable statements should be mailed to______________________________________,
_______________________________________________________________________________.

         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                    EXHIBIT D

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        X-1

Cut-off Date                 :        June 1, 2004

First Distribution Date      :        July 26, 2004

Percentage Interest of this

Certificate ("Denomination") :        100%

CUSIP                        :        [_____]

ISIN:                        :        [_____]

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-5

                    Asset-Backed Certificates, Series 2004-5

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class X Certificates pursuant to a Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer and Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class X Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class X Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class X Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class X Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class X Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class X Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class X Certificate, (C) not to cause income with respect to the Class X Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class X Certificate or to cause the Transfer of the Ownership Interest in this Class X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class X Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee



                                       By:
                                          --------------------------------------


Authenticated:

By:
   ------------------------------------
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                          GSAA Home Equity Trust 2004-5
                            Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-5 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ----------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: .

                           -----------------------------------------------------
                                   Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:


         Distributions shall be made, by wire transfer or otherwise, in_________ immediately available funds to_________________________________________________,
_______________________________________________________________________________,
for the account of______________________________________________________________
account number___________, or, if mailed by check, to__________________________.
Applicable statements should be mailed to______________________________________,
_______________________________________________________________________________.

         This information is provided by_______________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]
[Servicer]

-----------------
-----------------

            Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Chase Manhattan Mortgage Corporation, as servicer and Countrywide Home Loans Servicing LP, as servicer and Deutsche Bank National Trust Company, as trustee, GSAA Home Equity Trust, 2004-5
                                    --------------------------------------------

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]
[Servicer]

-----------------
-----------------

            Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Chase Manhattan Mortgage Corporation, as Servicer and Countrywide Home Loans Servicing LP, as Servicer, and Deutsche Bank National Trust Company, as Trustee, GSAA Home Equity Trust, 2004-5
                                    --------------------------------------------

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original recorded Mortgage.

            (iii) A duly executed Assignment of Mortgage in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or, if the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

                         GSAA Home Equity Trust 2004-5,
                            Asset-Backed Certificates

STATE OF          )
                  ) ss.:
COUNTY OF         )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer and Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

            [ ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [ ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [ ]   None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.




                                       ---------------------------------------
                                          Print Name of Transferee

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



[Corporate Seal]

ATTEST:


----------------------------
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this __ day of ________, 20__.




                                       -----------------------------------------
                                                    NOTARY PUBLIC


                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934

            Re: GSAA Home Equity Trust, 2004-5, Asset-Backed Certificates, Class [ ]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,


                                       -----------------------------------------
                                              Print Name of Transferor

                                       By:
                                          ------------------------------------
                                                 Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934

            Re: GSAA Home Equity Trust 2004-5, Asset-Backed Certificates, Class [ ]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ ______(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____    Broker-dealer. The Buyer is a dealer registered pursuant to
                    Section 15 of the Securities Exchange Act of 1934.


            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                       -----------------------------------------
                                              Print Name of Transferor

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       Date:
                                            -----------------------------------




--------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       -----------------------------------------
                                              Print Name of Transferor

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       IF AN ADVISER:




                                       -----------------------------------------
                                                 Print Name of Buyer

                                       Date:
                                            -----------------------------------

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE

                                  (for Trustee)

To: [Address]
Re:

                  In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:
------------------------------------

Mortgage Loan Number:
--------------------

Reason for Requesting Documents (check one)
-------------------------------------------

____1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other (explain).
                            --------------------------------------------------

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

Address to which Trustee should
Deliver the Trustee's Mortgage File:
                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------


                                       By:
                                          --------------------------------------
                                                 (authorized signer)


                                       Issuer:
                                              ----------------------------------

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Date:
                                               ---------------------------------



Trustee
-------

Acknowledged receipt by:

Deutsche Bank National Trust Company, as Trustee

By:
   ----------------------------------------
      Name:
      Title:
      Date

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

      (1) The original Mortgage Note bearing all intervening endorsements, showing a complete chain of endorsement from the originator to the last endorsee endorsed "Pay to the order of _________________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Responsible Party that state law so allows.

      (2) The original of any guaranty executed in connection with the Mortgage Note.

            (A) with respect to each Fremont Mortgage Loan, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, a Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such Mortgage, certified by such Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a true and complete copy of such Mortgage dispatched to the appropriate public recording office for recordation; and (2) upon receipt thereof by such Responsible Party, the original recorded Mortgage, or, in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (B) with respect to each First Nevada Mortgage Loan, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, a Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such Mortgage, certified by such Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a true and complete copy of such Mortgage dispatched to the appropriate public recording office for recordation; and (2) upon receipt thereof by such Responsible Party, the original recorded Mortgage, or, in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

      (3) The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording.

      (4) Except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank.

      (5) (A) with respect to each Fremont Mortgage Loan, the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such intervening assignment, certified by the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a complete copy of such intervening Assignment of Mortgage dispatched to the appropriate public recording office for recordation upon receipt thereof by the applicable Responsible Party, and (2) the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (B) with respect to each First Nevada Mortgage Loan, the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such intervening assignment, certified by the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a complete copy of such intervening Assignment of Mortgage dispatched to the appropriate public recording office for recordation upon receipt thereof by the applicable Responsible Party, and (2) the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

      (6) The original mortgagee title insurance policy or attorney's opinion of title and abstract of title or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

      (7) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

      (8)   Residential loan application.

      (9)   Mortgage Loan closing statement.

      (10)  Verification of employment and income, if applicable.

      (11) Verification of acceptable evidence of source and amount of down payment.

      (12)  Credit report on Mortgagor.

      (13)  Residential appraisal report.

      (14)  Photograph of the Mortgaged Property.

      (15)  Survey of the Mortgaged Property.

      (16) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      (17)  All required disclosure statements.

      (18) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

      (19)  Sales contract, if applicable.

      (20) Original powers of attorney, if applicable, with evidence of recording thereon, if required.

Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                       COUNTRYWIDE REPORTING REQUIREMENTS

                                Data File Layout

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              GOLDMAN SACHS LOAN SERVICER INFORMATION REQUEST LIST

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                                                                               Legend:
                                                                       A=Available at Inception
                                                                       T=Tech staff to resolve
                                                                    B=Best efforts to provide data
                                                                           N=Not available

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
FIELD NAME                                      FIELD DESCRIPTION                                                       FORMAT
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ONE TIME, STATIC FIELDS               Legend
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Loan Number                              A      Loan Number currently being used to service this loan.                  Text
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Prior Loan Number                        A      Prior Loan Number (if any).  If servicing has transferred this should   Text
                                                contain the Loan Number used by the previous servicer.
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Custodian File Number                    T      Custodian ID used to file documents. This can be the custodian's        Text
                                                only id or a category used to arrange documents into proper pools.
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Custodian Loan Number                    T      Custodian secondary ID used to file documents. Often this is used in    Text
                                                conjunction with Custodian File Number to uniquely identify loans.
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Origination Date                         A      Origination Date shown on loan documents.                               Date
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Original Balance                         A      Original amount of loan granted to borrower. In the case of             Numeric
                                                construction loans this should be the full amount extended on which the monthly payments are based.
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First Payment Date                       A      This is the contractual date when the first payment was to be made.  If the loan has been modified this should be the first scheduled payment date following the modification.
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Original Maturity Date                   A      This is the contractual date when the last payment on the loan is       Date
                                                scheduled to be made. For balloons it should be the balloon date.
                                                For modified loans it should not be the modified maturity date.
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Original Term                            A      The number of months from First Payment Date to Maturity Date           Number
                                                inclusive.
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Balloon Flag                             A      Code/literal to identify balloon loans.  Example: Y, N.                 Text
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Loan Type                                A      Code/literal to identify the loan type. See Enumerations worksheet.     Text
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Amortization Type                        A      Generic category to describe loan type.  See Enumerations worksheet.    Text
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Original Amortization Term               A      Original Amortization Term of the loan in number of months.  For        Number
                                                fully amortizing loans would be the same as Original Term.  For balloon loans this would exceed Original Term.  For IO loans this would have no value.
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Interest Calculation Method              A      The basis on which interest is calculated.  See Enumerations worksheet.
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Daily Simple Interest Flag               T      Flag to identify loans where interest is due is calculated based on the date that ea payment is actually received.
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Original Principal and Interest          A      Original contractual principal and interest payment amount.             Number
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Original Interest Rate                   A      Original contractual interest rate for loan.
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Negative Amortization Flag               A      Code/literal to identify loans where negative amortization is           Text
                                                allowed.  Example: Y=neg am allowed, N=no neg am allowed.
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Negam Percent Cap                        A      Maximum percentage of original balance that a loan may negatively       Number
                                                amortize by.  Example: 1.25, 1,10.
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Servicing Fee                            A      Servicing Fee rate due servicer.  Example: 0.25%.                       Number
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Property Type                            A      Code/literal that identifies the type of property securing the loan.    Text
                                                See Enumerations worksheet.
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Property Address                         A      Property address, not billing address.                                  Text
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Property City                            A      Property city.                                                          Text
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Property State                           A      Property state.                                                         Text
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Property Zip                             A      Property zip.                                                           Number
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Borrower Name                            A      Name of borrower.  Preferably in a fixed                                Text
                                                format.     Example: SMITH
                                                JOHN                  W.
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CoBorrower Name                          A      Name of Co borrower.  Preferably in a fixed                             Text
                                                format.                       Example: SMITH
                                                JOHN                  W.
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           Borrower Social Security             Eleven character ID. Example: 111-22-3333.                              Number
                 Number/TIN A
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          CoBorrower Social Security            Eleven character ID. Example: 111-22-3333.                              Number
                 Number/TIN A
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Original FICO score                      A      Credit bureau score obtained at application.                            Number
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Original Credit Grade                    A      Internal credit grade assigned at origination.                          Text
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Original Loan To Value Ratio             A      Ratio representing the Original Loan Balance to the lower of the Original Appraised
                                                Value or Original Purchase Price. Example: 80.00.
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Original Appraised Value                 A      Appraised value at time of application.                                 Number
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Original Appraisal Date                  A      Date of the original Appraisal                                          Date
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Original Appraisal Firm                  A      Name of the Appraisal firm                                              Text
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Original Purchase Price                  A      Price paid for home.                                                    Number
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Purchase BPO                             A      BPO at the time of Purchase by GS.                                      Number
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Purchase BPO Date                        A      Date of the Purchase BPO                                                Date
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Lien Position                            A      Number used to identify the lien position in effect at the time of      Number
                                                application. Example: 1, 2, 3
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PMI Provider                             A      Name or code for company providing private mortgage insurance.
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PMI Coverage Percentage                  A      Percentage of insurance provided by PMI agreement.
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PMI Certificate ID                       A      Unique ID to identify PMI insurance certificate.
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Occupancy Type                           A      Occupancy status at time of application.  See Enumerations worksheet.   Text
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Purpose of Loan                          A      Code/literal used to identify the original purpose of the loan. See     Text
                                                Enumerations worksheet.
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Prepayment Flag                          A      Code/Flag to determine if loan was originated with a prepayment         Text
                                                penalty.
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Prepayment Penalty Type                  T      Code/literal to identify characteristics of penalty.                    Text
                                                Example:  6 MO INT ON 80% OBAL, 5/4/3/2/1, 3%.
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Prepayment Term                          A      Original number of months that penalty was imposed.                     Number
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Front Ratio                              T      Front End Ratio at time of application.  Mortgage debt to borrower      Number
                                                income.
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Back Ratio                               T      Back End Ratio at time of application.  Total debt to borrower income.  Number
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MONTHLY LOAN DATA UPDATES
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As Of Date                               A      As Of Date for data sent.                                               Date
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Loan Number                              A      Loan Number currently being used to service this loan.                  Number
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Investor Number                          A      This is the servicer assigned number for reporting purposes.            Number
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Investor Category                        A      This is the servicer assigned category for reporting purposes.
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Current Maturity Date                    A      This is the actual date when the last payment on the loan is            Date
                                                scheduled to be made.  For balloons it should be the balloon date.
                                                For modified loans it should be the modified maturity date.
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Remaining Term                           A      The Remaining Term of the loan                                          Number
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Current Principal & Interest Payment     A      Principal & Interest in effect for currently outstanding payment.       Number
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Current Interest Rate                    A      Interest Rate in effect for currently outstanding payment.              Number
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Next Due Date                            A      Date next payment is due.
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Interest Paid To Date                    A      Date interest is paid to.  Typically for 30/360 loans it is one month prior to Next
                                                Due Date.
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Last Payment Date                        A      Date last payment was made.                                             Date
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Current Balance                          A      Actual outstanding balance of loan.                                     Number
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Current Balance Net Present Value        T      The net present value of the current balance                            Number
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Days Past Due                            A      Number of days loan is past due.
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Delinquency Convention                          Indicates if ABS or MBS method for reporting delinquencies is used.
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Delinquency Status                       A      Indicates delinquency reported. Example: 30, 60, 90.                    Number
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Status of Loan                           A      Code/literal used to identify loan status. See Enumerations worksheet.  Text
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12 Month Pay String                      T      12 character string representing the timing of payments received on a rolling 12 month basis.  String should begin with January and end with December.
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      Time 30 Days Delinquent in Past 12        Indicates the number of times a loan payment has been made 30 or more days
                    Months                      delinquent in the past 12 months.
                      A
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      Time 60 Days Delinquent in Past 12        Indicates the number of times a loan payment has been made 60 or more days
                    Months                      delinquent in the past 12 months.
                       A
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      Time 90 Days Delinquent in Past 12        Indicates the number of times a loan payment has been made 90 or more days
                    Months                      delinquent in the past 12 months.
                      A
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Last Modification Date                   B      Date that loan was last modified.
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Last Extension Date                      B      Date loan term was last extended.
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Total Extension Months                   B      Number of months loan has been extended in total.
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Restructured Interest                    B      Total amount of restructured interest.
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Property Sale Date                       A      Date property sold.                                                     Date
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Debt To Income Ratio                     A      Debt To Income Ratio                                                    Number
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Senior Lien Amount                       A      Most recently recorded senior lien amount.                              Number
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Recent Property Valuation                A      Most recent appraised value or BPO value.                               Number
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Recent Property Valuation Date           A      Date of most recent valuation.                                          Date
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Valuation Method                         A      Identify method used to obtain new valuation.  See Enumerations         Text
                                                worksheet.
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Valuation Firm                           T      Name of the Firm who appraised the property                             Text
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Current FICO                             T      Current FICO score.                                                     Number
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FICO Date                                T      FICO Date.                                                              Date
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MONTHLY SERVICING UPDATES
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Borrower Payments

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Total Monthly Payment                    A      Total cash received from borrower.                                      Number
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Total Monthly Payment Principal          A      Cash applied to principal.                                              Number
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Total Monthly Payment Interest           A      Cash applied to interest.                                               Number
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             Total Monthly Payment              Cash applied to fees.                                                   Text
                Penalties / Fee
                      A
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Total Monthly Escrow Payment             A      Cash applied to escrow account.                                         Number
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Total Monthly Prepayment Amount          T      Total amount borrower prepaid                                           Number
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Payment Date                             A      Date the payment was made.                                              Date
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Scheduled P&I                            A      Borrower Scheduled P&I payment for the month                            Number
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REO Rent Collection                      A      Collection of rent on an REO Property
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Servicer Payments
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Monthly Escrow Advances                  A      Net escrow advances made or recovered by servicer.  Positive value      Number
                                                denotes payments made by servicer.
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Monthly Corporate Advances               A      Net corporate advances made or recovered by servicer. Positive value    Number
                                                denotes payments made by servicer.
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       Monthly Non Recoverable Corporate        Net Non Recoverable Corporate Advances made or recovered by             Number
                   Advances                     Servicer.  Positive value denotes payments made by Servicer.
                       A
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Principal Advances                       A      Total outstanding principal advances made by servicer.                  Number
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Interest Advances                        A      Total outstanding interest advances made by servicer.                   Number
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LPMI Flag                                A      Code/Flag to determine if PMI is paid by owner of loan                  Text
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LPMI Rate                                A      Rate per annum of LPMI premiums                                         Number
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Account Balances
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Beginning Scheduled Balance              A      Beginning scheduled loan balance. If the loan is serviced on a          Number
                                                scheduled balance basis
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Ending Scheduled Balance                 A      Ending scheduled loan balance. If the loan is serviced on a scheduled balance basis
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Escrow Balance                           A      Current balance of escrow account (borrower's positive funds).          Number
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Escrow Advance Balance                   A      Total outstanding escrow advance balance.                               Number
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         Recoverable Corporate Advance          Total outstanding Recoverable corporate advance balance amount.         Number
                   Balance               A
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       Non Recoverable Corporate Advance        Total outstanding Non Recoverable corporate advance balance amount.     Number
                   Balance               A
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Suspense Account Balance                 A      Total suspense account balance                                          Number
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Accrued Interest                         A      Total Accrued Interest on loan.                                         Number
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Account Management Statistics
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Forced Placed Insurance Flag             T      Code indicating loan is on forced placed insurance.
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Annual Forced Placed Insurance           T      Amount of forced placed policy.
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Stop Advance Flag                        B      Code indicating loan has been placed in a stop advance status.          Text
                                                Example: Y=Stop Advance.
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Stop Advance Recovered                   B      Amount of principal and interest advances recovered at stop date.
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Stop Advance Start Date                  B      Date loan was initially placed on a stop advance status.                Date
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Stop Advance Reversal Date               B      Date stop advance status was reversed.                                  Date
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Stop Advance Reversal Amount             B      Amount of advances reversed.                                            Number
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Last Contact Date                        A      Date of Servicer's last contact with the borrower.                      Date
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Last Attempt Date                        A      Date of the Servicer's last attempt to contact the borrower.            Date
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Bankruptcy Flag                          A      Flag indicating loan is in bankruptcy.                                  Text
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Bankruptcy Chapter                       A      Chapter of bankruptcy (7, 11, 12, 13).                                  Text
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Bankruptcy Start Date                    A      Bankruptcy filing date.                                                 Date
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Bankruptcy End Date                      A      Dismissal/Discharge date.                                               Date
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Bankruptcy Post Petition Due Date        A      Payment due date of Bankruptcy payment plan. In essence the new due     Date
                                                date.
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Motion for Relief Request Date           A      Motion for Relief Request Date.                                         Date
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Motion for Relief Filing Date            A                                                                              Date
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Motion for Relief Hearing Date           A      Motion for Relief Hearing Date.                                         Date
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Motion for Relief Granted Date           A      Motion for Relief Granted Date.                                         Date
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Motion for Relief Denied Date            N      Date the motion was Denied (if applicable)                              Date
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In Demand Flag                           T      Code indicating demand letter has been sent.                            Text
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In Demand Start Date                     T      Date demand letter was sent.                                            Date
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In Demand End Date                       T      Expiration of demand letter.                                            Date
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Foreclosure Start Date                   A      Date foreclosure flag placed on loan.                                   Date
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Due Date At Referral                     T      The revised due date on any payment modification.                       Date
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Foreclosure Estimated End Date           T      On loans that are in Foreclosure the Servicers estimate of when the FCL will be completed.
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Foreclosure Sale Date                    A      Date of actual foreclosure sale.                                        Date
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Foreclosure end date                     T      Date of recording of foreclosure deed.                                  Date
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First Legal Date                         A      Date of first legal action taken on foreclosure.                        Date
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Foreclosure Resolution Flag              B      Indicates if the loan has moved out of foreclosure (i.e. Did not go     Number
                                                to REO).
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Foreclosure Resolution Type              B      Method used by the servicer to prevent the foreclosed loan from moving into REO
                                                (i.e. Reinstated, Paid Off, Worked out Repayment plan....).
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Foreclosure On Hold                      B      Flag indicating that the loan is in foreclosure but on hold.
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Foreclosure Hold Start Date              B      Date indicating when the loan's foreclosure proceedings were put on     Date
                                                hold.
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Bankruptcy Cash Delays                   B      Number of days an active foreclosure has been in BK subsequent to its initial foreclosure start date.
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Forbearance Cash Delays                  B      Number of days an active foreclosure has been in forbearance subsequent to its initial foreclosure start date.
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Non - Cash Delays                        B      Number of allowable days that a loan's foreclosure proceedings have been on hold due to a non cash delay (i.e. Title problem...) [again as per Fannie time line]
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Forbearance Start Date                   A      Date forbearance plan was initiated.                                    Date
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Forbearance Payment                      A      Amount of payment under Forbearance plan.                               Number
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Forbearance End Date                     A      Date forbearance plan scheduled to be complete.                         Date
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Eviction Start Date                      A      Date eviction flag placed on loan.                                      Date
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Eviction End Date                        A      Date property is vacated.                                               Date
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REO Start Date                           A      Date REO flag placed on loan (including any redemption periods).        Date
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REO End Date                             A      Date property is sold.                                                  Date
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REO Sub Status                           A      Status while within REO. See Enumerations worksheet.
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Not Acquired Date                        T      Date that the REO enters "Not Acquired" sub status                      Date
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Eviction Date                            A      Date that the REO enters "Eviction" sub status                          Date
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Possession Date                          T      Date that the REO enters "Possession" sub status                        Date
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Listed Date                              A      Date that the REO enters "Listed" sub status                            Date
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Under Contract Date                      T      Date that the REO enters "Under Contract" sub status                    Date
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Estimated Sale Date                      A      Servicer estimated closing date on loan                                 Date
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Days In REO                              A      Number of Days from the REO becomes marketable to the As of Date        Number
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Estimated Sales Price                    A      Servicer estimated REO Sales Price                                      Number
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Possession Date                          A      Date when the servicer takes possession of the property. Date we have full access to the property, eviction completed
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Redemption End Date                      A      Legal time period, determined by State, when borrower can redeem their property.
                                                Property not available for sale until redemption completed (no beginning date, just an end date)
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Initial Listing Price                    A      First listing price of property.                                        Number
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Initial Listing Date                     A      Date of the first listing price of property                             Date
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Current List Price                       A      Most recent listing price of property.                                  Number
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Current List Date                        A      Date of the most recent listing price of property.                      Date
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Reason For Default                       A      Servicer Code representing the Reason for Default. See Enumerations worksheet.
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LIQUIDATED LOANS (Liquidated and Paid Off loans)
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Termination Type                      A         Type of liquidation. See Enumerations worksheet.                        Text
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Balance at Termination                A         Actual Principal balance at time of termination.                        Number
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Scheduled Sale Date                   A         Dates of planned sales for properties in Foreclosure                    Date
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Property Sales Price                  A         Sales price if liquidation was short sale or REO sale.                  Number
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Liquidation Date                      A         Date property liquidated.                                               Date
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Gross Total Proceeds                  A         Gross Total Proceeds.                                                   Number
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Net Total Proceeds                    A         Gross total proceeds less expenses.
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Principal Advanced                    A         Total of principal advanced at time of liquidation.                     Number
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Interest Advanced                     A         Total of interest advanced at time of liquidation.                      Number
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Deferred Interest                     T         Amount of deferred interest on the loan @ liquidation                   Number
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Accrued Servicing Fee Recovered       T         Servicing fee recovered at time of liquidation.                         Number
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Corporate Advances Recovered at                 The amount of the Total Corporate Advance balance recovered at          Number
Termination                                     termination
A
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Escrow Advances Recovered at                    The amount of the Total Escrow Advance balance recovered at             Number
Termination                                     termination

A
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Commission                            A         The broker commission amount on liquidation                             Number
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Seller Concession                     A         The dollar amt of seller concessions upon liquidation.                  Number
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Taxes                                 A         Taxes paid on liquidation                                               Number
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Repairs                               A         Cost of Repairs to property                                             Number
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Water and Sewer                       A         Water & Sewer costs                                                     Number
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Expenses Recovered at Termination     A         The amount of the Total Expenses recovered at termination               Number
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Corporate Advances at Termination     A         Corporate advance balance at time of liquidation.                       Number
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Escrow Advances at Termination        T         Escrow advance balance at time of liquidation.                          Number
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Days from Acquisition to Close        A         Days from Acquisition to Close                                          Number
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Days from Possession to Close         A         Days from Possession to Close                                           Number
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Charge-off amount                     A         Loss amount.                                                            Number
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Severity                              A         Severity percentage.
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Severity Formula                      A         Formula for calculating Severity percentage.                            Text
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Potential Deficiency Judgment Flag    N         Flag indicating loan is referred for deficiency collections.            Text
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Potential Deficiency Amount           N         Deficiency balance reported to borrower/IRS.                            Number
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Deficiency Proceeds (this period)     N         Deficiency proceeds collected in current month.                         Number
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Deficiency Proceeds Total (to date)   N         Deficiency proceeds collected to date.                                  Number
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Deficiency Vendor Expense             N         Deficiency vendor out of pocket expenses.                               Number
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Deficiency Servicer Expense           N         Deficiency vendor collection fee                                        Number
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Hazard Insurance Claim Date           B         Date hazard claim filed.                                                Date
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Hazard Insurance Claim Due Date       B         Date hazard claim due.                                                  Number
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Hazard Insurance Claim Amount         B         Amount of hazard claim.                                                 Date
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Hazard Insurance Claim Paid                     Amount of hazard claim paid to investor.                                Number
Amount

B
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MI Insurance Claim Date              A          Date MI claim filed.
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MI Insurance Claim Due Date          A          Date MI claim is due to be paid.
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MI Insurance Claim Amount            A          Expected MI proceeds.
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MI Insurance Claim Paid Amount       A          Actual MI proceeds received.
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Servicer Hold Back Amount            B          Amount servicer withholds for future trailing expenses.
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

--------------------------------------------------------------------------------
Interest Calculation Method
--------------------------------------------------------------------------------
3360                               30/360
A360                               Actual/360
A365                               Actual/365
AA                                 Actual/Actual
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Loan Type
--------------------------------------------------------------------------------
COMI                               Conventional, with mi. Collecting a
                                   premium from the borrower for
                                   mortgage insurance and is FHA and is VA
CONV                               Conventional, no mi
FHA                                FHA Mortgage
HEL                                Home Equity Line of credit
CC                                 Credit Card
A                                  Auto
B                                  Boats
RV                                 RV's
MFG                                Manufactured Housing
ATV                                ATV
VA                                 VA Mortgage
OTH                                Other
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Occupancy Type
--------------------------------------------------------------------------------
2ND                                2nd Home
NOO                                Non Owner Occupied
OO                                 Owner Occupied
VA                                 Vacant
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Property Type
--------------------------------------------------------------------------------
2F                                 2 Family
3F                                 3 Family
4F                                 4 Family
2-4F                               2-4 Family
AUTO                               Automobile
BOAT                               Boat
COND                               Condominium
COOP                               Cooperative
HR-CONDO                           High Rise Condo
HVAC                               HVAC
MF                                 Multi Family
MH                                 Manufactured Housing
MX                                 Mixed Use
OF                                 Office
OTH                                Other
PUDA                               PUD - Attached
PUDD                               PUD - Detached
PWR                                PowerSports
RT                                 Retail
RV                                 Recreational Vehicle
SF                                 Single Family
TH                                 TownHouse
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Purpose of Loan
--------------------------------------------------------------------------------
PUR                                Purchase
RELO                               Relocation
REFI                               Rate/Term Refinance
CASH                               Cash Out Refinance
DEBT                               Cash Out Debt Consolidation
IMPR                               Cash Out Home Improvement
EDUC                               Cash Out Medical or Educational Expense
TIT1                               Title One Home Improvement
CONST                              New Construction
REO                                Facilitate REO
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Status of Loan
--------------------------------------------------------------------------------
BU                                 Bankrupt - Unknown Status
C                                  Current
DISP                               Dispute
F                                  Foreclosure
NE                                 Non Equity (NPV of current balance < $7,500)
FB                                 Forbearance
ID                                 In Demand
LIT                                Litigation
NLS                                No Longer Serviced
PO                                 Paid Off- Borrower paid down entire balance
REO                                Real Estate Owned - MUST Include a
                                   REO sub status
RSLD                               Resolved
LIQ                                Liquidated - MUST include a
                                   Termination Type
U                                  Unknown
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Termination Type
--------------------------------------------------------------------------------
CO                                 Charge Off
COC                                Charge Off with cash possible
NLPO                               Negotiated Loan Payoff
NS                                 Negotiated Sale
PO                                 Paid Off
PPOC                               PPO with More Cash Possible
REOS                               REO Sale
TPPO                               Third Party Paid Off
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Valuation Method
--------------------------------------------------------------------------------
DB                                 Drive By
WT                                 Walk Through
OTH                                Other
APPR                               Appraisal
DD                                 Due Diligence
PRFC                               Pre Foreclosure
SUPP                               Supplemental
RR                                 Re-review
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
REO Sub Status
--------------------------------------------------------------------------------
AC                                 Acquired
PS                                 Possession
EV                                 Eviction
LS                                 Listed
UC                                 Under Contract
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Reason For Default
--------------------------------------------------------------------------------
ABP                                Abandonment of Property
BF                                 Business Failure
CI                                 Curtailment Of Income
D                                  Death
EO                                 Excessive Obligations
ILL                                Illness
ITR                                Inability To Rent
MD                                 Marital Difficulties
MS                                 Military Service
MI                                 Mortgagor Incarcerated
N                                  No Reason
PD                                 Payment Dispute
PP                                 Property Problem
SP                                 Servicing Problems
TOP                                Transfer Of Ownership Pen
UC                                 Unable To Contact
UEMP                               Unemployment
--------------------------------------------------------------------------------

                                    EXHIBIT M

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

      Re: GSAA Home Equity Trust 2004-5 (the "Trust") Asset-Backed Certificates, Series 2004-5, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide") and Deutsche Bank National Trust Company, as trustee (the "Trustee")

            --------------------------------------------------------------------

I, [identify the certifying individual], certify that:

I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, Chase and Countrywide.

Date:
      -------------------------

-------------------------------
[Signature]
[Title]

                                    EXHIBIT N

            FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAA Home Equity Trust 2004-5 (the "Trust") Asset-Backed Certificates, Series 2004-5, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide"), and Deutsche Bank National Trust Company, as trustee (the "Trustee")
            --------------------------------------------------------------------

I, [identify the certifying individual], a [title] of Deutsche Bank National
      Trust Company certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the annual report on Form 10-K (the "Annual Report") for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date:
      --------------------------
DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
      -------------------------------
Name:
      -------------------------------
Title:
      -------------------------------

                                    EXHIBIT O

           FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAA Home Equity Trust 2004-5 (the "Trust") Asset-Backed Certificates, Series 2004-5, issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide") and Deutsche Bank National Trust Company, as trustee (the "Trustee")
            --------------------------------------------------------------------

[Chase][Countrywide], certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. Based on our knowledge, the information prepared by [Chase][Countrywide] and relating to the mortgage loans serviced by [Chase][Countrywide] pursuant to the Pooling And Servicing Agreement and provided by [Chase][Countrywide] to the Trustee in its reports to the Trustee is accurate and complete in all material respects as of the last day of the period covered by such report;

2. Based on our knowledge, the servicing information required to be provided to the Trustee by [Chase][Countrywide] pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

3. Based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in its annual compliance statement required to be delivered pursuant to the Pooling and Servicing Agreement, [Chase][Countrywide] as of the last day of the period covered by such annual compliance statement has fulfilled its obligations under the Pooling and Servicing Agreement; and

4. [Chase][Countrywide] has disclosed to its independent auditor, who issues the independent auditor's report on the Uniform Single Attestation Program for Mortgage Bankers for [Chase][Countrywide], any significant deficiencies relating to [Chase][Countrywide]'s compliance with minimum servicing standards.

[CHASE MANHATTAN MORTGAGE CORPORATION][COUNTRYWIDE HOME LOANS SERVICING LP]


Date:
      -------------------------

-------------------------------
[Signature]
[Title]

                                    EXHIBIT P

                             FIRST NEVADA AGREEMENT


                        MASTER MORTGAGE LOAN PURCHASE AND
                           INTERIM SERVICING AGREEMENT

                         GOLDMAN SACHS MORTGAGE COMPANY
                                    Purchaser

                                       and

                          FIRST NATIONAL BANK OF NEVADA
                                     Company

                           Dated as of March 24, 2004

                     Fixed and Variable Rate Mortgage Loans

            MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT

            This MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT (the "Agreement"), is dated as of March 24, 2004, by and between Goldman Sachs Mortgage Company, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser") and First National Bank of Nevada, having an office at 17600
N. Perimeter Drive, Scottsdale, Arizona 85255 (the "Company").

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, from time to time, certain conventional fixed and variable rate residential first lien mortgage loans as described herein, including all Servicing Rights (as defined below) related thereto (the "Mortgage Loans") which shall be delivered as whole loans;

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Term Sheet;

            WHEREAS, the Purchaser and the Company wish to prescribe the manner of the conveyance, interim servicing and control of the Mortgage Loans.

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

            SECTION 1. Definitions: For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

            Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

            Agreement: This Mortgage Loan Purchase and Interim Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

            Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

            Assignment of Mortgage: An individual assignment of Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser. None of the assignments of Mortgage will be "blanket" assignments of Mortgage.

            Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York or in the State of Arizona are authorized or obligated by law or executive order to be closed.

            Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

            Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

            Closing Documents: The documents required pursuant to Section 9.

            Company: First National Bank of Nevada, their successors in interest and assigns, as permitted by this Agreement.

            Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of the Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

            Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

            Confirmation: The Trade Confirmation Letter between the Purchaser and the Company which relates to the Mortgage Loans.

            Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by a Qualified Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations.

            Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

            Custodial Account: Each separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled "First National Bank of Nevada, in trust for the [Purchaser], Owner of Mortgage Loans, P&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

            Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

            Due Date: The day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace which day is the first day of the month.

            Eligible Account: An account established and maintained: (i) within FDIC insured accounts created or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any sub-servicer).

            Escrow Account: Each separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "First National Bank of Nevada, in trust for the [Purchaser], Owner of Mortgage Loans, and various Mortgagors, T&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: Any one of the events enumerated in Subsection 13.01.

            Fannie Mae: Fannie Mae or any successor thereto.

            Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto.

            FIRREA: The Financial Institutions Reform, Recovery, and Enforcement act of 1989, as amended and in effect from time to time.

            GAAP: Generally accepted accounting principles, consistently applied.

            Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or (b) a "high cost," "threshold," "high risk home," "covered" (other than New Jersey or North Carolina "covered" loans), "predatory" or similar loan under any other applicable state, federal or local law, including any predatory or abusive lending laws (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees, or
(c) in violation of any state or local law or ordinance similar to HOEPA.

            HMDA: The Home Mortgage Disclosure Act, as amended.

            Index: With respect to each adjustable rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

            Initial Rate Cap: With respect to each adjustable rate Mortgage Loan and the first Adjustment Date after the Origination Date, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of any insurance policy insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Paid to Date: With respect to a Mortgage Loan, the last date to which interest has been paid on such Mortgage Loan, as shown on the books and records of Company as of the related Cut-off Date.

            Interim Servicing Period: With respect to any Mortgage Loan, the period during which the Company shall service the Mortgage Loans in accordance with the provisions of this Agreement, commencing on the related Closing Date and ending on the related Servicing Transfer Date.

            Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

            Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of origination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the lesser of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property.

            Maximum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

            MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

            MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

            MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            Minimum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

            Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents and originals of all other documents referred to in Exhibit 2 annexed hereto and any additional documents related to the origination of a particular Mortgage Loan and all documents, files and other information necessary to service the Mortgage Loans.

            Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Each mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and identified on the related Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Servicing Rights, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

            Mortgage Loan Documents: The documents listed in Subsection 6.03 pertaining to any Mortgage Loan.

            Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet (which shall also be provided in an electronic format acceptable to Purchaser), such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investor property; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (7) the original principal amount of the Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the date on which the first Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly Payment at origination; (12) the original months to maturity; (13) the Origination Date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (16) the Stated Principal Balance of the Mortgage Loan as of the Cut-off Date; (17) the amount of the Monthly Payment as of the Cut-off Date; (18) the sales price of the Mortgaged Property, if applicable, the Appraised Value and the Loan-to-Value Ratio at origination; (19) the Current Appraised Value and Current LTV, if applicable; (20) a code indicating the documentation type; (21) credit score and/or mortgage score, each if applicable;
(22) a code indicating whether or not the Mortgage Loan is the subject of Primary Mortgage Insurance Policy and the name of the related; (23) loan type (i.e. fixed, adjustable, 3/1 ARM, etc.); (24) whether the Mortgage Loan is classified as a high cost loan under Section 32 of the Home Ownership and Equity Protection Act of 1994; (25) for any adjustable rate Mortgage Loan, the first Adjustment Date after the Origination Date, the Adjustment Date next following the Cut-off Date, the Index, the Gross Margin, the Initial Rate Cap, if any, the Periodic Rate Cap, if any, the Lifetime Rate Cap, if any, the Minimum Mortgage Interest Rate and the Maximum Mortgage Interest Rate; (26) a code indicating whether or not each Mortgage Loan has a prepayment penalty and if so, the amount and duration of such penalty; (27) reserved; (28) the debt-to-income ratio; (29) a code indicating whether or not the Mortgage Loan is a buydown loan; (30) a code indicating whether or not the Mortgage Loan has "balloon features"; (31) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and (32) points and fees. With respect to the Mortgage Loans in the aggregate, the related Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

            Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a Residential Dwelling.

            Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor(s) in title to the Mortgaged Property.

            Net Escrow Payments: Escrow Payment balances remaining after advances by the Company for taxes and insurance to the extent documented under a detailed statement provided to the Purchaser.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

            Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

            Origination Date: The date on which a Mortgage Loan funded.

            Periodic Rate Cap: With respect to each adjustable rate Mortgage Loan and any Adjustment Date (other than the first Adjustment Date) therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

            Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Primary Mortgage Insurance Policy or PMI Policy: Each primary policy of mortgage insurance issued by a Qualified Insurer and represented to be in effect pursuant to Section 7.02.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid by the Purchaser in exchange for the Mortgage Loans (including the Servicing Rights thereon) purchased on the related Closing Date, calculated as provided in Section 4.

            Purchase Price Percentage: That certain purchase price percentage specified in the related Term Sheet with respect to the Mortgage Loans, as adjusted as provided for therein.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, its successors in interest and assigns.

            Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae or Freddie Mac.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or Freddie Mac, and whose claims paying ability is rated in the two highest rating categories by each applicable Rating Agency with respect to primary mortgage insurance and in the two highest rating categories in Best's Key Rating Guide with respect to hazard and flood insurance.

            Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are limited to the sum of the unpaid principal balance of the existing first mortgage, closing costs (including all prepaid items), points, the amount required to satisfy any subordinate mortgage liens that are more than one year old (if the borrower plans to satisfy them), and other funds for the borrower's use (as long as the amount does not exceed 2% of the principal amount of the new mortgage or $2,000). A property that has subordinate liens that have been in existence for one year or less also may be treated as a rate/term refinance transaction as long as the proceeds of the subordinate lien were used to make documented home improvements.

            Rating Agency: Standard & Poor's, Moody's, Fitch Ratings or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

            Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            REO Disposition: The final sale by the Company of any REO Property.

            REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (w) the product of the Purchase Price Percentage multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (x) up to ninety (90) days' accrued interest on such Stated Principal Balance at the Mortgage Interest Rate from the last interest paid to date through which interest has been paid by or on behalf of the Mortgagor through the date prior to the date of repurchase, less (y) amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan plus (z) any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law up to the time of such repurchase or substitution that was actually incurred and paid out of or on behalf of the related trust fund, and that directly resulted from such violation.

            Residential Dwelling: Any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a unit in a condominium project, or (iv) a detached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not eligible for sale to the Purchaser: (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes, (f) homes which are situated on more than ten acres of property and (g) homes which are secured by a leasehold estate.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            Servicing Addendum: The terms and conditions attached hereto as
Exhibit 5 which will govern the servicing of the Mortgage Loans by the Company during the Interim Servicing Period.

            Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, prepayment penalties or premiums due in connection with a Principal Prepayment, other penalties, fees or similar payments with respect to the Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans, Escrow Accounts and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Mortgage Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights and all rights of the Company thereunder including, but not limited to, any clean-up calls and termination options.

            Servicing Rights Owner: The Person to whom the Servicing Rights are transferred at any time, which Person may or may not be the Purchaser of the Mortgage Loans hereunder, and which Person will, on the related Closing Date, be the Purchaser.

            Servicing Transfer Date: As set forth in the related Term Sheet; provided however, if a Mortgage Loan is 60 or more days delinquent or subject to a foreclosure proceeding, then with respect to the Servicing Rights to such Mortgage Loan the related Servicing Transfer Date shall be the close of business on the next Business Day if so requested by the Purchaser.

            Stated Principal Balance: As to each Mortgage Loan (i) the principal balance of such Mortgage Loan as of the related Cut-off Date after application of payments actually received on the Mortgage Loans prior to the related Cut-off Date, minus (ii) all amounts thereafter distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

            Successor Servicer: A servicer designated by the Purchaser pursuant to Section 12.01 which is entitled to the benefits of the indemnifications set forth in such Section.

            Term Sheet: A supplemental agreement in the form attached hereto as
Exhibit 1 which shall be executed and delivered by the Company and the Purchaser to provide for the sale pursuant to the terms of this Agreement of the Mortgage Loans including all Servicing Rights related thereto listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

            SECTION 2. Agreement to Purchase. The Company agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans, together with the Servicing Rights, having an actual aggregate unpaid principal balance on the related Cut-off Date in an amount set forth on the related Term Sheet or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

            SECTION 3. Mortgage Loan Schedule. The Company shall deliver the related Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the related Closing Date.

            SECTION 4. Purchase Price; Near-term Principal Prepayments.

            Subsection 4.01.  Purchase Price.

            The Purchase Price for the Mortgage Loans and Servicing Rights listed on the related Mortgage Loan Schedule shall be the Purchase Price Percentage, multiplied by the Stated Principal Balance as of the related Cut-off Date.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, on the related Closing Date, accrued interest on each Mortgage Loan at the Mortgage Interest Rate net of the Interim Servicing Fee from the related last Interest Paid to Date through the day prior to the related Closing Date, inclusive; provided, however, with respect to those Mortgage Loans for which interest has been paid through a date beyond the related Cut-off Date, such accrued interest owing to Company shall be reduced by the amount of interest accruing on the Stated Principal Balance of each such Mortgage Loan at a rate equal to the Mortgage Interest Rate of such Mortgage Loan, from the related Closing Date to the day prior to the interest paid through date for such Mortgage Loan, inclusive.

            With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive (except as otherwise described in this Agreement during the related Interim Servicing Period): all payments and/or recoveries of principal collected on or after the related Cut-off Date, all payments of interest on the Mortgage Loans and all fees, prepayment penalties or premiums.

            Subsection 4.02. Near-term Principal Prepayments.

            In the event any Principal Prepayment is made by a Mortgagor on or prior to the date which is 30 days after the related Closing Date occurs, the Company shall remit to the Purchaser an amount equal to (a) with respect to any Mortgage Loan for which there is no prepayment penalty, the excess, if any, of the Purchase Price Percentage for such Mortgage Loan over par multiplied by the amount of such Principal Prepayment (the "Premium") and (b) with respect to any Mortgage Loan which has a prepayment penalty, an amount equal to the Premium for such Mortgage Loan minus the amount of the prepayment penalty received. Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of notice of such Principal Prepayment by the Company. If demand for payment of any amount described in this paragraph is not made prior to ninety (90) days after the date of any Principal Prepayment, the Company shall have no obligation to pay the amount described in this paragraph.

            SECTION 5. Examination of Mortgage Files. With regard to the examination of the Mortgage Loans and Mortgage Files prior to the related Closing Date, Purchaser and Company shall have such rights as are set forth in the related Confirmation. If Purchaser declines, in accordance with its rights under the related Confirmation, to purchase a Mortgage Loan, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to Company, purchase all or a portion of the Mortgage Loans without conducting any partial or complete examination.

            SECTION 6. Conveyance from Company to Purchaser.

            Subsection 6.01. Conveyance of Mortgage Loans; Possession of Mortgage Files.

            On the related Closing Date, the Company, simultaneously with the payment of the related Purchase Price, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Company in and to the Mortgage Loans (including the Servicing Rights thereon) listed on the related Mortgage Loan Schedule attached to the related Term Sheet, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Company shall deliver to the Purchaser (or upon Purchaser's request, its designee) the Mortgage Loan Documents. The contents of each related Mortgage File required to be retained by the Company to interim service the Mortgage Loans pursuant to the Agreement and the related Term Sheet and thus not delivered to the Purchaser prior to the related Closing Date are, and shall be, held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating interim servicing of the related Mortgage Loan pursuant to the Agreement and the related Term Sheet, and such retention and possession by the Company shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan and Servicing Rights prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only.

            The Mortgage File retained by the Company with respect to each Mortgage Loan pursuant to this Agreement and the related Term Sheet shall be appropriately identified in the Company's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Company shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement.

            Subsection 6.02. Books and Records.

            Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Company in trust for the benefit of the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate, solely for the purpose of facilitating the interim servicing of the Mortgage Loans as described herein. Upon Purchaser's request, the Company shall transfer, or cause to be transferred, record title to each Mortgage and the related Mortgage Note to the Purchaser. Notwithstanding the foregoing, beneficial ownership of each Mortgage, the related Mortgage Note and the related Servicing Rights shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company to which Purchaser is entitled as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds shall be received and held by the Company in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            It is the express intention of the parties that the transactions contemplated by this Agreement and the related Term Sheet be, and be construed as, a sale of the Mortgage Loans, and the Servicing Rights by the Company and not a pledge of the Mortgage Loans or the Servicing Rights by the Company to the Purchaser to secure a debt or other obligation of the Company. Consequently, the sale of each Mortgage Loan and the Servicing Rights shall be reflected as a sale on the Company's business records, tax returns and financial statements.

            Subsection 6.03. Delivery of Mortgage Loan Documents.

            No later than five Business Days prior to the related Closing Date, the Company shall deliver to the Purchaser or its agent the following Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule attached to the related Term Sheet:

            (a) The original Mortgage Note endorsed "Pay to the order of [________________], without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders, or an original lost note affidavit executed by Company in a form reasonably acceptable to Purchaser. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]";

            (b) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, from the Company to blank, or otherwise in accordance with Purchaser's instructions, which assignment of mortgage shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage;

            (c) The original of any guarantee executed in connection with the Mortgage Note;

            (d) Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon; provided, that if the mortgage has been delivered to the applicable recording office for recordation, Seller may deliver a copy together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage, and deliver the original upon receipt from the appropriate recording office within 180 days of the Closing Date. With respect to each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

            (e) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company;

            (f) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignment of mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment of mortgage together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

            (g) The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, (a) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured or (b) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally; the original policy of title insurance shall be delivered promptly upon receipt thereof by the Company;

            (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (i) If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company; and

            (j) The original Primary Mortgage Insurance Policy, if applicable.

            If the Company cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days of the related Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, Company shall deliver such document to Purchaser within such time period as specified in a Company's Officer's Certificate or, if delivery is not made by the expiration of such time period, Company shall use commercially reasonable efforts to cause delivery as soon as possible thereafter.

            The Company shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Company shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

            Company shall provide an original or duplicate original of the title insurance policy to Purchaser within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

            In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            For any Mortgage Loan that is not a MERS Mortgage Loan, the Company shall prepare the Assignments of Mortgage and shall pay to the Purchaser any recording fees or costs in transferring all original documents to the Purchaser.

            On the date which is two days prior to the related Closing Date (the "Scheduled Delivery Date",) the Seller shall deliver to the Purchaser the Mortgage Loan Schedule.

            SECTION 7. Representations, Warranties and Covenants of the Company; Remedies for Breach.

            Subsection 7.01. Representations and Warranties Respecting the Company.

            The Company hereby represents and warrants to the Purchaser and the Servicing Rights Owner as of the related Closing Date that:

            (i) The Company is a national association duly organized, validly existing and in good standing under the laws of the United States of America and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The Company has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the sale of the Mortgage Loans and Servicing Rights in accordance with the terms of this Agreement and the related Term Sheet;

            (ii) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan (including the Servicing Rights), to sell each Mortgage Loan and the Servicing Rights, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted. The Company has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement and the related Term Sheet, assuming due authorization, execution and delivery by the Purchaser, and each Assignment of Mortgage and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

            (iii) Neither the execution and delivery of this Agreement or the related Term Sheet by the Company, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans or the Servicing Rights to the Purchaser, the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement or the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's articles of incorporation or by-laws, or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or its assets, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

            (iv) The Company is not in violation of, and the execution and delivery of this Agreement or the related Term Sheet by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Company or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Company or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

            (v) The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. The Company is solvent and the sale of the Mortgage Loans and the Servicing Rights will not cause the Company to become insolvent. The sale of the Mortgage Loans and Servicing Rights is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

            (vi) The Company is properly qualified to service the Mortgage Loans and has been servicing the Mortgage Loans prior to the related Closing Date;

            (vii) Immediately prior to the payment of the related Purchase Price for each Mortgage Loan and the Servicing Rights thereto, the Company was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and the related Servicing Rights and upon the payment of the related Purchase Price by the Purchaser, in the event that the Company retains record title, the Company shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of interim servicing and supervising the interim servicing of each Mortgage Loan;

            (viii) There are no actions or proceedings against, or, to Company's knowledge, investigations of, the Company before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or the related Term Sheet, (B) seeking to prevent the sale of the Mortgage Loans, the sale of the Servicing Rights or the consummation of the transactions contemplated by this Agreement, (C) that might prohibit or materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or (D) that is reasonably likely to have a material adverse effect on the financial condition of the Company;

            (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the sale of the Mortgage Loans and Servicing Rights and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

            (x) The consummation of the transactions contemplated by this Agreement and the related Term Sheet are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes, the Mortgages and/or the Servicing Rights by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (xi) In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans and the Servicing Rights to Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans and Servicing Rights under current market conditions. The Company will treat the sale of the Mortgage Loans and the Servicing Rights to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

            (xii) The Company has delivered to the Purchaser financial statements for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement and the related Term Sheet;

            (xiii) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the Servicing Rights; and

            Subsection  7.02.       Representations and Warranties Regarding
                                    Individual Mortgage Loans.

            The Company hereby represents and warrants to the Purchaser and the Servicing Rights Owner, with respect to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

                        i The information set forth in the related Mortgage Loan
            Schedule is complete, true and correct;

                        ii No payment under any Mortgage Loan is delinquent as
            of the related Closing Date nor has any scheduled payment been delinquent for more than thirty (30) days at any time prior to the related Closing Date. The Mortgage Loan has not been dishonored. There are no material defaults under the terms of the Mortgage Loan. Each Mortgage Loan has a monthly Due Date of the first day of each month. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

                        iii There is no valid offset, right of rescission,
            defense or counterclaim of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. No Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

                        iv There are no mechanics' liens or similar liens or
            claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause
            (ix) below;

                        v As of the date of origination of the Mortgage Loan,
            there was no damage to any Mortgaged Property. At origination of the Mortgage Loan there was not any proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date.

                        vi Each Mortgage is a valid, subsisting, enforceable and
            perfected first lien on the Mortgaged Property securing the related Mortgage Note, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage, subject only to (1) the lien of nondelinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, and
            (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected first lien and first priority security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement and the related Term Sheet, the Company had full right to sell and assign the same to the Purchaser;

                        vii Each Mortgage Loan complies with, and the Company
            has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, all applicable predatory and abusive lending laws, all applicable unfair and deceptive practices laws and disclosure laws and the consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws.

                        viii Neither the Company nor any prior holder of any
            Mortgage Loan has impaired, waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan;

                        ix Each Mortgage Loan is covered by an ALTA lender's
            title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae or Freddie Mac in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae or Freddie Mac, together with all applicable ALTA endorsements, including without limitation, an adjustable rate mortgage loan endorsement, if applicable, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the Company, its successors and assigns, as to the first lien priority of the Mortgage (subject to the exceptions contained in (vi) (1), (2), and (3) above), in an amount at least equal to the original principal balance of each such Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Each title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property and each such policy was issued on the date of the origination of each related Mortgage Loan by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. The Company, its successors and assigns, are the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would materially impair the coverage of such lender's title insurance policy;

                        x All of the improvements which were included for the
            purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

                        xi No improvement located on or being part of the
            Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

                        xii Each Mortgage Note and the applicable Mortgage are
            original and genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by such parties. The Mortgage Loan Documents are on forms acceptable to Fannie Mae or Freddie Mac. Either the Mortgagor or the guarantor of a Mortgage Loan is a natural person;

                        xiii The proceeds of the Mortgage Loan have been fully
            disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Mortgage;

                        xiv Each Mortgage contains customary and enforceable
            provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

                        xv With respect to each Mortgage constituting a deed of
            trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                        xvi There are no defaults by Company in complying with
            the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due the Company have been capitalized under the Mortgage or the applicable Mortgage Note;

                        xvii The Mortgage Note is not and has not been secured
            by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation and no Mortgage Loan is secured by more than one Mortgaged Property;

                        xviii The buildings and improvements upon each Mortgaged
            Property are insured by a Qualified Insurer pursuant to a standard, valid and existing hazard insurance policy acceptable to Fannie Mae or Freddie Mac which policy insures against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or Freddie Mac Guide representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding principal balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration (which policy conforms to Fannie Mae or Freddie Mac requirements) is in effect with respect to such Mortgaged Property with a Qualified Insurer in an amount representing coverage not less than the least of (A) the outstanding Stated Principal Balance of the Mortgage Loan, (B) the maximum insurable value of the improvements securing such Mortgage Loan or (C) the maximum amount of insurance that is available under federal law. All individual insurance policies contain a standard mortgagee clause naming the Company or the original holder of the Mortgage, and its successors in interest, as loss payee, and all of the premiums due and payable thereon have been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either; All such insurance policies contain a clause that the insurer will notify the named mortgagee at least ten (10) days prior to any reduction in coverage or cancellation of the policy;

                        xix There is no default, breach or event of acceleration
            existing under the Mortgage or the applicable Mortgage Note; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Company and any of its affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of any Mortgage Loan has waived any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                        xx The Company has caused or will cause to be performed
            any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

                        xxi The Company has not advanced funds, or induced,
            solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

                        xxii The Mortgage File contains an appraisal of the
            Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated and conforms to the underwriting requirements of the Company. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac and was made by a Qualified Appraiser;

                        xxiii Each of the Mortgaged Properties consists of a
            single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. No Mortgaged Property consists of cooperative housing or stock in a cooperative housing corporation. Any condominium unit or planned unit development either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or Freddie Mac or is otherwise "warrantable" with respect thereto or "nonwarrantable" if underwritten in accordance with the Company's underwriting guidelines attached hereto. No such residence is a mobile home. Any residence that is a manufactured dwelling was underwritten in accordance with Fannie Mae guidelines. No Mortgage Loan is a manufactured, modular, or row-house loan in Baltimore or Philadelphia or New Mexico. None of the Mortgage Loans are considered agricultural loans. No Mortgaged Property consists of a log home, earthen home, underground home or a home which is situated on more than ten acres of property. Any Mortgage Property which is secured by a leasehold estate was underwritten in accordance with Fannie Mae guidelines. No Mortgaged Property (and no portion of a Mortgaged Property) is being used for commercial purposes. None of the Mortgage Loans are made for the purchase of land only;

                        xxiv None of the Mortgage Loans provide for deferred
            interest or negative amortization. None of the Mortgage Loans are simple interest Mortgage Loans; No Mortgaged Property is a timeshare;

                        xxv No Mortgage Loan contains any provisions currently
            in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment Mortgage Loan. Any Mortgage Loan containing a "balloon" feature is marked as such on the related Mortgage Loan Schedule;

                        xxvi Company is the sole owner of record and is the
            holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note and the related Servicing Rights thereto. Upon the sale of the Mortgage Loan to the Purchaser, and prior to the transfer of Servicing Rights to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or if requested by the Purchaser, it's designee, in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment sale or pledge to any person other than Purchaser and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and the related Term Sheet and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of interim servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement or the related Term Sheet, or as otherwise agreed to by the Company and the Purchaser. The Company acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

                        xxvii The Mortgage Note is payable on the first day of
            each month. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. Monthly payments of interest are calculated on the basis of a year comprised of twelve 30-day months;

                        xxviii The Mortgage contains a provision for the
            acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

                        xxix Each of the Mortgage and the Assignment of Mortgage
            (for each Mortgage Loan that is not a MERS Mortgage Loan) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                        xxx The Mortgagor has not notified the Company, and the
            Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

                        xxxi There exists no violation of any local, state, or
            federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Company has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

                        xxxii For each Mortgage Loan, the related Mortgage File
            is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

                        xxxiii Each Mortgage Note, each Mortgage, each
            Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Company hereunder has been delivered to the Purchaser or its agent;

                        xxxiv No Mortgage Loan was originated based on an
            appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                        xxxv The Company used no selection procedures that
            identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio; No statement, tape, diskette, form, report or other document furnished or to be furnished by Company pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                        xxxvi No error, omission, misrepresentation, negligence,
            fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor or any other party, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan;

                        xxxvii The Mortgagor has received and has executed,
            where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

                        xxxviii Each Mortgage Loan was originated by or for the
            Company pursuant to, and conforms with, the Company's underwriting guidelines attached as Exhibit 9 hereto;

                        xxxix None of the Mortgage Loans are High Cost Loans. No
            predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

                        xl All Mortgage Loans originated in New Jersey comply
            with the Purchaser's standards for purchasing New Jersey mortgage loans, set forth on Exhibit 11 hereto.

                        xli No Mortgage Loan (a) is secured by property located
            in the state of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law;

                        xlii No Mortgage Loan secured by property located in the
            State of Georgia was originated on or after October 1, 2002 and on or prior to March 7, 2003. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

                        xliii The Mortgage Loan is not subject to any
            outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

                        xliv No Mortgage Loan secured by property located in the
            State of New Mexico is a home improvement loan or manufactured home loan subject to the provisions of New Mexico's Home Loan Protection Act closed on or after January 1, 2004;

                        xlv No Mortgage Loan secured by property located in the
            State of South Carolina and subject to the South Carolina High Cost and Consumer Home Loan Act is a refinance or non-purchase money Mortgage Loan;

                        xlvi Each Mortgage Loan has been serviced in all
            material respects in strict compliance with Accepted Servicing Practices and the Interim Servicer has reported the Mortgagor credit files to each of the three credit repositories in a timely manner;

                        xlvii As to each consumer report (as defined in the Fair
            Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage, subject to Purchaser's and the subsequent or prospective purchaser's adherence to applicable federal and state credit reporting and privacy laws and regulations, including, but not limited to the Fair Credit Reporting Act and the Gramm Leach Bliley Act. The Company shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees actually incurred) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto, unless such damage, loss, cost and expense arises out of Purchaser's noncompliance with applicable federal or state credit reporting and privacy laws and regulations. The Company has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                        xlviii With respect to each Mortgage Loan for which the
            related Mortgage Loan Schedule indicates there is a prepayment penalty feature (a "Prepayment Penalty Mortgage Loan"), the Prepayment Penalty Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note. With respect to each Prepayment Penalty Mortgage Loan, each such prepayment penalty is enforceable and will be enforced by the Company for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years;

                        xlix The LTV of the Mortgage Loan either is not more
            than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy (other than a lender paid PMI Policy) obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loans as set forth on the Mortgage Loan Schedule accurately reflects the Mortgage Interest Rate of the Mortgage Loans, net of any such insurance premium;

                        xl The Company represents and warrants to the Purchaser
            that as of the related Closing Date or as of such date specifically provided herein:

                                    (1) No Mortgage Loan is a "High Cost Home
                        Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

                                    (2) No Mortgage Loan is a "High Cost Home
                        Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

                                    (3) No borrower was encouraged or required
                        to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

                                    (4) The methodology used in underwriting the
                        extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and/or the borrower's past credit history and such underwriting methodology does not rely solely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

                                    (5) With respect to any Mortgage Loan that
                        contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

                                    (6) No borrower was required to purchase any
                        credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                                    (7) All points and fees related to each
                        Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan.

                                    (8) All fees and charges (including finance
                        charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

                                    (9) The Company will transmit full-file
                        credit reporting data for each Mortgage Loan and that for each Mortgage Loan, Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                        xli No Mortgage Loan is subject to Oakland's
            Anti-Predatory Lending Ordinance.

            Subsection 7.03. Remedies for Breach of Representations and Warranties; Post-Closing Due Diligence.

            It is understood and agreed that the covenants, representations and warranties of Company set forth in this Agreement and the related Term Sheet shall survive the sale of the Mortgage Loans and the Servicing Rights to the Purchaser and shall inure to the benefit of the Purchaser for a period of ten
(10) years after the applicable Closing Date, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans (or the Servicing Rights) or the interest of the Purchaser therein (or which materially and adversely affects the value of a Mortgage Loan (or related Servicing Rights) or the interests of the Purchaser in the related Mortgage Loan (including the Servicing Rights thereon)) in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

            Within sixty (60) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's or Servicing Right's Owner's option, repurchase such Mortgage Loan (including the related Servicing Rights) at the Repurchase Price. Any repurchase of a Mortgage Loan or Mortgage Loans (including the corresponding Servicing Rights) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser or the Servicing Right's Owner and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser in writing; provided that the Company is given adequate notice of such information to comply with such instructions.

            If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (a) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (b) cause MERS to designate on the MERS(R) System the Company as the beneficial holder of such Mortgage Loan.

            At the time of repurchase, the Purchaser, the Servicing Rights Owner, as applicable, and the Company shall arrange for the reassignment of the repurchased Mortgage Loan and/or the related Servicing Rights, as applicable, to the Company and the delivery to the Company of any documents held by the Purchaser and/or the Servicing Rights Owner and their respective designees relating to the repurchased Mortgage Loan or Servicing Rights, as applicable. Upon the repurchase of a Mortgage Loan, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

            Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or
7.02 shall accrue as to any Mortgage Loan or Servicing Rights upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser and Servicing Rights Owner, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan and/or Servicing Rights as specified above, and (iii) demand upon the Company by the Purchaser or Servicing Rights Owner for compliance with the relevant provisions of this Agreement.

            In the event that any Mortgage Loan prepays in full on or prior to the date which is thirty days after the related Closing Date occurs, the Seller shall pay the Purchaser, within three Business Days of such prepayment in full,
(a) with respect to any Mortgage Loan without a prepayment penalty, the difference between the Purchase Price for such Mortgage Loan and the outstanding principal balance of such Mortgage Loan as of the Cut-off Date (the "Premium") and (b) with respect to any Mortgage Loan with a prepayment penalty, the difference between the Premium and the amount of the prepayment penalty collected with respect to the Mortgage Loan.

            SECTION 8. Closing. The closing for the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either by telephone and facsimile, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            Subsection 8.1 Conditions to Purchaser's Obligations.

            The obligation of Purchaser to purchase the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Purchaser):

                        (a) Representations and Warranties Correct. Each of the
            representations and warranties of Company contained in this Agreement and the related Term Sheet shall be true and correct in all material respects as of the related Closing Date.

                        (b) Compliance with Covenants. Company shall have
            performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed on or prior to the related Closing Date under this Agreement and the related Term Sheet.

                        (c) Closing Documents. Company shall have executed and
            delivered this Agreement and the related Term Sheet and all other Closing Documents and all other documents required to be delivered by Company hereunder.

                        (d) Corporate Actions. All corporate, partnership and
            other acts necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by Company.

                        (e) Mortgage File. The Company shall have delivered to
            the Purchaser or its designee all of the Mortgage Loan Documents in accordance with Section 6.03 and a complete Mortgage File with respect to each Mortgage Loan.

                        (f) Material Adverse Effect. There is no pending action,
            suit, proceeding or governmental investigation or inquiry against the Company, which would have a material adverse effect on the business, operations, financial condition, properties or assets of the Company, the mortgage loans contemplated herein, or would likely impair materially the ability of the Company to perform under the terms of this Agreement.

            Subsection 8.2 Conditions to Company's Obligations.

            The obligation of Company to sell the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Company):

                        (a) Purchase Price. The related Purchase Price, plus
            accrued interest pursuant to Section 4, shall have been delivered to Company by wire transfer of immediately available funds pursuant to Company's reasonable instructions.

                        (b) Compliance with Covenants. Purchaser shall have
            performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed under this Agreement and the related Term Sheet.

                        (c) Closing Documents. Purchase shall have executed and
            delivered this Agreement and the related Term Sheet.

                        (d) Corporate Actions. All corporate and other acts
            necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by Purchaser.

            SECTION 9. Closing Documents.

            The Closing Documents for the Mortgage Loans and the Servicing Rights to be purchased on the related Closing Date shall consist of fully executed originals of the following documents:

            1. this Agreement (which shall only be required on the initial Closing Date), in two (2) counterparts;

            2. upon the request of Purchaser, a Custodial Account Letter Agreement in the form attached as Exhibit 3 hereto;

            3. Upon the request of Purchaser, an Escrow Account Letter Agreement in the form attached as Exhibit 4 hereto;

            4. the related Mortgage Loan Schedule, one copy to be attached to the related Term Sheet;

            5.          the related Term Sheet; and

            6. such other documents related to the purchase and sale of the Mortgage Loans and the Servicing Rights as the Purchaser may reasonably request.

            SECTION 10. Costs; Assignments. The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transaction covered by this Agreement. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and related Servicing Rights including, without limitation, fees for the preparation of intervening assignments of Mortgage and Assignments of Mortgage, any termination fees owed to Company's document custodian, any costs relating to transfer of the Mortgage File, and other Mortgage Loan records to Purchaser, the costs of delivering complete master file tape information and other electronically stored information to the Purchaser, the costs of notifying the Mortgagors, hazard and flood insurance companies and other third parties as required, the costs of transferring "lifetime" tax service contracts (as described in Section 14.01) to the Purchaser, the costs of transferring "lifetime" flood certification contracts (as described in Section 14.02) to the Purchaser, and the legal fees and expenses of its attorneys shall be paid by the Company.

            SECTION 11. Company's Interim Servicing Obligations. Company, as independent contract servicer, shall service and administer the Mortgage Loans during the related Interim Servicing Period in accordance with the terms and provisions set forth in this Agreement, the related Term Sheet and in the Servicing Addendum attached hereto as Exhibit 5, which Servicing Addendum is incorporated herein by reference. The Company shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

            SECTION 12. The Company.

            Subsection 12.01 Indemnification

            (a) The Company agrees to indemnify the Purchaser, the Successor Servicer and the Servicing Rights Owner and hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Purchaser, the Successor Servicer or the Servicing Rights Owner may sustain in any way related to (i) any act, negligence or omission on the part of the Company or its designees in receiving, processing, funding or servicing any Mortgage Loan prior to the related Servicing Transfer Date or otherwise arising from the transfer of the Servicing Rights provided for in this Agreement; (ii) any negligence, act or omission by Company or its designees to cause the transfer of the Mortgage Loans or Servicing Rights to Purchaser unless such inability is the sole result of any act or omission of the Purchaser; (iii) the failure of the Company to perform in any way its duties and interim service the Mortgage Loans in strict compliance with the terms of this Agreement; and (iv) for breach of any covenant, representation or warranty of the Company contained herein. In addition to the obligations of the Company set forth in this Subsection 12.01(a), the Purchaser, the Successor Servicer and Servicing Rights Owner may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Company shall immediately notify the Purchaser and Servicing Rights Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and Servicing Rights Owner and with counsel reasonably satisfactory to the Purchaser and Servicing Rights Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser or Servicing Rights Owner in respect of such claim but failure to so notify the Purchaser and Servicing Rights Owner shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser and Servicing Rights Owner, as applicable. The provisions of this Section 12.01 shall survive termination of this Agreement. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement. Upon the request of the Purchaser, the Company hereby agrees to execute a recognition agreement recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

            (b) The Purchaser agrees to indemnify the Company and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Company may sustain in any way related to (i) the breach of any covenant, representation or warranty of the Purchaser contained herein; (ii) any negligence, act or omission on the part of Purchaser or its designees in receiving, processing, funding or servicing any Mortgage Loan after the Servicing Transfer Date; and (iii) any negligence, act or omission of the Purchaser or its designees to cause the transfer of the Mortgage Loans or the Servicing Rights unless such inability is the sole result of any act or omission of the Company. In addition to the obligations of the Purchaser set forth in this Subsection 12.01(b), the Company may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Purchaser shall immediately notify the Company if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Company and with counsel reasonably satisfactory to the Company) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Company in respect of such claim but failure to so notify the Company shall not limit its obligations hereunder. The Purchaser agrees that it will not enter into any settlement of any such claim without the consent of the Company. The provisions of this
Section 12.01 shall survive termination of this Agreement.

            Subsection 12.02. Merger or Consolidation of the Company.

            The Company shall keep in full force and effect its existence, rights and franchises as a national association under the laws of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Company to perform its duties under this Agreement.

            Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall satisfy any requirements of Section 15 with respect to the qualifications of a successor to the Company.

            Subsection 12.03. Limitation on Liability of the Company and Others.

            Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken, or for refraining from the taking of any action, in good faith in connection with the interim servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment in connection with the interim servicing of the Mortgage Loans; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations materially in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell, or duty to interim service, the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Company shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Company's indemnification under Subsections 7.03 or 12.01.

            Subsection 12.04 Company Not to Resign.

            The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company in which event the Company may resign as interim servicer. Any such determination permitting the resignation of the Company as interim servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 15.

            Subsection 12.05. No Transfer of Servicing.

            With respect to the retention of the Company to service the Mortgage Loans during the Interim Servicing Period, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, during the Interim Servicing Period, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

            SECTION 13. Default

            Subsection 13.01. Events of Default.

            In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

            (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date in which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or the Servicing Rights Owner; or

            (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or the related Term Sheet which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

            (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of its property; or

            (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi) failure by the Company to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

            (vii) the Company ceases to be approved by either Fannie Mae or Freddie Mac as a mortgage loan seller or servicer for more than thirty days; or

            (viii) the Company attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company as interim servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company to interim service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

            If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Subsection 12.04) of the Company hereunder, either (i) the successor to the Company shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Company shall cooperate with the successor either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor or (y) in causing MERS to designate on the MERS(R) System the successor as the servicer of such Mortgage Loan.

            Subsection 13.02. Waiver of Defaults. The Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 14. Termination; Servicing Transfer. With respect to a Mortgage Loan, the respective obligations and responsibilities of the Company, as interim servicer, shall terminate at the expiration of the related Interim Servicing Period unless earlier terminated in accordance with the terms of this Agreement or the related Term Sheet, without the payment of any termination fee. Upon request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, to prepare notices to the mortgagors and related insurance companies, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder as interim servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Company shall follow the servicing transfer instructions of the Purchaser contained herein and attached hereto as Exhibit 7 with respect to servicing transfer procedures. Company and Purchaser will each, at the request of the other, execute and deliver to each other all such documents that either may reasonably request in order to perfect the transfer, assignment and delivery to Purchaser of the Servicing Rights to be sold, transferred, assigned and delivered as of the consummation of this Agreement. The Company shall not be entitled to any transfer fee.

            Subsection 14.01.Obligations of the Company Prior to the Servicing Transfer Date.

            The Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the related Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date:

            (a) Preliminary Test Tape. On or prior to the related Closing Date, the Company shall forward to the Purchaser a preliminary test tape (including master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by the Agencies, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by the Company and the Purchaser. The preliminary test tape shall include all field descriptions and record layouts;

            (b) Notice to Hazard Insurers. The Company shall inform by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Purchaser's name. The Company shall provide the Purchaser with a copy of the notification letter and an officer's written certification that all hazard insurance companies have been notified by an identical letter;

            (c) Notice to Mortgage Insurance Companies. The Company shall inform by written notice all mortgage insurance companies providing any Primary Mortgage Insurance Policy of the change in insured's name on each such policy to the Purchaser's name. The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

            (d) Tax Service Contracts. The Company shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably acceptable to the Purchaser on all of the Mortgage Loans and shall assign all such contracts to the Purchaser or, in the alternative, the Company shall notify the Purchaser as to any Mortgage Loans for which it has not procured the requisite contract and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee or premium that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

            (e) Flood Certifications. The Company shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Purchaser or, in the alternative, the Company shall notify the Purchaser as to any Mortgage Loans for which it has not procured the flood certification referenced above and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

            (f) Notice to Mortgagors. The Company shall, no later than fifteen
(15) days prior to the related Servicing Transfer Date, inform in writing all Mortgagors of the change in servicer from the Company to the Purchaser, all in accordance with applicable law. The Company shall obtain the Purchaser's approval of the form of such notifications prior to their mailing. The Company acknowledges that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Company shall have the sole responsibility for such compliance. The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all Mortgagors have been notified by an identical letter;

            (g) Payment of Real Estate Taxes. The Company shall make or cause to be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the related Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the related Servicing Transfer Date to receive a discount, or (iii) will be delinquent within thirty (30) days after the related Servicing Transfer Date. If tax bills have not been received by the Company by the related Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Company shall obtain and pay all tax bills subsequent to the related Servicing Transfer Date and the Purchaser will promptly reimburse the Company upon receipt from the Company of documentation evidencing such payment. On non-impounded accounts, the Company shall ensure that all taxes which would otherwise be delinquent by the related Servicing Transfer Date, if not paid by such date, have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company's failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the related Servicing Transfer Date;

            (h) Payment of Insurance Premiums. The Company shall pay all hazard and flood insurance and Primary Mortgage Insurance Policy premiums required to be paid prior to the related Servicing Transfer Date or within thirty (30) days after the related Servicing Transfer Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the related Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company's failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the related Servicing Transfer Date in accordance with the terms of any document contained in the Mortgage File or any applicable law or regulation including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or "V" flood hazard area;

            (i) ARM Adjustments. With respect to each adjustable rate Mortgage Loan whose index value for any Interest Adjustment Date is available on or prior to the related Servicing Transfer Date, the Company shall make all such adjustments and shall inform the related Mortgagors of such adjustments; and

            (j) Notice to Sub-servicers. On or prior to the related Closing Date, the Company shall inform by written notice all sub-servicers who perform servicing obligations with respect to the Mortgage Loans of the sale of the Mortgage Loans to the Purchaser and of the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date. The Company shall provide the Purchaser with a copy of the notification letter and an officer's certification that all sub-servicers have been notified by an identical letter.

            Subsection 14.02 Obligations of the Company after the Servicing Transfer Date.

            Without limiting the generality of Section 14., the Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) Business Days following the related Servicing Transfer Date (or within such time as may otherwise be specified below):

            (a) Tape. The Company shall furnish to the Purchaser all available computer or like records requested by the Purchaser reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the related Servicing Transfer Date (including, without limitation, (i) master file, (ii) escrow file, (iii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable and policy number/parcel number, (iv) ARM master file, (v) ARM history, and (vi) all HMDA data required by the Agencies). Such records shall include magnetic tapes reflecting all computer files maintained on the Mortgage Loans and shall include reports in electronic format as specifically requested by the Purchaser;

            (b) Mortgage File. If the Company has not already done so, the Company shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

            (c) Accounting Reports. The Company shall furnish to the Purchaser copies of all accounting reports relating to the Mortgage Loans as of the related Servicing Transfer Date including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

            (d) Other Documentation. The Company shall provide the Purchaser any and all further documents reasonably required by the Purchaser in order to fully transfer to the Purchaser possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;

            (e) Transfer of Escrow Funds and Other Proceeds. The Company shall transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of (i) the Net Escrow Payments, (ii) all undistributed insurance loss draft funds, (iii) all unapplied funds received by the Company, (iv) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date, (v) all buydown funds held by the Company as of the related Servicing Transfer Date, and (vi) all other amounts held by the Company with respect to the Mortgage Loans as of the related Servicing Transfer Date for which the Company is not entitled to retain (collectively, the "Escrow Proceeds"). Within five (5) Business Days following the Purchaser's receipt of the Escrow Proceeds, the Company and the Purchaser shall resolve any discrepancies between the Company's accounting statement and the Purchaser's reconciliation with respect thereto. No later than ten (10) Business Days following the related Servicing Transfer Date, the Company or the Purchaser, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled; and

            (f) Mortgage Payments Received After Servicing Transfer Date. The Company shall promptly forward to the Purchaser any payment received by it after the related Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Company's lock box facility, in which case the Company shall forward such payment in a form acceptable to the Purchaser. The Company shall notify the Purchaser of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.

            Subsection 14.03. Limited Power of Attorney. If requested by Purchaser, Company shall furnish to Purchaser a limited power of attorney in the form attached here as Exhibit 10 appointing Purchaser and any of its employees to act as Company's attorney in fact to execute documents pertaining to the discharge and satisfaction of Mortgages which were recorded in Company's name and to endorse checks received by the Purchaser from Mortgagor after the related Servicing Transfer Date in the Company's name.

            Subsection 14.04. Supplementary Information. From time to time prior to the related Servicing Transfer Date for the servicing of any given Mortgage Loan, Company shall furnish to Purchaser such information supplementary to the information contained in the documents and schedules delivered pursuant hereto and file such reports as purchaser may reasonably request.

            Subsection 14.06. Reasonable Access. Between the date of this Agreement and the related Servicing Transfer Date, Company shall give Purchaser its authorized representatives reasonable access to all documents, files, books, records, accounts, offices and other facilities of Company related to the Mortgage Loans and Servicing Rights transferred hereby, and permit Purchaser to make such inspections thereof as Purchaser may reasonably request during normal business hours, provided, however, that such investigation or inspection shall be conducted in such a manner as to not interfere unreasonably with Company's business operations.

            SECTION 15. Successor to the Company. Prior to termination of the Company's responsibilities and duties as interim servicer under this Agreement pursuant to Section 13 or 14, the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations as interim servicer under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company as interim servicer under this Agreement provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities as interim servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Company as interim servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 15 and shall in no event relieve the Company of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 12.01, it being understood and agreed that the provisions of such Subsections 7.01, 7.02,
7.03 or 12.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

            SECTION 16. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier or facsimile, when received by the other party at the address as follows:

            (i)         if to the Company:

                        First National Bank of Nevada
                        17600 N. Perimeter Drive,
                        Scottsdale, Arizona 85255
                        Attention: Secondary Marketing
                        Facsimile: (480) 609-5695

                        with a copy to

                        First National Bank of Nevada
                        17600 N. Perimeter Drive,
                        Scottsdale, Arizona 85255
                        Attention: General Counsel
                        Facsimile: (480) 609-7078

            (ii)        if to the Purchaser:

                        Goldman Sachs Mortgage Company
                        85 Broad Street
                        New York, NY 10004
                        Attention: Michelle Gill
                        Facsimile: (212) 902-3000

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, by signed receipt if by overnight courier, or by written electronic confirmation if by facsimile).

            SECTION 17. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 18. Counterparts. This Agreement and each Term Sheet may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions.

            SECTION 20. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Company is selling the Mortgage Loans and the Servicing Rights, and not a debt instrument of the Company or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Mortgage Loans and the Servicing Rights. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Servicing Rights and the Company shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 21. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective successors and assigns of the Company and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement. A form of such assignment is attached as Exhibit 8 hereto. This Agreement shall not be assigned, pledged or hypothecated by the Company to a third party without the consent of the Purchaser.

            SECTION 22. Waivers. No term or provision of this Agreement and a Term Sheet may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 23. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 24. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g) the headings used in this Agreement are for reference purposes only and shall not have any effect on the substantive interpretation of the provisions of this Agreement.

            SECTION 25. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 26. Nonsolicitation. From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or
(ii) written notice from the related borrower or obligor under a Mortgage Loan of such party's intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans shall be transferred to the Purchaser pursuant to this Purchase Agreement on the Closing Date and the Company shall take no action to undermine these rights and benefits. The Company shall (a) not sell the name of any Mortgagor, and (b) use its best efforts to prevent the sale of the name of any Mortgagor by the Company's wholly owned subsidiaries and affiliates, to any person or entity for the direct or indirect purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing, internet, and email solicitations based, in all instances, on commercially acquired mailing lists (which may not be specifically targeted at the Mortgagors,) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 26.

            SECTION 27. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

            SECTION 28. Integration. This Agreement and the applicable Term Sheet contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supercede any prior or contemporaneous understandings, agreements, covenants, statements, representations or warranties, if any, with regard to the subject matter hereof. If there is any conflict between the terms of this Agreement and any Term Sheet dated subsequent to this Agreement, the provisions of such Term Sheet shall control with respect to Mortgage Loans sold pursuant to such Term Sheet.

            SECTION 29. Availability of Information. The Purchaser agrees to make available, or to cause any servicer of the Mortgage Loans to make available, to the Company on a monthly basis, any information relating to the performance of the Mortgage Loans, including, without limitation, delinquency, default and prepayment information. Such information may be provided in a form convenient to Purchaser or servicer, as the case may be.

            SECTION 30. Loan Sales and Securitization. With respect to the Mortgage Loans, the Company and the Purchaser acknowledge and agree that the Purchaser or any prospective purchaser may sell or transfer from time to time some or all of the Mortgage Loans or the related Servicing Rights to one or more purchasers in connection with whole loan sales, servicing rights sales and/or securitizations of the Mortgage Loans (each, a "Transaction). With respect to any such Transaction, the Company shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in connection with each Transaction, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, and (ii) restating certain representations and warranties as set forth in the Purchase Agreement as to the Company and the Mortgage Loans on the date of the Transaction as of the related Closing Date. The Company agrees to enter into an assignment, assumption and recognition agreement pursuant to which the Company assigns the certain restated representations and warranties and remedies to the Transaction as of the related Closing Date. The Company shall indemnify the Purchaser, each Affiliate of the Purchaser participating in any such Transaction, each person who controls the Purchaser or such Affiliate, and the successor servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the successor servicer may sustain in any way related to the provision by the Company of any information regarding the Company, the Mortgage Loans, or the servicing thereof, or the Company's Underwriting Guidelines attached hereto in connection with any Transaction. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            SECTION 31. Confidential Information. The Company understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Company agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                    FIRST NATIONAL BANK OF NEVADA
                                    Company

                                    By:
                                       ----------------------------------------
                                       Name:  Clay Minich
                                       Title: Senior Vice President



                                    GOLDMAN SACHS MORTGAGE COMPANY
                                    Purchaser

                                    By:
                                       ----------------------------------------
                                       Name:  Janet Bell
                                       Title: Vice President

                                    EXHIBIT 1
                                    ---------

                               FORM OF TERM SHEET

            This TERM SHEET (the "Term Sheet") dated _____________, between First National Bank of Nevada, a national association, located at 14635 N. Kierland Boulevard, Suite 201, Scottsdale, Arizona 85254 (the "Company") and ____________________, a _________corporation, located at ______________________
______________________ (the "Purchaser") is made pursuant to the terms and conditions of that certain Mortgage Loan Purchase and Interim Servicing Agreement (the "Agreement") dated as of _________, 2001, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

            The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company's right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.    Definitions

            For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):                       $[________]

Closing Date:                                  [__________]

Cut-off Date:                                  [__________]

Initial Weighted Average
Mortgage Loan Remittance Rate:                 [__________]

Mortgage Loan:                                 [__________]

Purchase Price Percentage:                     [__________]

Servicing Transfer Date:                       [__________]

Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:
[None]

[Additional] [Modification] of Representations and Warranties:

[In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None]. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

[(a) As of the related Closing Date, all of the Mortgage Loans will have an actual paid-to-date of [____________] (or later) and will be due for the [__________] scheduled monthly payment (or later).]

Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                    FIRST NATIONAL BANK OF NEVADA


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------



                                    GOLDMAN SACHS MORTGAGE COMPANY


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                   SCHEDULE I
                                   ----------

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2
                                    ---------

                         CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or upon Purchaser's request its designee:

      1.    Mortgage Loan Documents.

      2.    Residential loan application.

      3.    Mortgage Loan closing statement.

      4.    Verification of employment and income, if applicable.

      5. Verification of acceptable evidence of source and amount of down payment, if applicable.

      6.    Credit report on Mortgagor.

      7.    Residential appraisal report.

      8.    Photograph of the Mortgaged Property.

      9.    Survey of the Mortgaged Property.

      10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

      12. If available, termite report, structural engineer's report, water portability and septic certification.

      13.   Sales Contract, if applicable.

      14.   Hazard insurance policy.

      15. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

      16.   Amortization schedule, if available.

      17.   Payment history for each of the Mortgage Loans.

                                    EXHIBIT 3
                                    ---------

                   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                               ________________________ __, 2004

To:
   --------------------

   (the "Depository")

            As the Company under the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "__________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, P&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                       _____________


                                       By:
                                           -------------------------------
                                       Name:
                                           -------------------------------
                                       Title
                                           -------------------------------
                                       Date:
                                           -------------------------------

            The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                       Depository


                                       By:
                                           -------------------------------
                                       Name:
                                           -------------------------------
                                       Title
                                           -------------------------------
                                       Date:
                                           -------------------------------

                                    EXHIBIT 4
                                    ---------

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT


                                                           ____________ __, 2004

To:
   ---------------------

   (the "Depository")

            As the Company under the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "_____________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, T&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                       _____________


                                       By:
                                           -------------------------------
                                       Name:
                                           -------------------------------
                                       Title
                                           -------------------------------
                                       Date:
                                           -------------------------------


            The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                       Depository


                                       By:
                                           -------------------------------
                                       Name:
                                           -------------------------------
                                       Title
                                           -------------------------------
                                       Date:
                                           -------------------------------

                                    EXHIBIT 5
                                    ---------

                               SERVICING ADDENDUM

            SECTION 11. Servicing.

            Subsection 11.00 Additional Definitions.

            Ancillary Income: Additional servicing compensation in the form of assumption fees, late payment charges and other miscellaneous fees. Prepayment penalties or premiums due in connection with a Principal Prepayment shall not constitute Ancillary Income and shall be deposited in the Custodial Account as set forth in Subsection 11.04. The Company's right to Ancillary Income shall terminate on the Servicing Transfer Date.

            BIF: The Bank Insurance Fund, or any successor thereto.

            Code: The Internal Revenue Code of 1986, or any successor statute thereto.

            Determination Date: With respect to each Distribution Date, the close of business of the last day of the month preceding the month in which such Distribution Date occurs.

            Distribution Date: The fifth (5th) Business Day of each month, commencing on the fifth (5th) Business Day of the month next following the month in which the Cut-off Date occurs.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Company pursuant to this Agreement), a determination made by the Company that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Company shall maintain records, prepared by a servicing officer of the Company, of each Final Recovery Determination.

            Interim Servicing Fee: With respect to each Mortgage Loan, the amount of the servicing fee the Purchaser shall pay to the Company, which shall, for each month, be equal to $12.00 per Mortgage Loan per month plus. Such fee shall be payable monthly. If the Interim Servicing Period includes any partial calendar month, the Interim Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month. For each Mortgage Loan, such servicing fee will be payable solely from amounts representing interest actually received by the Company from the related Mortgagor.

            Permitted Investments: Any one or more of the following obligations or securities:

                        (i) direct obligations of, and obligations fully
            guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                        (ii) (a) demand or time deposits, federal funds or
            bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and
            (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                        (iii) repurchase obligations with a term not to exceed
            thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

                        (iv) securities bearing interest or sold at a discount
            issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                        (v) commercial paper (including both
            non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                        (vi) any other demand, money market or time deposit,
            obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

                        (vii) any money market funds the collateral of which
            consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

            Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

            Qualified Depository: A depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in the highest rating category by each Rating Agency.

            REMIC: A "real estate mortgage investment conduit" as such term is defined in the Code, as amended.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its interim servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the interim servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae or Freddie Mac), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under this Agreement.

            Subsection 11.01 Company to Act as Servicer.

Company, as independent contract servicer, shall interim service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

            Consistent with the terms of this Agreement and Accepted Servicing Practices, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, during the Interim Servicing Period the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If required by the Company, the Purchaser shall furnish the Company with powers of attorney at the Purchaser's option and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

            In interim servicing and administering the Mortgage Loans, the Company shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to Accepted Servicing Practices. If Company elects to utilize a subservicer to perform any or all of Company's duties hereunder, Company shall remain liable as though such duties were performed directly by Company and Company shall be responsible for the payment of any and all fees of any such subservicer.

            Subsection 11.02 Collection of Mortgage Loan Payments.

            Continuously from the related Closing Date until the related Servicing Transfer Date, the Company shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Subsection 11.03 Realization Upon Defaulted Mortgage Loans.

            (a) The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as it shall deem to be in the best interest of the Purchaser. If a Mortgage Loan becomes sixty (60) or more days delinquent or subject to a foreclosure proceeding, then with respect to the Servicing Rights to such Mortgage Loan the related Servicing Transfer Date shall be the close of business on the next Business Day if so requested by the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, and the Purchaser has not exercised its right to accelerate the related Servicing Transfer Date as described in the previous sentence, the Company shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Company shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

            (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Company has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Company shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Company has received approval from the Purchaser and has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                        (1) such Mortgaged Property is in compliance with
            applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                        (2) there are no circumstances present at such Mortgaged
            Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Company, subject to the Company's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

            If the Company determines, in consultation with the Purchaser, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Company shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Company, subject to the Company's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

            (c) The Company shall also promptly notify the Purchaser upon learning of any state insolvency or federal bankruptcy proceedings in which any Mortgagor is seeking relief or is the defendant debtor, or of the death or incapacity or any Mortgagor or guarantor.

            Subsection 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

            The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Funds deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a Custodial Account Letter Agreement in the form of Exhibit 3.

            The Company shall deposit in the Custodial Account on a daily basis within two Business Days of receipt, and retain therein the following payments and collections received by it subsequent to the related Cut-off Date:

            (i) all payments on account of principal including Principal Prepayments (and any prepayment penalty fees collected from Mortgagors for any Principal Prepayments) on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans;

            (iii) all Liquidation Proceeds;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

            (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

            (vi) all proceeds of any Mortgage Loan repurchased in accordance with Subsection 7.03;

            (vii) any amounts required to be deposited by the Company pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Company's own funds, without reimbursement therefor;

            (viii) any amounts required to be deposited by the Company in connection with any REO Property pursuant to Subsection 11.13; and

            (ix) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20.

            The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Company in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv). The Company shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

            Subsection 11.05 Permitted Withdrawals From the Custodial Account.

            The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

            (i) to make distributions to the Servicing Rights Owner in the amounts and in the manner provided for in Subsection 11.14;

            (ii) to reimburse itself for unreimbursed Servicing Advances, the Company's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

            (iii) to pay to itself pursuant to Subsection 11.21 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Interim Servicing Fee;

            (iv) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03, all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

            (v) to pay, or to reimburse the Company for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

            (vi) to reimburse itself for any expenses that are reimbursable pursuant to Subsection 11.03; and

            (vii) to clear and terminate the Custodial Account on the termination of this Agreement.

            The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii), (iv),
(v) and (vi) above. The Company shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (v) above.

            Subsection 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Upon the request of the Purchaser, the Company shall deliver to the Purchaser an Escrow Account Letter Agreement in the form of Exhibit 4.

            The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Subsection 11.07 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Company (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property, (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

            Subsection 11.08 Payment of Taxes, Insurance and Other Charges.

            With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

            Subsection 11.09 Transfer of Accounts.

            The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository institution from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser.. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

            Subsection 11.10 Maintenance of Hazard Insurance.

            The Company shall cause to be maintained for each Mortgage Loan fire, and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Company also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Company's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company, or upon request to the Purchaser, and shall provide for at least thirty
(30) days' prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

            Subsection 11.11 Maintenance of Mortgage Impairment Insurance
Policy.

            In the event that the Company shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has an A.M. Best rating of A:VI or better insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Company shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

            Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

            The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and Servicers' Guide. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

            Subsection 11.13 Title, Management and Disposition of REO Property.

            In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Company shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser. The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Company determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is necessary to sell any REO property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and a separate servicing agreement among the Company and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

            With respect to each REO Property, the Company shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited, on a daily basis within one Business Day of receipt in the Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Company.

            The Company shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Each REO Disposition shall be carried out by the Company at such price and upon such terms as the Purchaser shall direct. If as of the date title to any REO Property was acquired by the Company there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Company, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Company as provided above, shall be deposited in the Custodial Account within one Business Day of receipt.

            Subsection 11.14 Distributions.

            On each Distribution Date, the Company shall distribute to the Servicing Rights Owner all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05.

            All distributions made to the Purchaser on each Distribution Date shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Company or by check mailed to the address of the Purchaser.

            With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Company to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

            Subsection 11.15 Remittance Reports.

            No later than the fifth Business Day each month, the Company shall furnish to the Purchaser or its designee a computer tape and a hard copy of the monthly data, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Company shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the remittance report with respect to the related Distribution Date.

            Subsection 11.16 Statements to the Purchaser.

            No later than the Distribution Date, the Company shall forward to the Purchaser or its designee a statement prepared by the Company setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

            Upon the request of the Purchaser, in connection with any Transaction, the Company shall furnish to the Purchaser a complete, true and correct Mortgage Loan Schedule with respect to the related Mortgage Loans.

            In addition, not more than ninety (90) days after the end of each calendar year, the Company shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

            The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

            Subsection 11.17 Real Estate Owned Reports.

            Together with the statement furnished pursuant to Subsection 11.13, with respect to any REO Property, the Company shall furnish to the Purchaser a statement covering the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Subsection 11.18 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall deliver to the Purchaser within three Business Days after completion of the foreclosure sale a liquidation report with respect to such Mortgaged Property.

            Subsection 11.19 Assumption Agreements.

            The Company shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Company shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company, upon prior Purchaser consent, shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Company, with the prior written consent of the insurer under the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            In connection with any such assumption or substitution of liability, the Company shall follow the underwriting guidelines of Company attached as
Exhibit 9 hereto. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Subsection 11.20 Satisfaction of Mortgages and Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification of a servicing officer of the Company (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Company and the Company shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

            In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the fidelity bond insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            From time to time and as appropriate for the interim servicing or foreclosure of any Mortgage Loan, including for this purpose collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the related Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

            Subsection 11.21 Servicing Compensation.

            As compensation for its services hereunder, the Company shall be entitled to receive on the Mortgage Loans the amounts provided for as the Company's Interim Servicing Fee and Ancillary Income. Ancillary Income shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

            Subsection 11.22 Notification of Adjustments.

            On each Adjustment Date, the Company shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Company also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Company's methods of implementing such interest rate adjustments. Upon the discovery by the Company or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

            Subsection 11.23 Access to Certain Documentation.

            The Company shall provide to any federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans interim serviced by the Company required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Company.

            Subsection 11.24 Reports and Returns to be Filed by the Company.

            The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

            Subsection 11.25 Compliance with REMIC Provisions.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                    EXHIBIT 6
                                    ---------

                                   [RESERVED]

                                    EXHIBIT 7
                                    ---------

                         SERVICING TRANSFER INSTRUCTIONS

                                    EXHIBIT 8
                                    ---------

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into as of [___________], 200[_] (the "Closing Date"), among [__________________________], a [__________] corporation, having an address at [___________________] (the "Assignor"),
[_____________________________], a [___________________] corporation, having an address at [_________________________________] (the "Assignee"), and
[__________________], a [___________] corporation, having an address at
[_________________] (the "Company"). Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

            In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee
            (a) all of its right, title and interest as "Purchaser" in, to and under that certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of [_______________], 200[__] and duly executed by the Company and [________________________________] ("Purchaser")
            (the "Purchase Agreement") attached hereto as Exhibit A, only with respect to the Mortgage Loans, and (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"). Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as "Purchaser" in, to and under the Purchase Agreement with respect to any other mortgage loan other than those set forth on Exhibit B and furthermore, the Assignor is not assigning to the Assignee, but instead is expressly reserving for the Servicing Rights Owner's exclusive right and benefit only, the following:

            a) any of the Servicing Rights relating to the Mortgage Loans, as the term "Servicing Rights" is defined in the Purchase Agreement and further described herein;

            b) all rights and benefits accorded the Servicing Rights Owner under the Purchase Agreement;

            Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement, or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify the Assignee), and that all such obligations are assumed by the Company.

            The Assignor acknowledges and agrees that upon execution of this Agreement, [____________] shall become the "Purchaser" under the Purchase Agreement, and all representations, warranties and covenants by the "Company" to the "Purchaser" under such Purchase Agreement including, but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

2. Consideration. In consideration for the sale of the Mortgage Loans to the Assignee, the Assignee agrees to pay to the Assignor the amount referenced in that certain trade confirmation dated as of [____________], 200[__] (the "Confirmation"), and duly executed by the Assignor and the Assignee (the "Purchase Price"). The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available funds to the account designated by the Assignor on or before the Closing Date, as defined in this Confirmation.

3. Servicing of the Mortgage Loans. [From and after the related Servicing Transfer Date, the Servicing Rights Owner shall service the Mortgage Loans for the Assignee in accordance with that certain Servicing Agreement dated as of [________________] , by and between the Servicing Rights Owner and the Assignee (the "Servicing Agreement").] Prior to the related Servicing Transfer Date, the Company shall service the Mortgage Loans on an interim basis on behalf of the Assignee and the Servicing Rights Owner in accordance with the Purchase Agreement. The address of the "Purchaser" set forth in Section 16 of the Purchase Agreement shall be changed to read as follows:

                        [___________________]
                        [___________________]
                        [___________________]
                        Attention: [___________]

            The wire transfer instructions for distributions to the Assignee on each Distribution Date shall be as follows:

                        Bank:
                        ABA Routing Number:
                        For Credit to:
                        Attn:

4. Status of Purchase Agreement. The Assignor represents and warrants that (a) the Purchase Agreement attached hereto as Exhibit A is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement with respect to each of the Mortgage Loans is in full force and effect as of the date hereof, (c) the Purchase Agreement has not been amended or modified in any respect, (d) there has been no waiver or modification or any agreement to waive or modify any provision, nor has any notice of termination been given, under the Purchase Agreement, (e) the Assignor is not in default, and has received no notice of default, under the Purchase Agreement, and, to the best of the Assignor's knowledge, the Company is not in default under the Purchase Agreement, and (f) to the best of the Assignor's knowledge, there are no offsets, claims or defenses available to the Company with respect to the Purchase Agreement or Mortgage Loans.

5. Covenants, Representations and Warranties of the Assignor. The Assignor represents and warrants to, and covenants with, the Assignee that:

            a. The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

            b. The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been fully executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to the application of equitable principles in any proceeding, whether at law or in equity;

            c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

            d. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the sale of the Mortgage Loans to the Assignee, the execution, delivery or enforceability of this Agreement, or the Assignor's ability to perform its obligations under this Agreement;

            e. Immediately prior to payment of the Purchase Price for the Mortgage Loans, the Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

            f. The Assignor shall use its reasonable commercial efforts to cause to be delivered to the Assignee all of the Mortgage Loan Documents in accordance with Section 6.03 of the Purchase Agreement.

            g. Each of the terms and conditions set forth in the Purchase Agreement which are required to be satisfied on or before the Closing Date by the Assignor in order for the Assignor to acquire title to the Mortgage Loans has been satisfied unless waived by the prejudiced party(ies).

            h. The Assignor shall deliver to the Assignee on or before the Closing Date the following documents:

                        (1)         a fully executed Agreement and Purchase
                                    Agreement; and

                        (2)         the Mortgage Loan Schedule;

6. Covenants, Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Assignee that:

            a. The representations and warranties made by the Company under Subsection 7.01 and Subsection 7.02 of the Purchase Agreement are true and correct in all material respects as of the related Closing Date and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement.

            b. The Company acknowledges and agrees that upon execution of this Agreement, [___________] shall become the "Purchaser" under the Purchase Agreement but not the Servicing Rights Owner, and all representations, warranties and covenants by the Company as the "Seller" thereunder, including, but not limited to, the representations, warranties and covenants to repurchase any Mortgage Loan and to indemnify the "Purchaser", shall accrue to [__________] by virtue of this Agreement.

7. Covenants, Representations and Warranties of Assignee. The Assignee agrees to be bound, as "Purchaser", by all of the terms, covenants and conditions of the Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as "Purchaser" thereunder, with respect to the Mortgage Loans (except for any obligations relating to the Servicing Rights);

8. Governing Law. This Agreement shall be construed in accordance with the laws of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of [________________], except to the extent preempted by federal law.

9. Conflict with Purchase Agreement. To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

10. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

[Assignor_______________________]           [Assignee ______________________]
the Assignor                                the Assignee

BY:_____________________________            BY:_____________________________

ITS:____________________________            ITS:____________________________


[Company_______________________]
the Company

BY:____________________________

ITS:___________________________

                                    EXHIBIT 9
                                    ---------

                        COMPANY'S UNDERWRITING GUIDELINES

                                   EXHIBIT 10
                                   ----------

                            FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

            WHEREAS, pursuant to the terms of the Mortgage Loan Purchase and Interim Servicing Agreement dated as of ________, 200_ (the "Agreement"), between __________ ("Company") and [______________] ("Purchaser"), Company is selling certain mortgage loans (the "Mortgage Loans") to Purchaser;

            AND WHEREAS, Company is providing this Limited Power of Attorney pursuant to the Agreement;

            NOW, THEREFORE, ______ does hereby make, constitute and appoint Purchaser, Company's true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Company's name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of Purchaser, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, and to evidence, provide notice of and perfect such assignments and conveyances in favor of Purchaser in the public records of the appropriate filing and recording offices; (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan documents to be recorded under the terms of the Agreement or any such Mortgage Loan which have not been submitted for filing or recordation by Company on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices; and (iii) to do and perform all acts in connection with the servicing, administration and management of the Mortgage Loans, including but not limited to:

(1) execute and deliver customary consents or waivers and other instruments and documents,

(2) consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages,

(3)         collect any insurance proceeds and other liquidation proceeds,

(4) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan,

(5) execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties, and

(6) execute all documents customarily and reasonably necessary and appropriate for the transfer post-foreclosure of the previously Mortgaged Properties to third parties, and then to collect the sales proceeds from that transfer.

            The enumeration of particular powers herein is not intended in any way to limit the grant to Purchaser as Company's attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Company might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Company agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of
Article III below. Any and all third parties dealing with Purchaser as Company's attorney-in-fact may rely completely, unconditionally and conclusively on the authority of Purchaser, as applicable, and need not make any inquiry about whether Purchaser is acting pursuant to the Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by Purchaser that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Agreement.

            Any act or thing lawfully done hereunder by Purchaser shall be binding on Company and Company's successors and assigns.

            This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events:

            (i) the transfer by Purchaser of its servicing obligations under the Agreement to another servicer;

            (ii) with respect to any Mortgage Loan, such Mortgage Loan is no longer a part of the Agreement; and

            (iii) the termination of the Agreement in accordance with its terms.

            Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of Company under the Agreement, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

            Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, Company has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _____ ___, 200_.


                                          --------------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                          --------------------------------------
                                       Title:
                                          --------------------------------------

                                 ACKNOWLEDGEMENT

STATE OF_______________)

                        ) ss:

COUNTY OF ____________  )

            On this ___ day of __________, 200__, before me appeared _______________________, to me personally known, who, being by me duly sworn did say that he/she is the _____________________ of _____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ____________ acknowledged said instrument to be the free act and deed of said corporation.

                                       Name:
                                            ------------------------------------
                                             Notary Public in and for said
                                             County and State

My Commission Expires:

----------------------

                                   EXHIBIT 11
                                   ----------

                          NEW JERSEY LOAN STIPULATIONS

Goldman will purchase the following loans subject to the New Jersey Home Ownership Act of 2002 ("Act"), predicated upon the acceptance of the below outlined stipulations:

Home Loans

Purchase Money

Rate-term refinances

Cash-out refinances

Junior Liens

Rate-term refinances

Cash-out refinances

Stipulations:

-- No Mortgage Loan is a `high cost home loan', `home improvement loan', `manufactured home loan', or junior lien `covered loan' as defined under the Act.

-- `Covered' Rate-term refinances and `Covered' Cash-out refinances do not comprise more than 5% of the pool, in the aggregate.

-- The points and fees threshold calculations under the Act include yield-spread premiums.

-- All loans originated under the Act will be subject to up to 100% due diligence subject to the 20% due diligence maximum.

-- Mortgage Loan files must contain tangible net benefit and high-cost worksheets.

-- Seller will make the Representation that all Mortgage Loans subject to New Jersey's `flipping' prohibition, as defined under the Act, are in compliance with the `reasonable, tangible net benefit' standard, as defined under the Act.

                                    EXHIBIT Q

                               FREMONT AGREEMENTS


 ==============================================================================



                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT



                ------------------------------------------------


                         GOLDMAN SACHS MORTGAGE COMPANY,

                                    Purchaser

                                       and

                            FREMONT INVESTMENT & LOAN

                                     Seller


                            Dated as of April 1, 2004


                              Conventional, Alt-A,
              Fixed and Adjustable Rate Residential Mortgage Loans

 ==============================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.     DEFINITIONS....................................................

SECTION 2.     AGREEMENT TO PURCHASE..........................................

SECTION 3.     MORTGAGE SCHEDULES.............................................

SECTION 4.     PURCHASE PRICE.................................................

SECTION 5.     EXAMINATION OF MORTGAGE FILES..................................

SECTION 6.     CONVEYANCE FROM SELLER TO PURCHASER............................

   Subsection 6.01   Conveyance of Mortgage Loans.............................

   Subsection 6.02   Books and Records........................................

   Subsection 6.03   Delivery of Mortgage Loan Documents......................

   Subsection 6.04   Quality Control Procedures...............................

SECTION 7.     SERVICING OF THE MORTGAGE LOANS................................

SECTION 8.     TRANSFER OF SERVICING..........................................

SECTION 9.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER;
               REMEDIES FOR BREACH............................................

   Subsection 9.01   Representations and Warranties Regarding the
                     Seller...................................................

   Subsection 9.02   Representations and Warranties Regarding
                     Individual Mortgage Loans................................

   Subsection 9.03   Remedies for Breach of Representations and
                     Warranties...............................................

   Subsection 9.04   Repurchase of Mortgage Loans With First Payment
                     Defaults.................................................

   Subsection 9.05   Purchaser's Right to Review..............................

SECTION 10.    CLOSING........................................................

SECTION 11.    CLOSING DOCUMENTS..............................................

SECTION 12.    COSTS..........................................................

SECTION 13.    COOPERATION OF SELLER WITH A RECONSTITUTION....................

SECTION 14.    THE SELLER.....................................................

   Subsection 14.01  Additional Indemnification by the Seller; Third
                     Party Claims.............................................

   Subsection 14.02  Merger or Consolidation of the Seller....................

SECTION 15.    FINANCIAL STATEMENTS...........................................

SECTION 16.    NOTICES........................................................

SECTION 17.    SEVERABILITY CLAUSE............................................

SECTION 18.    COUNTERPARTS...................................................

SECTION 19.    GOVERNING LAW..................................................

SECTION 20.    INTENTION OF THE PARTIES.......................................

SECTION 21.    SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.......

SECTION 22.    WAIVERS........................................................

SECTION 23.    EXHIBITS.......................................................

SECTION 24.    GENERAL INTERPRETIVE PRINCIPLES................................

SECTION 25.    REPRODUCTION OF DOCUMENTS......................................

SECTION 26.    FURTHER AGREEMENTS.............................................

SECTION 27.    RECORDATION OF ASSIGNMENTS OF MORTGAGE.........................

SECTION 28.    NO SOLICITATION................................................

SECTION 29.    WAIVER OF TRIAL BY JURY........................................

SECTION 30.    SUBMISSION TO JURISDICTION; WAIVERS............................

SECTION 31.    CONFIDENTIAL INFORMATION.......................................

                                    EXHIBITS

EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE


EXHIBIT B   CONTENTS OF EACH CREDIT FILE


EXHIBIT C   MORTGAGE LOAN SCHEDULE FIELDS


EXHIBIT D   MORTGAGE LOAN SCHEDULE


EXHIBIT E   FORM OF SELLER'S OFFICER'S CERTIFICATE


EXHIBIT F   FORM OF OPINION OF COUNSEL TO THE SELLER


EXHIBIT G   FORM OF SECURITY RELEASE CERTIFICATION


EXHIBIT H   FORM OF SECURITY RELEASE CERTIFICATION


EXHIBIT I   UNDERWRITING GUIDELINES


EXHIBIT J   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
            CHARACTERISTICS OF THE MORTGAGE LOANS


EXHIBIT K   SERVICER ACKNOWLEDGMENT


EXHIBIT L   NEW JERSEY MORTGAGE LOAN STIPULATIONS


EXHIBIT M   FANNIE MAE ANTI-PREDATORY LENDING REPRESENTATIONS

               MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT
               -----------------------------------------------


            This MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT, dated as of April 1, 2004 ("Agreement"), by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser"), and Fremont Investment & Loan having an office at 175 North Riverview Drive, Anaheim, CA 92808 (the "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, certain first lien, fixed and adjustable rate residential mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered on the date provided herein (the "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1 Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association, or any successor thereto.

            Appraised Value: the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Servicer's servicing operations are located or
(c) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: April 29, 2003 or such other date or dates mutually acceptable to the parties.

            Code: Internal Revenue Code of 1986, as amended.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement.

            Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Custodial Agreement: That certain Custodial Agreement, by and between the Purchaser and the Custodian, dated as of the date hereof, governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage (if required) and other Mortgage Loan Documents.

            Custodian: The Custodian designated by the Purchaser or any successor thereto under the Custodial Agreement.

            Cut-off Date: April 1, 2004.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Determination Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Escrow Payments: With respect to any Mortgage Loan with an Escrow Account, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae: Fannie Mae, or any successor thereto.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: Freddie Mac, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered" (other than New Jersey "covered" loans), "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

            Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on the Mortgage Loan Schedule.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Insured Depository Institution: As defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            Interim Servicing Agreement: That certain Interim Servicing Agreement, dated as of April 1, 2004, by and between the Purchaser and the Seller.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R)System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan in Breach: Shall have the meaning set forth in Section 9.04 hereof.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related date of origination (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

            MERS: MERSCORP, Inc., its successors and assigns.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS(R) System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 hereof with respect to any Mortgage Loan.

            Mortgage Loan Schedule: The schedule of Mortgage Loans, a copy of which will be attached hereto as Exhibit D setting forth the information attached hereto as Exhibit C.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans as calculated in Section 4 of this Agreement.

            Purchase Price and Terms Agreement: That certain letter agreement dated as of March 18, 2004, setting forth the general terms and conditions of the transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

            Reconstitution: A Whole Loan Transfer or a Securitization Transfer.

            Reconstitution Date: As defined in Section 13.

            Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Repurchase Price: With respect to any Mortgage Loan, a price equal to the then outstanding principal balance of the Mortgage Loan to be repurchased, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder, plus (e) any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

            Seller: Fremont Investment & Loan and its successors in interest.

            Servicing Agreement: The agreement to be entered into by the Purchaser and the Successor Servicer, providing for such successor servicer to service the Mortgage Loans.

            Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance as of the beginning of the month of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, or as otherwise provided under this Agreement.

            Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Stated Principal Balance: As to each Mortgage Loan, the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal actually received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

            Successor Servicer: A servicer designated by the Purchaser pursuant to Sections 8 and 9.03 which is entitled to the benefits of the indemnifications set forth in Sections 9.03 and 14.01.

            Transaction Agreement: Shall have the meaning set forth in Section 13 hereof.

            Transfer Date: (a) the earlier of (i) the date on which a Successor Servicer assumes the servicing of the Mortgage Loans pursuant to the Servicing Agreement pursuant to which the Successor Servicer shall service the Mortgage Loans on behalf of the Purchaser and its assignees and (ii) the 1st Business Day of the month following the date which is 90 days after the Closing Date or (b) such other date as mutually agreed by the Seller and the Purchaser.

            Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit I.

            Whole Loan Agreement: Any Transaction Agreement in respect of a Whole Loan Transfer.

            Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Transaction Agreement.

            SECTION 2. Agreement to Purchase.

            The Seller, on the Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount as set forth in the Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date.

            SECTION 3. Mortgage Schedules.

            The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the Closing Date in accordance with the Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

            The Seller shall deliver the Mortgage Loan Schedule for the Mortgage Loans to be purchased on the Closing Date to the Purchaser at least one (1) Business Days prior to the Closing Date. The Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the Closing Date deleted. The Mortgage Loan Schedules shall be attached to the related Purchase Price and Terms Letter.

            SECTION 4. Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the Cut-off Date.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the Closing Date accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all principal received after the Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

            SECTION 5. Examination of Mortgage Files.

            Prior to the Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investors, its financial partners, its designees and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser, its designee or its agents during normal business hours before the Closing Date. At the Purchaser's expense, the Purchaser shall have the right to order additional broker's price opinions in its sole discretion.

            Prior to the Cut-off Date, the Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Credit File is missing or defective in whole or in part, (b) for which the related broker's price opinion varies substantially below the appraisal provided in connection with the origination of the related Mortgage Loan or poses other marketing issues, (c) which does not generally conform to the Seller's underwriting or compliance guidelines, (d) which does not conform to the terms of this letter agreement or is in breach of the representations and warranties set forth in
Section 9.02, or (e) for which the credit or compliance characteristics do not comply with federal, state or local requirements. Purchaser shall notify the Seller of any such rejected Mortgage Loan no later than three business days prior to the Closing Date.

            Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser or its designee has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in the Purchase Agreement.

            In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan, the Seller shall, upon the request of the Purchaser, repurchase or substitute for such Mortgage Loan at the price and in the manner specified in Subsection 9.04.

            SECTION 6. Conveyance from Seller to Purchaser.

            Subsection 6.01 Conveyance of Mortgage Loans.

            The Seller, on each Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans and the Mortgage Files being sold on the Closing Date and all rights and obligations arising under the documents contained therein. The Seller shall cause the Servicing File retained by the Seller pursuant to this Agreement to be appropriately identified in the Seller's computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Interim Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 9.04.

            Subsection 6.02 Books and Records.

            Record title to each Mortgage as of the Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser, which marking may be evidenced by a designation of electronic files or records maintained by the Seller in connection with each Mortgage Loan. In particular, to the extent required by applicable law, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche.

            Subsection 6.03 Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than three (3) Business Days prior to the Closing Date the documents and instruments in the Mortgage File for each Mortgage Loan.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the Closing Date, as evidenced by the certification and trust receipt of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses charged by the Custodian associated with the initial inventory and maintenance of the Mortgage Loan Documents.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of the Closing Date.

            In the event any document required to be delivered to the Custodian pursuant to the preceding paragraph, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 180 days following the Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the Closing Date and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.04. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording (upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said Officer's Certificate relating to the related Mortgage Loans), and (ii) such document is delivered within twelve (12) months of the Closing Date.

            The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04 Quality Control Procedures.

            The Seller shall maintain an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions that the Seller maintain for other mortgage loans purchased, originated and serviced by the Seller. The program includes evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program ensures that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Practices and the Underwriting Guidelines, guards against dishonest, fraudulent, or negligent acts; and guards against errors and omissions by officers, employees, or other authorized persons.

            SECTION 7. Servicing of the Mortgage Loans.

            The Mortgage Loans shall be sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement, with respect to the Mortgage Loans, the Seller hereby sells, transfers, assigns and delivers to the Purchaser, on the Closing Date, the Servicing Rights.

            The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the Closing Date until the termination of the Interim Servicing Agreement as set forth therein, but in no event shall the Seller receive less than 65 days of such compensation.

            SECTION 8. Transfer of Servicing.

            On the related Transfer Date, the Seller shall cease all servicing responsibilities under the Interim Servicing Agreement related to the Mortgage Loans and the Successor Servicer shall service the Mortgage Loans for the benefit of the Purchaser pursuant to the Servicing Agreement.

            On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

            (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990 at least 15 days prior to the related Transfer Date; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

            (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the related Transfer Date. The Seller shall provide the Purchaser with copies of all such notices no later than 30 days following the related Transfer Date.

            (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

            (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

            (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the Cut-off Date to the related Transfer Date.

            (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

            (g) Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller (a) during the first 30 days after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt and (b) after the date which is 30 days after the related Transfer Date shall be forwarded to the Purchaser by overnight mail twice weekly. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with their payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by it after the related Transfer Date.

            (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                        (1) All parties shall cooperate in correcting
            misapplication errors;

                        (2) The party receiving notice of a misapplied payment
            occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

                        (3) If a misapplied payment which occurred prior to the
            related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                        (4) If a misapplied payment which occurred prior to the
            related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                        (5) Any check issued under the provisions of this
            Section 8(h) shall be accompanied by a statement indicating the Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

            (i) Reconciliation. The Seller shall, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

            (j) IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

            SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

            Subsection 9.01 Representations and Warranties Regarding the Seller.

            The Seller represents, warrants and covenants to the Purchaser and the Successor Servicer that as of the date hereof and as of the Closing Date:

            (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (d) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller, before any court, administrative agency or other tribunal
(i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, (iv) relating to fraud, or (v) relating to predatory lending, or the Seller's origination, servicing or closing practices which is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller.

            (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

            (g) Selection Process. The Mortgage Loans were not intentionally selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Subsection 9.02 could not be made;

            (h) Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans in the form attached as Exhibit J hereto;

            (i) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished by the Seller pursuant to this Agreement or any Transaction Agreement or in connection with the transactions contemplated hereby contains or will contain any material untrue statement of fact;

            (j) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto or as required by the Seller's regulator. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

            (k) Loan Experience. The Seller has delivered information as to its loan charge-off or loan loss experience, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and delinquency histories for at least the immediately preceding year, and all such information so delivered shall be true and correct in all material respects;

            (l) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (m) Sale Treatment. The Seller has been advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans may be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (n) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

            (o) Seller's Purchase or Origination. The Seller's decision to purchase or originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (p) Ability to Service. The Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located;

            (q) Insured Depository Institution Representations. The Seller makes the following additional representations and warranties:

                        (i) This Agreement conforms to all statutory and
            regulatory requirements applicable to the Seller. This Agreement is
            (a) executed contemporaneously with the agreement reached by the Seller and the Purchaser, (b) approved by a specific corporate or banking association resolution by the board of directors of the Seller, which approval shall be reflected in the minutes of said board, and (c) continuously, from the time of its execution, an official record of the Seller;

                        (ii) This Agreement has been duly and validly authorized
            by a specific corporate or banking association resolution by the board of directors of the Seller. A copy of such resolution, certified by the corporate secretary of the Seller or attested to by a vice president or higher officer of the Seller has been provided to the Purchaser; and

                        (iii) The Seller will maintain a copy of this Agreement
            in its official books and records.

            Subsection 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser, its assignees and the Successor Servicer that, as to each Mortgage Loan, as of the Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet one month delinquent, have been made and credited. No payment required under the Mortgage Loan is one month or more delinquent nor has any payment under the Mortgage Loan been one month or more delinquent at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. Except for payment defaults of less than one month, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage, as well as all additional requirements set forth in the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect, as well as all additional requirements set forth in the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or unfair and deceptive practices laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with; the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home, (ii) a manufactured home, (iii) a modular home, or (iv) a row house. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

            (j) Valid First Lien. Each Mortgage is a valid and subsisting first lien (as applicable) of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:

                        (1) the lien of current real property taxes and
            assessments not yet due and payable;

                        (2) covenants, conditions and restrictions, rights of
            way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                        (3) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to Purchaser;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) LTV. No Mortgage Loan has an LTV greater than 100%;

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, and each such title insurance policy is issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and 4 of paragraph (j) of this Subsection 9.02 and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. Other than payment delinquencies of less than one month, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap are as set forth on the Mortgage Loan Schedule. Except with respect to interest-only mortgage loans set forth on the Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a simple interest mortgage loan;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan (a copy of which is attached hereto as Exhibit I). The Mortgage Note and Mortgage are on forms generally acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a reconveyance of the deed of trust or a trustee's sale after default by the Mortgagor;

            (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (aa) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Seller and underwritten in accordance with the Underwriting Guidelines;

            (bb) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (cc) Due-On-Sale. The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller's knowledge, such provision is enforceable;

            (dd) Assumability. None of the Mortgage Loans are, by their terms, assumable;

            (ee) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ff) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (gg) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is inhabitable under applicable state and local laws;

            (hh) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (ii) No Violation of Environmental Laws. To the best of the Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (jj) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

            (kk) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (ll) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans;

            (mm) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (nn) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans originated to the same Underwriting Guidelines held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

            (oo) No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (pp) Escrow Analysis. With respect to each Mortgage with an Escrow Account, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (qq) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Seller has reported or caused to be reported, the Mortgagor credit files to each of the three primary credit repositories monthly in a timely manner;

            (rr) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (ss) Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Interim Servicer for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of three (3) years. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) originator has available programs that offered the option of obtaining a mortgage loan that did not require payment of such a premium and prior to the Mortgage Loan's origination, the Mortgage Loan was available to the Mortgagor with and without the prepayment penalty, (iii) the prepayment premium was disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

            (tt) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan;

            (uu) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy; No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

            (vv) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (ww) Qualified Mortgage. The Mortgage Loan is an obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property;

            (xx) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust;

            (yy) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (zz) FICO Scores. Unless set forth in the related Purchase Price and Terms Letter, each Mortgage Loan has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500 as of the related origination date;

            (aaa) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); to the extent applicable to the Seller as of the Closing Date, the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (bbb) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

            (ccc) New York State Banking Law. There is no Mortgage Loan that (a) is secured by property located in the State of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which loan equal or exceed either the annual percentage rate or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law;

            (ddd) New Jersey Mortgage Loans. As of the Closing Date, all Mortgage Loans originated in New Jersey are ratable by Standard & Poor's, Fitch Ratings and Moody's. All Mortgage Loans originated in New Jersey conform with the Purchaser's New Jersey Loan Stipulations set forth on Exhibit M;

            (eee) Oakland Mortgage Loans. No Mortgage Loan is subject to the Oakland, California Anti-Predatory Lending Ordinance;

            (fff) New Mexico Mortgage Loans. No Mortgage Loan is a home improvement loan or manufactured home loan subject to the provisions of New Mexico's Home Loan Protection Act closed on or after January 1, 2004;

            (ggg) South Carolina Mortgage Loans. No Mortgage Loan subject to the South Carolina High Cost and Consumer Home Loan Act is a refinance or non-purchase money Mortgage Loan;

            (hhh) Litigation. As of the Closing Date, the Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

            (iii) MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

            (jjj) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

            (kkk) Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan.

            (lll) Reports. On or prior to the Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan.

            (mmm) Payoffs. No Mortgage Loans prepaid in full prior to the Closing Date.

            (nnn) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages. The Seller has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

            (ooo) Origination Practices. Each Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan's originator, taking into account the credit history, debt to income ratio and loan requirement of such Mortgagor;

            (ppp) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan; and

            (qqq) Fannie Mae Mortgage Loans. With respect to each Mortgage Loan which the Seller indicates is a Fannie Mae eligible mortgage loan, the representations set forth on Exhibit M are true and correct.

            Subsection 9.03 Remedies for Breach of Representations and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan); (provided, with respect to any representations and warranties which are made to the best of the Seller's knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty) (a "Loan In Breach"), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (ss), (tt), (uu), (bbb),
(ccc) and (nnn) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. In the event that a Loan in Breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price.

            However, if the breach shall involve a representation or warranty set forth in Subsections 9.02 or 9.08 (other than the representations and warranties set forth in clauses (ss), (tt), (uu), (bbb), (ccc) and (nnn) of Subsection 9.02) and the Seller discovers or receives notice of any such breach within 120 days of the Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, the Seller shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.04 shall be accomplished by either (a) if the Interim Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Interim Servicing Agreement is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution, whether or not such substitution date is after the related Transfer Date. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection
6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Agreement or any Transaction Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 9.03 constitute the sole remedies of the Purchaser and the Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

            Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement in the form of Exhibit L hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01, 9.02 or 9.08 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Subsection 9.04 Repurchase of Mortgage Loans With First Payment Defaults.

            With respect to any Mortgage Loan, if the related Mortgagor fails to make the first Monthly Payment to be made by the Mortgagor after the Closing Date before the Due Date immediately following such initial Due Date (such date, the "First Payment Default Date", such failure to pay, a "First Payment Default"), the Seller shall, within five Business Days of receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan (a "First Payment Default Mortgage Loan") from the Purchaser at the Purchase Price plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including, without limitation, costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder. The Purchaser shall request repurchase of any Mortgage Loans to be repurchased pursuant to this Subsection
9.04 on or before the date which is thirty (30) days after the related First Payment Default Date.

            Subsection 9.05 Purchaser's Right to Review.

            Prior to the Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Seller shall make the Mortgage Files and the Credit Files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser or its agents during normal business hours before the Closing Date. The Purchaser shall have the right, at its own expense, to order additional broker's price opinions in its sole discretion.

            The Purchaser shall have the right to reject any Mortgage Loan (a) for which the Mortgage File documentation is missing or defective in whole or in part, (b) for which (i) the related broker's price opinion is more than 15% below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) which does not conform to the Seller's Underwriting Guidelines or compliance guidelines, (d) which does not conform to the terms of the Purchase Price and Terms Letter or is in breach of the representations and warranties set forth herein, or (e) for which the credit or compliance characteristics are unacceptable to the Purchaser.

            Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

            SECTION 10. Closing.

            Each closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. At the Purchaser's option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

                        (i) prior to the Closing Date, the Seller shall deliver
            to the Purchaser via electronic medium acceptable to the Purchaser, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on the Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

                        (ii) all of the representations and warranties of the
            Seller under this Agreement and under the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein) shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Interim Servicing Agreement;

                        (iii) the Purchaser shall have received, or the
            Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

                        (iv) the Seller shall have delivered and released to the
            Custodian all documents required pursuant to the Custodial Agreement; and

                        (v) all other terms and conditions of this Agreement and
            the Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to
Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

            SECTION 11. Closing Documents.

            The Closing Documents for the Mortgage Loans shall consist of fully executed originals of the following documents:

1.          this Agreement;

2.          the Interim Servicing Agreement, dated as of the Cut-off Date;

3.          the Custodial Agreement, dated as of the Cut-off Date;

4. the related Mortgage Loan Schedule, one copy to be attached hereto, and one copy to be attached to the Custodian's counterpart of the Custodial Agreement;

5. a Custodian's Certification, as required under the Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

6. a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Interim Servicing Agreement;

7. an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required under the Interim Servicing Agreement;

8. an Officer's Certificate, in the form of Exhibit E hereto with respect to each Seller, including all attachments thereto;

9. an Opinion of Counsel of the Seller (who may be an employee of the Seller), in form and substance acceptable to the Purchaser ("Opinion of Counsel of the Seller");

10. an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

11. a Security Release Certification, in the form of Exhibit G or H, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

12. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the related Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

13. a MERS Report reflecting the Custodian as Investor and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            SECTION 12. Costs.

            The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS system of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller's counsel, shall be payable by the Seller.

            SECTION 13. Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) one or more third party purchasers in one or more Whole Loan Transfers; or

            (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transfers;

            With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to restate the representations and warranties set forth in this Agreement and the Interim Servicing Agreement as of the related Reconstitution Date, provided, that with respect to representations and warranties for which modifications may be necessary to reflect changes due to events that may have occurred since the Closing Date, such representations and warranties shall be restated as of the related Transfer Date, modified, if necessary, to reflect changes due to events that may have occurred from the Closing Date through the related Transfer Date and (3) to enter into an assignment and recognition agreement or other agreement in connection with such Transaction (the "Transaction Agreement") setting forth such restated representations and warranties as of the related Transfer Date and the remedies for breach of same (which remedies will be the same as those set forth in this Agreement). The Seller shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in connection with each Transaction, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, (ii) restating as of the related Transfer Date, for the benefit of the Purchaser, its assignees and the Successor Servicer, the same representations and warranties as to the Mortgage Loans as set forth in clause
(2) above, and (iii) delivering an opinion of counsel (which may be from in-house counsel) in form and substance satisfactory to the Purchaser if requested by the Purchaser, provided that any opinion required of outside counsel with respect to Rule 10B-5 shall be at the expense of Purchaser which shall not exceed $2,500. The Seller agrees to enter into (a) an assignment, assumption and recognition agreement pursuant to which the Seller assigns the restated representations and warranties and remedies to the Transaction. If a Transaction occurs during an Interim Period, the Seller agrees to enter into a sub-servicing agreement with the Purchaser and the related successor servicer mutually acceptable to the parties. Any such sub-servicing agreement shall require the Seller to deliver (but not file) all necessary Sarbanes-Oxley certifications with respect to the Mortgage Loans mutually acceptable to the parties. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Transaction Agreements and Reconstitutions. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate, and any Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution which contains or will contain any material untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each Assignment of Mortgage, (except with respect to each MERS Designated Mortgage
Loan), track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Interim Servicing Agreement shall remain in effect with respect to the Mortgage Loans, shall continue to be serviced in accordance with the terms of this Agreement and the Interim Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 14. The Seller.

            Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

            The Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other reasonable costs, fees and expenses that the Purchaser or the Successor Servicer have incurred as a result of (a) the failure of the Seller to perform its duties under this Agreement or (b) any breach of any of Seller's representations, warranties or covenants set forth in this Agreement, (c) any failure to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or (d) any breach of any of Seller's representations, warranties or covenants set forth in Transaction Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party against the Seller with respect to this Agreement or any Transaction Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense (provided, that if the Purchaser does not consent, the Purchaser shall assume the defense) of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

            With respect to any third party claim or defense which Purchaser is defending which relates to an allegation that Seller failed to originate or service a Mortgage Loan in accordance with any federal, state or local law, in the event that the Seller does not possess, and/or fails to deliver to the Purchaser upon demand, evidence of Seller's compliance with all such requirements of applicable law, Seller shall (a) repurchase such Mortgage Loan at the Repurchase Price and (b) indemnify the Purchaser for all expenses in connection with the Purchaser's defense of such claim, including legal fees, and
(c) assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

            The Purchaser promptly shall reimburse the Seller for all reasonable amounts advanced by it pursuant to the preceding paragraphs, except when the claim is in any way related to the Servicer's indemnification pursuant to
Section 9.04 or the Interim Servicing Agreement, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Transaction Agreement.

            Subsection 14.02 Purchaser Indemnification

            The Purchaser shall indemnify and hold harmless Seller and its directors, officers, partners and each Person, if any, that controls Seller, within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which Seller or any such director, officer, partner or controlling Person may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of the servicing of the Mortgage Loans by a successor servicer, out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any offering document prepared in connection with any Reconstitution or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in any information provided by the Purchaser set forth in any offering document prepared in connection with any Reconstitution, and the Purchaser shall in each case reimburse Seller and each such director, officer, partner or controlling Person for any legal or other expenses reasonably incurred by Seller, and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures or action, as such expenses are incurred.

            Subsection 14.03 Merger or Consolidation of the Seller

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

            SECTION 15. Financial Statements.

            Financial information regarding the Seller may be provided to prospective purchasers for a period of three (3) years following the Closing Date; provided, however, that such information will be limited to the audited financial statements of the Seller for the three (3) years preceding such disclosure; and such information may only be provided if the prospective purchaser has executed a written confidentiality agreement, addressed to the Seller, stating that all non-public information will be used only for the purposes of evaluating the proposed investment and that the prospective purchaser has required such information as integral to its decision-making process. Copies of any such confidentiality agreements must be delivered by the Purchaser to the Seller within five (5) Business Days of receipt thereof by the Purchaser.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            SECTION 16. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i)         if to a Seller:

                        Fremont Investment & Loan
                        175 North Riverview Drive
                        Anaheim, CA  92808
                        Attention: Steve Patton

            (ii)        if to the Purchaser:

                        Goldman Sachs Mortgage Company
                        85 Broad Street
                        New York, New York 10004
                        Attention: Michelle Gill

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 17. Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 18. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 19. Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

            SECTION 20. Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller are selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 21. Successors and Assigns; Assignment of Purchase
Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller; provided that Seller shall not be required to recognize more than (a) three transferees of the Purchaser pursuant to Securitization Transfers and (b) one transferee of the Purchaser pursuant to a Whole Loan Transfer. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

            SECTION 22. Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 23. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 24. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 25. Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 26. Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 27. Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option (except with respect to any MERS Designated Mortgage Loan).

            SECTION 28. No Solicitation.

            From and after the Closing Date, the Seller agrees that it will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant to the Purchase Agreement on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet, and email solicitations based, in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors,) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 28. It is understood and agreed that responses to payoff inquiries by the Mortgagors or obligors shall not constitute solicitation for purposes of this Section 28.

            SECTION 29. Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 30. Submission To Jurisdiction; Waivers.

            Each party hereto hereby irrevocably and unconditionally:

            (A) SUBMITS ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HERETO SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            SECTION 31. Confidential Information

            The Seller understands and agrees that this Agreement, the Side Letter, the Purchase Price and Terms Letter, the Interim Servicing Agreement, and any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization (the "Agreements") are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under the Purchase Price and Terms Agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder.

                     [Signatures Commence on Following Page]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       GOLDMAN SACHS MORTGAGE COMPANY,
                                       a New York limited partnership
                                              (Purchaser)

                                             By:GOLDMAN SACHS REAL ESTATE
                                             FUNDING CORP., a New York
                                             corporation, as General Partner


                                             By:
                                                --------------------------------
                                             Name:
                                                --------------------------------
                                             Title:
                                                --------------------------------


                                       FREMONT INVESTMENT & LOAN
                                              (Seller)


                                             By:
                                                --------------------------------
                                             Name:
                                                --------------------------------
                                             Title:
                                                --------------------------------

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE
                         ------------------------------

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller (or MERS with respect to each MERS Designated Mortgage Loan) to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or
(ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) The original mortgagee policy of title insurance or attorney's opinion of title accompanied by a title abstract or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (i) original powers of attorney, if applicable, with evidence of recording thereon, if required;

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE
                          ----------------------------

            (a) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

            (b) The original hazard insurance policy and, if required by law, flood insurance policy.

            (c) Residential loan application.

            (d) Mortgage Loan closing statement.

            (e) Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

            (f) Verification of acceptable evidence of source and amount of downpayment.

            (g) Credit report on the Mortgagor.

            (h) Residential appraisal report.

            (i) Photograph of the Mortgaged Property.

            (j) Survey of the Mortgaged Property, if any.

            (k) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (l) All required disclosure statements.

            (m) If available, termite report, structural engineer's report, water potability and septic certification.

            (n) Sales contract.

            (o) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            (p) Amortization schedule.

                                    EXHIBIT C

                          MORTGAGE LOAN SCHEDULE FIELDS
                          -----------------------------

            (1) the Seller's Mortgage Loan identifying number;

            (2) the Mortgagor's name;

            (3) the street address of the Mortgaged Property including the city, state and zip code;

            (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

            (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

            (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

            (7) the LTV at the origination;

            (8) the Mortgage Interest Rate as of the Cut-off Date;

            (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

            (10) the stated maturity date;

            (11) the amount of the Monthly Payment as of the Cut-off Date;

            (12) the last payment date on which a payment was actually applied to the outstanding principal balance;

            (13) the original principal amount of the Mortgage Loan;

            (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date;

            (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date;

            (16) with respect to Adjustable Rate Mortgage Loans, the Gross
Margin;

            (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note;

            (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index;

            (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note;

            (20) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien);

            (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

            (22) a code indicating the documentation style (i.e. full, alternative or reduced);

            (23) the loan credit classification (as described in the Underwriting Guidelines);

            (24) whether such Mortgage Loan provides for a Prepayment Penalty;

            (25) the Prepayment Penalty period of such Mortgage Loan, if applicable;

            (26) a description of the Prepayment Penalty, if applicable;

            (27) the Mortgage Interest Rate as of origination;

            (28) the credit risk score (FICO score) at origination;

            (29) the date of origination;

            (30) the Mortgage Interest Rate adjustment period;

            (31) the Mortgage Interest Rate floor;

            (32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other);

            (33) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan;

            (34) a code indicating whether the Mortgage Loan has been modified;

            (35) the Current CLTV;

            (36) the one year payment history;

            (37) the Due Date for the first Monthly Payment;

            (38) the original Monthly Payment due;

            (39) with respect to the related Mortgagor, the debt-to-income ratio;

            (40) the Appraised Value of the Mortgaged Property;

            (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property;

            (42) the MERS Identification Number

            (43) Senior lien balance

            (44) Lien position marker

            (45) CLTV at origination

            With respect to the Mortgage Loans in the aggregate:

            (1) the number of Mortgage Loans;

            (2) the current aggregate outstanding principal balance of the Mortgage Loans;

            (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

            (4) the weighted average maturity of the Mortgage Loans.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                                    EXHIBIT E

                         SELLER'S OFFICER'S CERTIFICATE
                         ------------------------------

            I, ____________________, hereby certify that I am the duly elected [Vice] President of Fremont Investment & Loan], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

                        1. Attached hereto as Exhibit 1 is a true, correct and
            complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

                        2. Attached hereto as Exhibit 2 is a true, correct and
            complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

                        3. Attached hereto as Exhibit 3 is an original
            certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

                        4. Attached hereto as Exhibit 4 is a true, correct and
            complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Purchase Agreement"), and the Interim Servicing Agreement, dated as of April 1, 2004, by and between the Company and the Purchaser (the "Interim Servicing Agreement") and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

                        5. Either (i) no consent, approval, authorization or
            order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the Interim Servicing Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or
            (ii) any required consent, approval, authorization or order has been obtained by the Company.

                        6. Neither the consummation of the transactions
            contemplated by, nor the fulfillment of the terms of the Purchase Agreement and the Interim Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

                        7. To the best of my knowledge, there is no action,
            suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement and the Interim Servicing Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement and the Interim Servicing Agreement.

                        8. Each person listed on Exhibit 5 attached hereto who,
            as an officer or representative of the Company, signed (a) the Purchase Agreement, and (b) the Interim Servicing Agreement, (and
            (c) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                        9. The Company is duly authorized to engage in the
            transactions described and contemplated in the Purchase Agreement and the Interim Servicing Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________    By:___________________________
                              Name:_________________________
[Seal]                        Title: [Vice] President

            I, ________________________, an [Assistant] Secretary of
______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________    By:___________________________
                              Name:_________________________
                              Title: [Assistant] Secretary

                                  EXHIBIT 5 to

                         Company's Officer's Certificate

           NAME                       TITLE                  SIGNATURE
           ----                       -----                  ---------

---------------------        ---------------------      ---------------------

---------------------        ---------------------      ---------------------

---------------------        ---------------------      ---------------------

---------------------        ---------------------      ---------------------

---------------------        ---------------------      ---------------------

---------------------        ---------------------      ---------------------

---------------------        ---------------------      ---------------------

                                    EXHIBIT F

                    FORM OF OPINION OF COUNSEL TO THE SELLER
                    ----------------------------------------

                                     (date)

                                    EXHIBIT G

                     FORM OF SECURITY RELEASE CERTIFICATION

                                                      ___________________, 200__

[Federal Home Loan Bank of
______(the "Association")]
________________________
________________________
________________________

Attention:  ___________________________
            ___________________________

Re:   Notice of Sale and Release of Collateral
      ----------------------------------------

Dear Sirs:

            This letter serves as notice that Fremont Investment & Loan a [type of entity], organized pursuant to the laws of [the state of incorporation] (the "Company") has committed to sell to Goldman Sachs Mortgage Company under a Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

                                                Very truly yours,



                                                --------------------------------


                                                By:
                                                   -----------------------------
                                                Name:
                                                   -----------------------------
                                                Title:
                                                   -----------------------------
                                                Date:
                                                   -----------------------------


Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]


--------------------------------


By:
   -----------------------------
Name:
   -----------------------------
Title:
   -----------------------------
Date:
   -----------------------------

                                    EXHIBIT H

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                         I. Release of Security Interest
                            ----------------------------

            The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2004, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

      ________________________________
                (name)

      ________________________________
               (Address)

      By:
         -----------------------------

                          II. Certification of Release
                              ------------------------

            The Company named below hereby certifies Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Goldman Sachs Mortgage Company the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                                --------------------------------

                                                By:
                                                   -----------------------------
                                                Title:
                                                   -----------------------------
                                                Date:
                                                   -----------------------------

                                    EXHIBIT I

                             UNDERWRITING GUIDELINES
                             -----------------------

                                    EXHIBIT J

   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF
   --------------------------------------------------------------------------
                               THE MORTGAGE LOANS
                               ------------------

  Pool Characteristics of the Mortgage Loans as delivered on the Closing Date:

            With respect to both aggregate outstanding principal balance of all the Mortgage Loans, (a) no more than ___% of the Mortgage Loans are secured by real property improved by two- to four- family dwellings, (b) no more than ___% are secured by real property improved by individual condominium units, (c) no more than ___% are secured by real property improved by an individual unit in a planned unit development, and (d) at least ___% are secured by real property with a detached one family residence erected thereon. With respect to the aggregate unpaid principal balance of the Mortgage Loans, (a) no more than ____% are "cash-out" refinance mortgage loans, (b) no more than ____% are rate and term refinance mortgage loans and (c) at least ____% are purchase mortgage loans. With respect to the aggregate unpaid principal balance of the Mortgage Loans at the time of origination, (a) no more than ____% of the Mortgaged Properties were owner-occupied second homes, (b) no more than ____% of the Mortgaged Properties were investor properties and (c) at least ____% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Mortgage Loans, the weighted average FICO Score shall be at least _______. No Mortgage Loan shall have a FICO Score less than ___ as of the origination date. With respect to the aggregate unpaid principal balance of the Mortgage Loans, (i) no more than __% of the Mortgage Loans were originated under a `stated documentation' program, (ii) no more than __% of the Mortgage Loans were originated under a documentation program which is lacking ratio verification, (iii) no more than __% of the Mortgage Loans have no documentation and (iv) at least _________% of the Mortgage Loan were originated under a `full documentation' program. The maximum Mortgage Interest Rate on the Mortgage Loans as of the Cut-off Date was ____%. The minimum Mortgage Interest Rate on the Mortgage Loans as of the Cut-off Date was ____%. The Mortgage Loans have a weighted average remaining term of ___ months. The maximum original principal balance of the Mortgage Loans is $_______________. The minimum original principal balance of the Mortgage Loans is $______________. The average original principal balance of the Mortgage Loans is $ _______________. With respect to the aggregate unpaid principal balance of the Mortgage Loans: (a) __% of the Mortgaged Properties will be located in [_______]; (b) __% of the Mortgaged Properties will be located in [______] and (c) not more than __% of the Mortgaged Properties will be located in any other single state. The Mortgage Loan, as of the date of its origination, has an LTV equal to or less than ___%. The weighted average LTV of all the Mortgage Loans as of their respective dates of origination was not greater than ____%

                                    EXHIBIT K

                             SERVICER ACKNOWLEDGMENT
                             -----------------------



                                As of [_________]

Fremont Investment & Loan
175 North Riverview Drive
Anaheim, CA 92808



Re: Letter Agreement in connection with the purchase by Goldman Sachs Mortgage Company (the "Purchaser") and the sale by Fremont Investment & Loan (the "Company") of mortgage loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement (the "Agreement"), dated as of April 1, 2004, by and between the Company and the Purchaser

Ladies and Gentlemen:

            In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1. Unless otherwise specified in this letter agreement, all capitalized terms herein shall have the meaning as provided in the Agreement.

2. The Purchaser hereby requests, and the Company hereby acknowledges, that [SERVICER] shall be the "Successor Servicer" under the agreement.

3. This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

              [the remainder of this page intentionally left blank]

4. This letter shall be deemed in effect when a fully executed counterpart thereof is received by the Company in the State of New York and shall be deemed to have been made in the State of New York. This letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by Federal law.

                                       Very truly yours,


                                       GOLDMAN SACHS MORTGAGE COMPANY


                                       By:
                                           ------------------------------
                                       Name:
                                           ------------------------------
                                       Title:
                                           ------------------------------



Accepted and Agreed:

FREMONT INVESTMENT & LOAN

      (Seller)

By:
    ------------------------------
Name:
    ------------------------------
Title:
    ------------------------------

                                    EXHIBIT L

                      NEW JERSEY MORTGAGE LOAN STIPULATIONS

The seven stipulations below apply only to Mortgage Loans originated subject to the New Jersey Home Ownership Act of 2002 ("Act").

1. No Mortgage Loan is a "high cost home loan," "home improvement," "manufactured home," or junior lien "covered" loan as defined under the Act.

2. No more than 5% of the pool consists of refinance "covered loans" under the Act.

3. The points and fees threshold calculations under the Act include yield-spread premiums.

4. All loans originated under the Act will be subject to up to 100% due diligence.

5. Mortgage Loan files must contain tangible net benefit and high-cost worksheets.

6.    Points and fees must be included on the Mortgage Loan Schedule.

7. Seller will make the representation that all Mortgage Loans subject to New Jersey's "flipping" prohibition, as defined under the Act, are in compliance with the "reasonable, tangible net benefit" standard.

                                    EXHIBIT L

                FANNIE MAE ANTI-PREDATORY LENDING REPRESENTATIONS


(a) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

(b) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA");

(c) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(d) No Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003.

(e) No Mortgage Loan is a "High Cost Home Loan" as defined in New York Banking Law 6-1;

(f) No Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(g) No Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(h) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration;

(i) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(j) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

(k) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(l) All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

(m) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

(n) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

================================================================================

                           INTERIM SERVICING AGREEMENT




                                     between




                         GOLDMAN SACHS MORTGAGE COMPANY,
                                    Purchaser




                                       and




                           FREMONT INVESTMENT & LOAN,
                                Interim Servicer




                            Dated as of April 1, 2004




        CONVENTIONAL FIXED AND ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS




                                Group No. 2004-2

================================================================================

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.  .............................................


                                   ARTICLE II

                                    SERVICING

Section 2.01  Interim Servicer to Act as Servicer.  .....................
Section 2.02  Liquidation of Mortgage Loans.  ...........................
Section 2.03  Collection of Mortgage Loan Payments.  ....................
Section 2.04  Establishment of and Deposits to Custodial Account.  ......
Section 2.05  Permitted Withdrawals From Custodial Account.  ............
Section 2.06  Establishment of and Deposits to Escrow Account.  .........
Section 2.07  Permitted Withdrawals From Escrow Account.  ...............
Section 2.08  Payment of Taxes, Insurance and Other Charges.  ...........
Section 2.09  Protection of Accounts.....................................
Section 2.10  Maintenance of Hazard Insurance.  .........................
Section 2.11  Maintenance of Fidelity Bond and Errors and Omissions
               Insurance. ...............................................
Section 2.12 Inspections.................................................
Section 2.13 Restoration of Mortgaged Property. .........................
Section 2.14 Liquidation Reports. .......................................
Section 2.15 Reports of Foreclosures and Abandonments of Mortgaged
               Property.  ...............................................
Section 2.16  Credit Reporting.  ........................................


                                   ARTICLE III

                              PAYMENTS TO PURCHASER

Section 3.01  Remittances................................................
Section 3.02  Statements to Purchaser.  .................................
Section 3.03  Advances by Servicer.  ....................................
Section 3.04  Principal and Interest Advances by Interim Servicer.  .....


                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

Section 4.01  Transfers of Mortgaged Property.  .........................
Section 4.02  Satisfaction of Mortgages and Release of Mortgage Files.  .
Section 4.03  Servicing Compensation.  ..................................
Section 4.04  Annual Statement as to Compliance.  .......................
Section 4.05  Annual Independent Public Accountants' Servicing Report.  .
Section 4.06  Right to Examine Interim Servicer Records.  ...............
Section 4.07  Compliance with Gramm-Leach-Bliley Act of 1999.  ..........


                                    ARTICLE V

                               SELLER TO COOPERATE

Section 5.01  Provision of Information...................................
Section 5.02  Financial Statements; Servicing Facilities.  ..............


                                   ARTICLE VI

                                   TERMINATION

Section 6.01  Damages.  .................................................
Section 6.02  Termination.  .............................................


                                   ARTICLE VII

                                BOOKS AND RECORDS

Section 7.01  Possession of Servicing Files Prior to the Transfer
               Date.  ...................................................


                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

Section 8.01  Indemnification............................................
Section 8.02  Limitation on Liability of Interim Servicer and Others.  ..
Section 8.03  Limitation on Resignation and Assignment by Interim
               Servicer.  ...............................................
Section 8.04  Assignment by Purchaser....................................


                                   ARTICLE IX

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 9.01  Due Organization and Authority.  ..........................
Section 9.02  Ordinary Course of Business.  .............................
Section 9.03  No Conflicts.  ............................................
Section 9.04  Ability to Service.  ......................................
Section 9.05  Ability to Perform.  ......................................
Section 9.06  No Litigation Pending.  ...................................
Section 9.07  No Consent Required.  .....................................
Section 9.08  No Untrue Information.  ...................................
Section 9.09  Prior Servicing.  .........................................


                                    ARTICLE X

                                     DEFAULT

Section 10.01 Events of Default..........................................
Section 10.02 Waiver of Defaults.  ......................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Notices.  .................................................
Section 11.02 Waivers.  .................................................
Section 11.03 Entire Agreement; Amendment.  .............................
Section 11.04 Execution; Binding Effect.  ...............................
Section 11.05 Headings.  ................................................
Section 11.06 Applicable Law.  ..........................................
Section 11.07 Relationship of Parties.  .................................
Section 11.08 Severability of Provisions.................................
Section 11.09 Recordation of Assignments of Mortgage.  ..................

EXHIBITS

EXHIBIT 1   FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT 2   FORM OF CUSTODIAL ACCOUNT CERTIFICATION

EXHIBIT 3   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT 4   FORM OF ESCROW ACCOUNT CERTIFICATION

EXHIBIT 5   FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                           INTERIM SERVICING AGREEMENT


            This Interim Servicing Agreement (the "Agreement") is entered into as of the 1st day of April 2004, by and between FREMONT INVESTMENT & LOAN (the "Interim Servicer") and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (the "Purchaser").


            WHEREAS, the Purchaser and Interim Servicer entered into a Mortgage Loan Purchase and Warranties Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which the Purchaser shall purchase from the Interim Servicer conventional, residential, fixed and adjustable rate first lien mortgage loans (the "Mortgage Loans") delivered as whole loans servicing released; and


            WHEREAS, the Purchaser desires to have the Interim Servicer service the Mortgage Loans during the period between the Closing Date and the related Transfer Date (the "Interim Period"), the Interim Servicer desires to service and administer the Mortgage Loans on behalf of the Purchaser during the Interim Period, and the parties desire to provide the terms and conditions of such interim servicing by the Interim Servicer.


            NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows (except as otherwise agreed by the parties).

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Agreement: This agreement between the Purchaser and the Interim Servicer for the interim servicing and administration of the Mortgage Loans.

            Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Determination Date: The 3rd Business Day of each month, beginning with the first Remittance Date.

            Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month (or such other date as permitted under this Agreement):

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

            (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

            (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

            (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 20% of the aggregate principal amount of all Eligible Investments in the Custodial Accounts and the Escrow Accounts; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

            (vi) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

            (vii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by each Rating Agency;

provided, however, that (a) any such instrument shall be acceptable to the Rating Agencies, and (b) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

            Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

            Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

            Fidelity Bond: A fidelity bond to be maintained by the Interim Servicer pursuant to Section 2.11.

            Fitch:  Fitch Ratings, or its successor in interest.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interim Period: The period between the Closing Date and the related Transfer Date.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Monthly Advance: The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Business Day immediately preceding the Remittance Date required to be advanced by the Interim Servicer pursuant to Section 3.04.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee.

            Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

            Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement between the Purchaser and the Interim Servicer related to the purchase of the Mortgage Loans dated as of the date hereof.

            Qualified Depository: A depository the accounts of which are insured by the FDIC.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Remittance Date: The 10th calendar day of each month (or if such 10th calendar day is not a Business Day, the preceding Business Day) .

            REO Disposition: The final sale by the Interim Servicer of any REO Property.

            REO Property: A Mortgaged Property acquired by the Interim Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Interim Servicer of its servicing obligations (other than Monthly Advances), including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, excluding foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and (e) compliance with the obligations pursuant to the provisions of this Agreement. Interim Servicer shall have no obligation to make any Servicing Advances which are nonrecoverable.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Interim Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of such month. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed and, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Interim Servicer pursuant to this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05) of such Monthly Payment collected by the Interim Servicer, or as otherwise provided under Section 2.05.

            Servicing Fee Rate: 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Interim Servicer consisting of copies of the Mortgage Loan Documents listed on Exhibit A to the Purchase Agreement and originals of all documents in the Mortgage File as listed on Exhibit B to the Purchase Agreement which are not delivered to the Purchaser and

            Servicing Officer: Any officer of the Interim Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Interim Servicer to the Purchaser upon request, as such list may from time to time be amended.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Transfer Date: The date on which a Successor Servicer assumes the servicing of the Mortgage Loan which shall be (a) the 1st Business Day of the month following the date which is 90 days after the Closing Date or (b) such other date as mutually agreed by the Seller and the Purchaser.

                                   ARTICLE II

                                    SERVICING

            Section 2.01 Interim Servicer to Act as Servicer. The Interim Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Interim Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

            The Interim Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor. Without limiting the generality of the foregoing, the Interim Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Interim Servicer, the Purchaser shall furnish the Interim Servicer with any powers of attorney and other documents necessary or appropriate to enable the Interim Servicer to carry out its servicing and administrative duties under this Agreement.

            In servicing and administering the Mortgage Loans, the Interim Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Interim Servicer.

            The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Interim Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Interim Servicer has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans. Upon notice thereof, Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Purchaser and Interim Servicer and their permitted successors, assignees and designees.

            Section 2.02 Liquidation of Mortgage Loans. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Interim Servicer shall take such action as (1) the Interim Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Interim Servicer shall determine prudently to be in the best interest of Purchaser.

            Section 2.03 Collection of Mortgage Loan Payments. Continuously from the date hereof until the related Transfer Date the Interim Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Section 2.04 Establishment of and Deposits to Custodial Account. The Interim Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2004-2 and various Mortgagors." The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Interim Servicer in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

            The Interim Servicer shall identify and segregate collections on behalf of the Purchaser on a daily basis and deposit in the Custodial Account no later than the date which is two days after receipt, and retain therein, the following collections received by the Interim Servicer after the Cut-off Date other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

            (iii) all Liquidation Proceeds;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.13);

            (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.15;

            (vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.09, 3.01, 3.04, 4.01 or 4.02;

            (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to the Purchase Agreement;

            (viii) any prepayment penalties received with respect to any Mortgage Loan.

            The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 4.01, need not be deposited by the Interim Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Interim Servicer and the Interim Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 2.05.

            Section 2.05 Permitted Withdrawals From Custodial Account. The Interim Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 3.01;

            (ii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 3.04, unreimbursed Servicing Advances, and any unpaid Servicing Fees, the Interim Servicer's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Interim Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Interim Servicer's right thereto shall be prior to the rights of the Purchaser except that, where the Interim Servicer is required to repurchase a Mortgage Loan pursuant to the Purchase Agreement or Section
      4.02 of this Agreement, the Interim Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

            (iii) to pay itself interest on funds deposited in the Custodial Account; (iv) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 4.03;

            (v) to clear and terminate the Custodial Account upon the termination of this Agreement; and

            (vi) to withdraw funds deposited in error.

            Section 2.06 Establishment of and Deposits to Escrow Account. The Interim Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2004-2, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Interim Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

            The Interim Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

            (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Interim Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07. The Interim Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Interim Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 2.07 Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Interim Servicer only:

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

            (ii) to reimburse the Interim Servicer for any Servicing Advance made by the Interim Servicer pursuant to Section 2.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

            (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.13;

            (vi) to pay to the Interim Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

            (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

            (viii) to withdraw funds deposited in error.

            Section 2.08 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Interim Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Interim Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Interim Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Interim Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Interim Servicer shall make advances from its own funds to effect such payments.

            Section 2.09 Protection of Accounts. The Interim Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

            The Interim Servicer shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

            Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Interim Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Interim Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Interim Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Interim Servicer in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Interim Servicer and may be withdrawn at any time by the Interim Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Interim Servicer out of its own funds immediately as realized.

            Section 2.10 Maintenance of Hazard Insurance. The Interim Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

            If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Interim Servicer determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Interim Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Interim Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

            If a Mortgage is secured by a unit in a condominium project, the Interim Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the related Underwriting Guidelines, and secure from the owner's association its agreement to notify the Interim Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            The Interim Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or as may be required to conform with Accepted Servicing Practices.

            In the event that the Purchaser or the Interim Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Interim Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            All policies required hereunder shall name the Interim Servicer as loss payee and shall be endorsed with standard or New York mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

            The Interim Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent (unless the insurance is force placed), provided, however, that the Interim Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Interim Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Interim Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Interim Servicer, the Interim Servicer shall ensure that replacement insurance policies are in place in the required coverages and the Interim Servicer shall be solely liable for any losses in the event coverage is not provided..

            Pursuant to Section 2.04, any amounts collected by the Interim Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Interim Servicer's normal servicing procedures as specified in Section 2.13) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

            Section 2.11 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Interim Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Interim Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Interim Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Interim Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Interim Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Interim Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Purchaser, the Interim Servicer shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Section 2.12 Inspections. With respect to REO Properties, the Interim Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Interim Servicer to assure itself that the value of the Mortgaged Property is being preserved. The Interim Servicer shall keep a written report of each such inspection.

            Section 2.13 Restoration of Mortgaged Property. The Interim Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Interim Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

            (i) the Interim Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Interim Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

            (iii) the Interim Servicer shall verify that the Mortgage Loan is not in default; and

            (iv) pending repairs or restoration, the Interim Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

            If the Purchaser is named as an additional loss payee, the Interim Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 2.14 Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Interim Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

            Section 2.15 Notification of Adjustments. With respect to each Mortgage Loan, the Interim Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Interim Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Interim Servicer shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Interim Servicer or the receipt of notice from the Purchaser that the Interim Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Interim Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

            Section 2.16 Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Interim Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

            Section 2.17 Credit Reporting. The Interim Servicer shall report the Mortgagor credit files to each of the three credit repositories on a monthly basis in a timely manner.

                                  ARTICLE III

                              PAYMENTS TO PURCHASER

            Section 3.01 Remittances. On each Remittance Date the Interim Servicer shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus (b) all amounts, if any, which the Interim Servicer is obligated to distribute pursuant to Section 3.04, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 2.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the applicable Remittance Date.

            With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Interim Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Fed Funds Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Interim Servicer on the date such late payment is made and shall cover the period commencing with the day the payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Interim Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Interim Servicer. Section 3.02......Statements to Purchaser. Not later than the Remittance Date, the Interim Servicer shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date.

            In addition, not more than 60 days after the end of each calendar year, the Interim Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

            Such obligation of the Interim Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Interim Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

            The Interim Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Interim Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

            Section 3.03 Advances by Servicer. Except as otherwise provided herein, the Interim Servicer shall be entitled to first priority reimbursement pursuant to Section 2.07 hereof for Servicing Advances and Monthly Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            Section 3.04 Principal and Interest Advances by Interim Servicer. On the Business Day immediately preceding the Remittance Date, the Interim Servicer shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent on the Business Day immediately preceding such Remittance Date or which were deferred pursuant to Section 4.01.

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES

            Section 4.01 Transfers of Mortgaged Property. The Interim Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Interim Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto.

            If the Interim Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Interim Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or
(ii) in the event the Interim Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Interim Servicer for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Interim Servicer as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

            To the extent that any Mortgage Loan is assumable, the Interim Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the relevant underwriting criteria for approving the credit of the proposed transferee which are used by the Sellers and their affiliates with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Interim Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

            Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Interim Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Interim Servicer shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof.

            If the Interim Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Interim Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Interim Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 5 Business Days of receipt of such demand by the Purchaser. The Interim Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.11 insuring the Interim Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Section 4.03 Servicing Compensation. As compensation for its services hereunder, the Interim Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans on each Remittance Date the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Interim Servicer.

            Additional servicing compensation in the form of Ancillary Income shall be retained by the Interim Servicer to the extent not required to be deposited in the Custodial Account. The Interim Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

            Section 4.04 Annual Statement as to Compliance. The Interim Servicer shall deliver to the Purchaser, on or before March 1st each year beginning March 1, 2005, and on the related Transfer Date an Officer's Certificate, stating that
(i) a review of the activities of the Interim Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Interim Servicer has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Interim Servicer has fulfilled all its obligations with respect to the Mortgage Loans under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Interim Servicer to cure such default.

            Section 4.05 Annual Independent Public Accountants' Servicing Report. On or before March 15th of each year beginning March 15, 2005, the Interim Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article III have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Audit Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

            Section 4.06 Right to Examine Interim Servicer Records. The Purchaser shall have the right to examine and audit any and all of the books, records, or other material information of the Interim Servicer, whether held by the Interim Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

            Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999. With respect to each Mortgage Loan and the related Mortgagor, the Interim Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations and guidelines promulgated thereunder, and shall provide all notices required thereunder using the notice language supplied by the Purchaser unless the Interim Servicer reasonably objects to such language.

                                   ARTICLE V

                               SELLER TO COOPERATE

            Section 5.01 Provision of Information. During the term of this Agreement, the Interim Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as is in accordance with Accepted Servicing Practices and shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

            The Interim Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

            Section 5.02 Financial Statements; Servicing Facilities. In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser its audited annual financial statements for the most recently completed three fiscal years for which such a statement is available, as well as unaudited quarterly financial statements for each quarter since the end of the most recently completed fiscal year for which such statements are available. If it has not already done so, the Interim Servicer shall furnish promptly to the Purchaser copies of the statements specified above.

            The Interim Servicer shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Interim Servicer or the financial statements of the Interim Servicer, and to permit any prospective Purchaser to inspect the Interim Servicer's servicing facilities for the purpose of satisfying such prospective Purchaser that the Interim Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

                                   ARTICLE VI

                                   TERMINATION

            Section 6.01 Damages. The Purchaser shall have the right at any time to seek and recover from the Interim Servicer any damages or losses suffered by it as a result of any failure by the Interim Servicer to observe or perform any duties, obligations, covenants or agreements herein contained or contained in the Purchase Agreement.

            Section 6.02 Termination. This Agreement shall terminate with respect to the Mortgage Loans or portion thereof transferred on the related Transfer Date or on such other date as mutually agreed upon by the Purchaser and the Interim Servicer. The Purchaser may elect to terminate this Agreement and transfer the servicing from the Interim Servicer prior to the related Transfer Date with respect to all or any portion of the Mortgage Loans upon the occurrence of any breach by the Interim Servicer of the terms of this Agreement.

            In the event the Interim Servicer is terminated pursuant to the terms of this Agreement, the Interim Servicer agrees to cooperate with the Purchaser and with any party designated as the successor servicer or subservicer in transferring the servicing to such successor servicer. In addition, the Interim Servicer shall be responsible for notifying the related mortgagors of any transfer of servicing in accordance with the requirements of the RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990.

             The Interim Servicer shall send out good-bye letters with respect to the Mortgage Loans on or before the date which is 15 days prior to the related Transfer Date or such other date as is mutually agreed upon by the Purchaser and the Interim Servicer.

            On or before the related Transfer Date or such other date specified by the Purchaser in accordance with this paragraph (a) for the transfer of servicing from the Interim Servicer, the Interim Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Loan Documents necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Interim Servicer's sole expense. The Interim Servicer shall use its reasonable best efforts in effecting the termination of the Interim Servicer's responsibilities and rights hereunder and the transfer to the Successor Servicer. Interim Servicer shall not be responsible for paying any boarding or transfer fees charged by the Successor Servicer in connection with the transfer of servicing on the related Transfer Date.

            On the related Transfer Date for each Mortgage Loan, this Agreement, except for Articles VI, VIII, IX and X which shall survive the related Transfer Date, shall terminate.

            (a) Servicing Advances; Unpaid Servicing Fees. On or before the date which is 5 Business Days after the related Transfer Date, the Purchaser or its designee shall reimburse the Interim Servicer for any unreimbursed Monthly Advances, Servicing Advances and accrued but unpaid Servicing Fees with respect to any Mortgage Loan. This Section 6.02(a) shall survive the related Transfer Date.

            (b) Additional Termination Provisions. Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 90 days or more (a "Delinquent Mortgage Loan") or
(ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property, upon 15 days' written notice to the Interim Servicer.

                                  ARTICLE VII

                                BOOKS AND RECORDS

            Section 7.01 Possession of Servicing Files Prior to the Transfer Date. Prior to the related Transfer Date, the contents of each Servicing File are and shall be held in trust by the Interim Servicer for the benefit of the Purchaser as the owner thereof. The Interim Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Interim Servicer is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Interim Servicer is in its capacity as Servicer only and at the election of the Purchaser. The Interim Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Interim Servicer's servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to the Purchase Agreement.

            The Interim Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Interim Servicer shall maintain in its possession, available for inspection by the Purchaser or its designee, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 2.12.

            The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Interim Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell or transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Interim Servicer of the transfer. Upon receipt of notice of the transfer, the Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

            Section 8.01 Indemnification. The Interim Servicer agrees to indemnify the Purchaser and any successor servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Interim Servicer to (a) perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and/or (b) comply with applicable law. Additionally, the Interim Servicer shall indemnify the Purchaser, each Affiliate designated by the Purchaser and each Person who controls the Purchaser or such Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Interim Servicer regarding the Interim Servicer, the Interim Servicer's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any sale or securitization of any Mortgage Loans. The Interim Servicer immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Interim Servicer shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse and indemnify the Interim Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Interim Servicer's indemnification pursuant to the Purchase Agreement, or the failure of the Interim Servicer to (a) service and administer the Mortgage Loans in compliance with the terms of this Agreement and/or (b) comply with applicable law.

            Purchaser shall use it reasonable best efforts to assign to the Interim Servicer the indemnity provided by the Successor Servicer in the servicing agreement between the Purchaser and such Successor Servicer.

            Section 8.02 Limitation on Liability of Interim Servicer and Others. Neither the Interim Servicer nor any of the directors, officers, employees or agents of the Interim Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Interim Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Interim Servicer and any director, officer, employee or agent of the Interim Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Interim Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Interim Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Interim Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

            Section 8.03 Limitation on Resignation and Assignment by Interim Servicer. Except as provided in Section 6.02, the Purchaser has entered into this Agreement with the Interim Servicer and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Interim Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Interim Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets prior to the final Transfer Date without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

            The Interim Servicer shall not resign from the obligations and duties hereby imposed on it prior to the final Transfer Date except by mutual consent of the Interim Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Interim Servicer. Any such determination permitting the resignation of the Interim Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Interim Servicer's responsibilities and obligations hereunder in the manner provided in Section 6.02.

            Without in any way limiting the generality of this Section 8.03, in the event that the Interim Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 6.02, without any payment of any penalty or damages and without any liability whatsoever to the Interim Servicer or any third party.

            Section 8.04 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Interim Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee with respect to such Mortgage Loans. Notwithstanding any such assignment, Interim Servicer shall remain entitled to the Servicing Fee and other compensation hereunder payable up through and including the Transfer Date, which, when added to any servicing compensation previously paid, shall not be less than 90 days of compensation.

                                   ARTICLE IX

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            The Interim Servicer warrants and represents to, and covenants and agrees with, the Purchaser as follows:

            Section 9.01 Due Organization and Authority. The Interim Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Interim Servicer, and in any event the Interim Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Interim Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Interim Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Interim Servicer; and all requisite corporate action has been taken by the Interim Servicer to make this Agreement valid and binding upon the Interim Servicer in accordance with its terms;

            Section 9.02 Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Interim Servicer;

            Section 9.03 No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Interim Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Interim Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Interim Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

            Section 9.04 Ability to Service. The Interim Servicer is a seller/servicer of residential mortgage loans, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

            Section 9.05 Ability to Perform. The Interim Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            Section 9.06 No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Interim Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Interim Servicer, or in any material impairment of the right or ability of the Interim Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Interim Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Interim Servicer contemplated herein, or which would be likely to impair materially the ability of the Interim Servicer to perform under the terms of this Agreement;

            Section 9.07 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Interim Servicer of or compliance by the Interim Servicer with this Agreement or the Servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

            Section 9.08 No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact.

            Section 9.09 Prior Servicing. Prior to the date hereof, each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Interim Servicer has reported the Mortgagor credit files to each of the three credit repositories on a monthly basis in a timely manner.

                                    ARTICLE X

                                     DEFAULT

            Section 10.01 Events of Default. The following shall constitute an Event of Default under this Agreement on the part of the Interim Servicer:

            (a) any failure by the Interim Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

            (b) the failure by the Interim Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Interim Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Interim Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (d) the Interim Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Interim Servicer or of or relating to all or substantially all of its property; or

            (e) the Interim Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) the Interim Servicer fails to maintain a minimum net worth of $25,000,000; or

            (g) the Interim Servicer attempts to assign its right to servicing compensation hereunder or the Interim Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

            In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Interim Servicer, may terminate all the rights and obligations of the Interim Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

            Upon receipt by the Interim Servicer of such written notice, all authority and power of the Interim Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.02.

            Section 10.02 Waiver of Defaults. By a written notice, the Purchaser may waive any default by the Interim Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

            (a)   If to Purchaser to:

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, New York 10004
                  Attention:  Michelle Gill

            (b)   If to Interim Servicer to:

                  Fremont Investment & Loan
                  1065 North PacifiCenter
                  Anaheim, CA 92806
                  Attention:  Vice President - Servicing Administration

            Section 11.02 Waivers. Either the Interim Servicer or Purchaser may upon consent of all parties, by written notice to the others:

            (a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

            (b) Waive or modify performance of any of the obligations of the others hereunder.

            The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

            Section 11.03 Entire Agreement; Amendment. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to servicing of the Mortgages during the Interim Period. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

            Section 11.04 Execution; Binding Effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.03, this Agreement shall inure to the benefit of and be binding upon the Interim Servicer and the Purchaser and their respective successors and assigns.

            Section 11.05 Headings. Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

            Section 11.06 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.

            Section 11.07 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Interim Servicer shall be rendered by them as independent contractors and not as an agent of Purchaser. The Interim Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

            Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 11.09 Recordation of Assignments of Mortgage. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Interim Servicer's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.


                                          GOLDMAN SACHS MORTGAGE COMPANY
                                             (the Purchaser)



                                          By:___________________________
                                             Name:
                                             Title:


                                          FREMONT INVESTMENT & LOAN
                                             (the Interim Servicer)



                                          By:_________________________________
                                             Name:
                                             Title:

                                    EXHIBIT 1

                        FORM OF MONTHLY REMITTANCE ADVICE

                                    EXHIBIT 2

                     FORM OF CUSTODIAL ACCOUNT CERTIFICATION

                                                                _______ __, 2004

            Fremont Investment & Loan hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Interim Servicing Agreement, dated as of April 1, 2004, Fixed and Adjustable Rate Mortgage Loans, Group 2004-2.

            Title of Account: "Fremont Investment & Loan in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2004-2 and various Mortgagors."

Account Number:_____________________

Address of office or branch of the Interim Servicer at which Account is maintained:





                                          FREMONT INVESTMENT & LOAN
                                          Interim Servicer



                                          By:_________________________________
                                             Name:
                                             Title:

                                    EXHIBIT 3

                   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                _______ __, 2004
To:   ______________________________
      ______________________________
      ______________________________
      (the "Depository")

            As Interim Servicer under the Interim Servicing Agreement, dated as of April 1, 2004, Fixed and Adjustable Rate Mortgage Loans, Group 2004-2 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated as "Fremont Investment & Loan in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2004-2 and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                          FREMONT INVESTMENT & LOAN
                                          Interim Servicer



                                          By:_________________________________
                                             Name:
                                             Title:
                                             Date:

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                          ______________________________________
                                          Depository



                                          By:_________________________________
                                             Name:
                                             Title:
                                             Date:

                                    EXHIBIT 4

                      FORM OF ESCROW ACCOUNT CERTIFICATION

                                                             _________ ___, 2004

            Fremont Investment & Loan hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Interim Servicing Agreement, dated as of April 1, 2004, Fixed and Adjustable Rate Mortgage Loans, Group 2004-2.

            Title of Account: "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2004-2, and various Mortgagors"

Account Number:_____________________

Address of office or branch of the Interim Servicer at which Account is maintained:


                                           FREMONT INVESTMENT & LOAN
                                             Interim Servicer



                                          By:_________________________________
                                             Name:
                                             Title:
                                             Date:

                                    EXHIBIT 5

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                                                _______ __, 2004
To:   ______________________________
      ______________________________
      ______________________________
      (the "Depository")

            As Interim Servicer under the Interim Servicing Agreement, dated as of April 1, 2004, Fixed and Adjustable Rate Mortgage Loans, Group 2004-2 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as "Fremont Investment & Loan, in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans, Group No. 2004-2 and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                          FREMONT INVESTMENT & LOAN
                                          Interim Servicer



                                          By:_________________________________
                                             Name:
                                             Title:
                                             Date:

            The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                          ______________________________________
                                          Depository



                                          By:_________________________________
                                             Name:
                                             Title:
                                             Date: